                                        Prospectus Supplement to Prospectus Dated June 19, 2006

                                                             $961,120,000
                                               Caterpillar Financial Asset Trust 2006-A
                                                           Issuing Entity
                   Caterpillar Financial                                     Caterpillar Financial
                   Funding Corporation                                       Services Corporation
                        Depositor                                            Servicer and Sponsor

Before you purchase any of these notes, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-13 of this prospectus supplement and on page 8 of the accompanying prospectus.

These notes are asset-backed securities issued by the issuing entity. The securities are not obligations of Caterpillar
Inc., Caterpillar Financial Services Corporation,  as servicer, sponsor or otherwise, Caterpillar Financial Funding
Corporation, as depositor or otherwise, or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

The issuing entity will issue the following securities:

                                                   ----------------  -------------  ---------------------
                                                   Principal Amount  Interest Rate    Final Maturity Date
Class A-1 Notes...............................        $246,100,000        5.45498%          June 25, 2007
Class A-2 Notes...............................        $250,000,000           5.59%      February 25, 2009
Class A-3 Notes...............................        $302,000,000           5.57%           May 25, 2010
Class A-4 Notes...............................        $136,460,000           5.62%        August 25, 2011
Class B Notes.................................         $26,560,000           5.71%          June 25, 2012
Certificates(1)...............................          $4,835,819             N/A                    N/A
_____________
(1) The certificates are not being offered by this prospectus supplement.

o        The issuing  entity will pay interest  and  principal on the notes on the 25th day of each month or, if any such date is not a business day, on the next succeeding business day. The first distribution date will be July 25, 2006.
o        The issuing entity will pay principal  sequentially to the earliest  maturing class of notes then outstanding until that class is paid in full.
o        The notes are payable  solely from the assets of the issuing  entity,  which consist  primarily of a pool of equipment  retail installment sale contracts and equipment finance leases.

The underwriters are offering the following notes by this prospectus supplement:

                                                  ------------------  ----------------  -----------------
                                                    Initial Public      Underwriting     Proceeds to the
                                                    Offering Price        Discount         Depositor(1)
                                                  ------------------  ----------------  -----------------
Per Class A-1 Note............................           100.000000%            0.110%         99.890000%
Per Class A-2 Note............................            99.996619%            0.155%         99.841619%
Per Class A-3 Note............................            99.990729%            0.190%         99.800729%
Per Class A-4 Note............................            99.997948%            0.230%         99.767948%
Per Class B Note..............................            99.972953%            0.420%         99.552953%
Total.........................................          $961,073,565        $1,657,420        $959,416,145
_____________
(1) Before deducting expenses payable by the depositor estimated to be $1,100,000.

                   Credit enhancements will consist of:

o        Subordination of the Class B Notes and the certificates.
o        Reserve account, with an initial deposit of $12,074,448 (1.25% of the initial note value) and subject to adjustment as described in this prospectus supplement.

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus  supplement or the attached  prospectus.  Any representation to the contrary is a criminal offense.

                                                   Underwriters of the Class A Notes
Merrill Lynch & Co.                                                                                    ABN AMRO Incorporated

Banc of America Securities LLC
                             Barclays Capital
                                               Citigroup
                                                          JPMorgan

                                                   Underwriter of the Class B Notes
                                                          Merrill Lynch & Co.
                                                            _______________

                                        The date of this Prospectus Supplement is June 20, 2006

                       TABLE OF CONTENTS

SUMMARY OF MONTHLY DEPOSITS TO AND

THE DEPOSITOR, CATERPILLAR INC., THE

         The Class A-2 Notes, the Class A-3 Notes,

         Servicing and Administrative Compensation

ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND
        TAX DOCUMENTATION PROCEDURES.......................I-1
ANNEX II STATIC POOL DATA.................................II-1

                                                                  S-2

                                             WHERE TO FIND INFORMATION IN THESE DOCUMENTS

    This prospectus  supplement and the accompanying  prospectus provide  information about the issuing entity,  Caterpillar  Financial
Asset Trust 2006-A (the "issuing  entity)",  including terms and conditions that apply to the notes to be issued by the issuing entity.
The  specific  terms of the trust that is the issuing  entity are  contained  in this  prospectus  supplement.  You should rely only on information on the notes provided in this  prospectus  supplement and the  accompanying  prospectus.  We have not authorized  anyone to provide you with different information.

    We have included  cross-references to captions in these materials where you can find further related  discussions.  We have started with  several  introductory  sections  describing  the  issuing  entity and terms in  abbreviated  form,  followed  by a more  complete description of the terms. The introductory sections are:

        o        Summary of the Notes and the Transaction  Structure — provides  important  information  concerning the amounts and the payment terms of each class of notes and provides a brief introduction to the key structural features of the issuing entity

        o        Risk Factors — describes briefly some of the risks to investors of a purchase of the notes

    Cross  references may be contained in the  introductory  sections which will direct you elsewhere in this prospectus  supplement or the  accompanying  prospectus to more detailed  descriptions of a particular  topic.  You can also find references to key topics in the
Table of Contents on the preceding page.

    You can find a listing of the pages where  capitalized  terms are defined under the caption "Index of Terms" beginning on page S-54 in this prospectus supplement and under the caption "Index of Terms" beginning on page 62 of the accompanying prospectus.

    Caterpillar Financial Funding  Corporation's  principal offices are located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada
89119 and its telephone number is (702) 735-2514.

                                                                  S-3

___________

(1)      This chart provides only a simplified overview of the relationships between the key parties to the transaction.  Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

                                                                  S-4

                                                                   FLOW OF FUNDS(1)

___________

(1)      This chart  provides only a simplified  overview of the priority of the monthly  distributions.  The order in which funds will flow  each  month as  indicated  above is  applicable  for so long as no event of  default  has  occurred.  For more  detailed information or for  information  regarding the flow of funds upon the occurrence of an event of default,  please refer to this prospectus supplement and the accompanying prospectus for a further description.

                                                                  S-5

                                        SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS

____________
         * This chart  provides only a simplified  overview of the monthly flow of funds.  Please refer to this  prospectus  supplement and the accompanying prospectus for a further description.

                                                                  S-6

                                          SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE

    The following summary provides a brief description of certain terms of the notes and this securitization transaction.  This summary does not contain all of the  information  that may be important to you in making your  investment  decision.  To fully  understand  the terms of the notes and this  securitization  transaction,  you will need to read both this prospectus  supplement and the  accompanying prospectus, each in its entirety.

Issuing Entity

Caterpillar  Financial Asset Trust 2006-A,  a Delaware  statutory  trust,  will issue the notes and certificates and will transfer such notes and  certificates  to the depositor in return for a pool of  receivables  consisting  of retail  installment  sale  contracts and finance  leases  secured by new and used  equipment.  Caterpillar  Financial  Services  Corporation  acquired or  originated,  and will continue to service,  the  receivables.  The issuing entity will rely upon  collections on the  receivables and the funds on deposit in certain accounts to make payments on the notes. Only the issuing entity will be liable for the payment of the notes.

Depositor

Caterpillar Financial Funding Corporation.  See "The Depositor, Caterpillar Inc., the Sponsor and Servicer."

Servicer and Sponsor

Caterpillar  Financial Services  Corporation — referred to herein as Cat Financial.  See "The Depositor,  Caterpillar Inc., the Sponsor
and Servicer."

Originator

Cat  Financial,  provided that less than 10% of the  receivables  may have been  originated  by any one  Caterpillar  dealer.  See "The
Receivables Pools – Origination Process" and "The Receivables Pools – Dealer Agreements" in the accompanying prospectus.

Administrator

Cat Financial.  See "The Depositor, Caterpillar Inc., the Sponsor and Servicer."

Trustees

Indenture Trustee —   U.S. Bank National Association, a national banking association

Owner Trustee —       Chase Bank USA, National Association, a national banking association

Offered Notes

The issuing entity is offering the following notes pursuant to this prospectus supplement:

o        $246,100,000 Class A-1 5.45498% Asset Backed Notes

o        $250,000,000 Class A-2 5.59% Asset Backed Notes

o        $302,000,000 Class A-3 5.57% Asset Backed Notes

o        $136,460,000 Class A-4 5.62% Asset Backed Notes

o        $26,560,000 Class B 5.71% Asset Backed Notes

The Class A-1 Notes,  the Class A-2  Notes,  the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus  supplement collectively as the Class A Notes.

The issuing  entity is also issuing  $4,835,819  aggregate  principal  amount of Asset Backed  Certificates.  The issuing entity is not offering these certificates pursuant to this prospectus supplement.

Cut-off Date

June 1, 2006.

Closing Date

The issuing entity expects to issue the notes on or about June 28, 2006.

Interest and Principal Distribution Dates

On the 25th day of each month (or if the 25th day is not a business day, the next  succeeding  business  day),  the issuing entity will pay interest and principal on the notes.

Initial Scheduled Distribution Date

The initial scheduled distribution date will be July 25, 2006.

Record Dates

On each  distribution  date,  the  issuing  entity  will pay  interest  and  principal  to the  holders of record of the notes for that distribution date. The record date for the notes generally will be the day immediately preceding the distribution date.

Interest Rates

The issuing  entity will pay  interest on each class of notes at the fixed,  annual  rates  specified  on the cover of this  prospectus supplement.

Interest Accrual

Class A-1 Notes —   "actual/360," accrued from and including the prior distribution date to but excluding the current distribution date.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

                                                                  S-7

     1.  the outstanding principal balance;

     2.
         the interest rate; and

     3.
         the actual number of days elapsed during the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding the current distribution date divided by
         360.

All Other Classes of Notes — "30/360," accrued from and including the 25th day of the previous month (or, in the case of the first distribution date, from and including the closing date) to but excluding the 25th day of the current month
(assuming each month has 30 days).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

     1.  the outstanding principal balance;

     2.  the interest rate; and

     3.  30 (or in the case of the first distribution date, 27) divided by 360.

For a more detailed  description of the payment of interest,  you should refer to the sections of this prospectus  supplement  entitled
"Description of the Notes — The Class A-1 Notes — Payments of Interest" and "— The Class A-2  Notes, the Class A-3 Notes, the Class A-4
Notes and the Class B Notes — Payments of Interest."

Sequential Principal Payments

The issuing entity  generally will pay principal  sequentially  to the earliest  maturing  class of notes then  outstanding  until that class of notes is paid in full.

For a more detailed  description of the payment of principal,  you should refer to the sections of this prospectus  supplement entitled
"Description  of the Notes — The  Class A-1  Notes — Payments of Principal"  and "— The  Class A-2  Notes,  the  Class A-3  Notes,  the
Class A-4 Notes and the Class B Notes — Payments of Principal."

Transfer of Receivables

Caterpillar  Financial Funding  Corporation,  the depositor,  will purchase certain receivables acquired or originated by Cat Financial consisting of retail  installment  sale contracts and finance leases secured by new and used equipment,  and then will sell receivables with an aggregate  contract  balance of $979,999,737  as of June 1,  2006 to the issuing entity on the closing date in exchange for the securities.

Property of the Issuing Entity

The property of the issuing entity will include the following:

        o        the receivables and the collections on the receivables;

        o        security interests in the equipment financed by the receivables;

        o        bank accounts;

        o        rights to proceeds under  insurance  policies that cover the obligors under the  receivables or the equipment  financed by the receivables;

        o        proceeds of repossessed equipment and returned equipment;

        o        remedies for breaches of representations and warranties made by Caterpillar dealers that originated the receivables; and

        o        other rights under documents relating to the receivables.

Composition of the Receivables

The composition of the receivables as of June 1, 2006 is as follows:

Aggregate Contract Balance(1).............$979,999,737
Initial Note Value of the Receivables(2)..$965,955,819
Number of Receivables.....................10,063
Average Contract Balance..................$97,386
(Range)...................................$5,007 to
                                          $5,125,545
Weighted Average APR......................7.24%
(Range)...................................6.29% to
                                          12.00%
Weighted Average
Original Term.............................50 months
(Range)...................................12 months to
                                          60 months
Weighted Average
Remaining Term............................42 months
(Range)(3)................................6 months to
                                          59 months

(1) For a description of the calculation of the contract  balances of the receivables,  you should refer to "The  Receivables  Pool" in this prospectus supplement.

(2) For a description of the  calculation of the note value of the  receivables,  you should refer to  "Description of the Transfer and
    Servicing Agreements — Distributions" in this prospectus supplement.

(3) Based on scheduled payments and assuming no prepayments of the receivables.

For more  information  about the  receivables  you  should  refer to "The  Receivables  Pool" in this  prospectus  supplement  and "The
Receivables Pools" in the accompanying prospectus.

                                                                  S-8

Servicing and Administration of the Receivables

The  servicer  will  service  the  receivables  and will  receive  a  servicing  fee  equal  to 1/12 of 1.00% of the note  value of the receivables at the beginning of the previous month,  to the extent not retained by the servicer.  In addition to the servicing fee, the servicer  will be entitled to  additional  servicing  compensation  equal to any late,  extension,  and other  administrative  fees and expenses  collected  during  each month and certain  reinvestment  earnings on  payments  received  on the  receivables,  as more fully described  under  "Description  of the Transfer  and  Servicing  Agreements"  in this  prospectus  supplement  and in the  accompanying prospectus.  The servicer will receive the servicing fee (from amounts  collected on the  receivables)  on or before each  distribution date and before any distributions will be made to the holders of the notes for that distribution date.

The administrator  will administer the issuing entity and will receive an administration  fee equal to $500 per month for its services, as more fully  described  under  "Description  of the Transfer and  Servicing  Agreements"  in this  prospectus  supplement  and in the accompanying  prospectus.  The  administrator  will receive the  administration  fee (from amounts  collected on the receivables) on or before each distribution date and before any distributions will be made to the holders of the notes for that distribution date.

You should refer to  "Description  of the Transfer and Servicing  Agreements" in this  prospectus  supplement  and in the  accompanying prospectus for more information.

Priority of Distributions

From  collections  on the  receivables  during the prior calendar  month and amounts  withdrawn from the reserve  account so long as no event of default has occurred and is continuing and the maturity of the notes has not been  accelerated,  the issuing entity  generally will pay the following amounts on each distribution date in the following order of priority:

    (1)  Servicing Fee — the servicing fee payable to the servicer;

    (2)  Administration Fee — the administration fee payable to the administrator;

    (3)  Class A Note Interest — interest due on all the Class A Notes ratably to each class of the Class A Notes;

    (4)  First Allocation of Principal — to the principal  distribution  account,  an amount, if any,  generally equal to the excess of
         (x) the principal balances of the Class A Notes over (y) the note value of the receivables;

    (5)  Class B Interest — interest due on the Class B Notes to the holders of the Class B Notes;

    (6)  Second Allocation of Principal — to the principal  distribution  account,  an amount, if any, generally equal to the excess of
         (x) the  principal  balances  of the notes  over (y) the note value of the  receivables.  This  amount  will be reduced by any amount deposited in the principal distribution account pursuant to clause (4) above;

    (7)  Reserve  Account  Deposit — subject to the  limitations  described in this  prospectus  supplement  under  "Description of the
         Transfer and Servicing  Agreements — Distributions — Monthly Withdrawals from Collection  Account," to the reserve account, an amount  equal to the excess,  if any, of (x) the required  balance of the reserve  account over (y) the balance of the reserve account;

    (8)  Regular Principal Allocation — if any notes are still outstanding,  to the principal  distribution account, an amount equal to the  excess  of (x) the sum of the  principal  balances  of the  notes  and the  certificates  over (y) the note  value of the receivables.  This amount will be reduced by any amounts previously  deposited to the principal  distribution account pursuant to clauses (4) and (6) above;

    (9)  Indenture  Trustee and Custodian Fees and State Taxes — pro rata, to the indenture  trustee,  all unpaid  indenture  trustee's fees and  expenses,  to the custodian  under the  custodial  agreement,  all unpaid  custodian's  fees and expenses and to the issuing entity, the amount of any state taxes payable by the issuing entity; and

    (10) Certificate Distributions — to the certificate distribution account, any amounts remaining after the above distributions.

For a description of the priority of  distributions  after the  occurrence of an event of default and  acceleration  of the notes,  you should refer to "Description of the Transfer and Servicing Agreement — Distributions" in this prospectus supplement.

Note Value.  The note value of the  receivables  generally  will be the present  value of the  aggregate  of the  scheduled  and unpaid payments due on the  receivables,  discounted on a monthly basis at 7.90% per annum.  The initial note value of the  receivables  as of
June 1, 2006 is $965,955,819.

For a more detailed  description  of the  calculation of "note value," you should refer to  "Description  of the Transfer and Servicing
Agreements — Distributions" in this prospectus supplement.

Distributions from the Principal Distribution Account

From  deposits  made to the  principal  distribution  account,  so long as no event of default has occurred and is  continuing  and the maturity of the notes has not been  accelerated,  the issuing  entity will pay principal on the  securities  in the following  order of priority:

                                                                  S-9

    (1) to the Class A-1 Notes until they are paid in full;

    (2) to the Class A-2 Notes until they are paid in full;

    (3) to the Class A-3 Notes until they are paid in full;

    (4) to the Class A-4 Notes until they are paid in full;

    (5) to the Class B Notes until they are paid in full; and

    (6) to the certificate distribution account, any funds remaining.

For a more detailed  description of the priority of  distributions  and the allocation of funds on each  distribution  date, you should refer to "Description of the Transfer and Servicing Agreements — Distributions" in this prospectus supplement.

Change in Priority of Distribution upon Certain Events of Default

If an event of default under the indenture occurs, the order of priority for distributions will change.

   o     Following the occurrence of an event of default relating to:

         1.   default in the payment of principal or

         2.   default for five days or more in the payment of interest on any class of notes which has resulted in an  acceleration  of the notes,

         the issuing  entity will make no  distributions  of  principal  or  interest  on the  Class B  Notes until  payment in full of principal and interest on the Class A Notes.

   o     Following  the  occurrence  of any other event of default  which has  resulted in an  acceleration  of the notes,  the issuing entity will continue to pay interest on the Class A Notes and interest on the Class B  Notes on each  distribution  date prior to paying principal on the Class A Notes on that distribution date.

For a more  detailed  description  of events of default and rights of  investors  following  an event of default,  you should  refer to
"Description of the Notes — The Indenture — Events of Default;  Rights upon Event of Default" in this prospectus  supplement and in the accompanying  prospectus.  For a more detailed  description of the priority of distributions and allocation of funds following an event of default, you should refer to "Descriptions of the Transfer and Servicing Agreements — Distributions" in this prospectus supplement.

Credit Enhancement

The credit  enhancement  provides  protection for the Class A Notes and the Class B Notes against losses and delays in payment.  Losses on the  receivables  or other  shortfalls  of cash flow will be covered by  withdrawals  from the reserve  account and by allocation of available cash flow to the more senior classes of securities prior to more subordinate classes.

The credit enhancement for the notes will be as follows:

Class A Notes        Subordination  of the Class B Notes and the
                     certificates and the reserve account.
Class B Notes        Subordination  of the  certificates and the
                     reserve account.

Subordination of Principal and Interest

As long as the Class A  Notes remain  outstanding,  (1) payments of interest on the Class B Notes will be  subordinated  to payments of interest on the Class A  Notes and, in some  circumstances,  payments of principal  and (2) payments of principal on the Class B  Notes will be subordinated to payments of interest and principal on the Class A Notes.

For a more  detailed  discussion  of the  subordination  of the notes and  certificates  and the priority of  distributions,  including changes after certain events of default,  you should refer to  "Description of the Transfer and Servicing  Agreements —  Distributions"
and "Description of the Notes — The Indenture — Events of Default; Rights upon Event of Default" in this prospectus supplement.

Reserve Account

On the closing date, the depositor will transfer $12,074,448,  which is equal to 1.25% of the initial note value of the receivables,  to the issuing entity who will deposit it in the reserve account.

On each  distribution  date, if collections on the receivables  during the related  collection period are insufficient to pay the first six items listed in "Priority of  Distributions"  above, the indenture  trustee will withdraw funds from the reserve account to pay any amounts owing in respect of these six items.

On and after the final maturity date for any class of notes, if any principal amount of that class remains  outstanding,  the indenture trustee will withdraw funds from the reserve account to repay that class of notes in full.

The balance required to be on deposit in the reserve account on any distribution date will generally be the lesser of —

   o        the outstanding principal balance of the notes; and

   o        1.50% of the initial note value of the  receivables;  provided,  however,  that,  as more fully  described in this  prospectus supplement in the definition of "Specified  Reserve  Account  Balance",  the balance  required to be on deposit in the reserve account on the  distribution  date in December 2007 and  thereafter  may decrease  based on the favorable  performance  of the receivables as measured at predetermined intervals.

                                                                  S-10

On each distribution  date, subject to the limitations  described in this prospectus  supplement under "Description of the Transfer and
Servicing  Agreements — Distributions — Monthly Withdrawals from Collection  Account," the issuing entity will deposit into the reserve account,  collections on the receivables  remaining after the first six items listed in "Priority of Distributions" above are satisfied in an amount equal to the excess,  if any, of (x) the balance  required to be on deposit in the reserve account over (y) the balance of the reserve account.

On each  distribution  date,  the  issuing  entity will  deposit in the  certificate  distribution  account any funds on deposit in the reserve account in excess of the required balance.

For a more detailed  description of the deposits to and withdrawals from the reserve  account,  you should refer to "Description of the
Transfer and Servicing Agreements — Reserve Account" in this prospectus supplement.

Optional Prepayment

The servicer has the option to purchase the receivables on any distribution date on which:

o        the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full; and

o        the note value of the receivables is 10% or less of the initial note value of the receivables.

The  purchase  price for the  receivables  will be at least equal to the  outstanding  principal  balance of the notes plus accrued and unpaid interest thereon. The issuing entity will apply this payment to prepay the notes in full.

Final Maturity Dates

The issuing entity is required to pay the outstanding  principal  amount of each class of notes, to the extent not previously  paid, in full on the final maturity date specified on the cover page of this prospectus supplement for each class.

Ratings

It is a condition to the issuance of the notes that the:

o        Class A-1  Notes be rated in the highest  short-term  rating category by each of Standard & Poor's Ratings Service ("S&P") and
         Moody's Investors Service, Inc. ("Moody's");

o        each of the Class A-2  Notes,  the Class A-3 Notes and the Class A-4 Notes be rated in the highest  long-term  rating category by each of S&P and Moody's; and

o        Class B Notes be rated at least "A+" by S&P and "A3" by Moody's.

A rating is not a  recommendation  to  purchase,  hold or sell the notes,  inasmuch as a rating does not comment as to market  price or suitability  for a particular  investor.  The ratings of the notes  address the  likelihood of the payment of principal and interest on the notes pursuant to their terms. A rating agency may qualify, lower or withdraw its rating in the future, in its discretion.

Minimum Denominations

$1,000 and integral multiples thereof.

Registration, Clearance and Settlement

Class A Notes      DTC/Clearstream/Euroclear

Class B Notes      DTC

Deemed Representations from Purchasers of the Class B Notes

If you purchase  Class B  Notes,  you (and anyone to whom you assign or sell the Class B  Notes) shall be deemed to represent  that you are a U.S. Person.

Tax Status

Opinions of Counsel

Orrick, Herrington & Sutcliffe LLP will deliver its opinion that for federal income tax purposes the:

o        Class A Notes will be characterized as debt;

o        Class B Notes should be characterized as debt; and

o        issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Waller Lansden Dortch & Davis, LLP, special Tennessee tax counsel, will deliver its opinion that the:

o        notes owned by corporate  investors will have the same tax  characteristics  for Tennessee  income tax purposes as for federal income tax purposes; and

o        issuing entity should not be subject to taxation in Tennessee.

See "Summary — Tax Status" and "Federal Income Tax Consequences" and "Certain State Tax Considerations" in the prospectus.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

Investment Restrictions

The Class B Notes may be purchased by U.S. Persons only.

If you are considering  purchasing  Class B Notes, you should refer to "Federal Income Tax Consequences" in this prospectus  supplement and in the accompanying  prospectus and "Annex I — Global Clearance,  Settlement and Tax  Documentation  Procedures" in this prospectus supplement for more details.

                                                                  S-11

You should  refer to  "Federal  Income Tax  Consequences"  in this  prospectus  supplement  and the  accompanying  prospectus  for more information.

ERISA Considerations

The notes are  generally  eligible  for  purchase  by persons  investing  assets of employee  benefit  plans or  individual  retirement accounts,  subject  to  important  considerations.  Each  purchaser  and  subsequent  transferee  of a note will be deemed to have made certain  representations  and  warranties  regarding  its status and the effect of its  purchase  and holding of the notes under ERISA,
Section 4975 of the Code or any applicable similar law.

You should refer to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for more information.

Eligibility of Notes for Purchase by Money Market Funds

The Class A-1  Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment  Company Act of 1940, as amended.

A money market fund should consult its legal advisors  regarding the  eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund's investment policies and objectives.

CUSIP Numbers

o        Class A-1 Notes: 149116 AA 3

o        Class A-2 Notes: 149116 AB 1

o        Class A-3 Notes: 149116 AC 9

o        Class A-4 Notes: 149116 AD 7

o        Class B Notes: 149116 AE 5

                                                                  S-12

                                                             RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase any of these notes.

The absence of a secondary market for the notes   The absence of a secondary  market for the notes could limit your  ability to sell
could limit your ability to sell the notes        your  notes.  This  means  that if in the  future  you decide to sell any of these notes  before  they  mature,  you may be  unable to find a buyer or, if you find a buyer,  the selling price may be less than it would have been if a market  existed for  the  notes.  There  currently  is no  secondary  market  for the  notes.  The underwriters  for the  notes  expect to make a market in the notes but will not be obligated to do so. There is no  assurance  that a secondary  market for the notes will develop.  If a secondary  market for the notes does develop,  it might end at any time or it might not be sufficiently  liquid to enable you to sell any of your notes.

The notes may suffer losses because the source    The only  source of funds for  payments  on the  notes  will be the  assets of the
of funds for payments on the notes is limited     issuing  entity.  You may suffer a loss on your notes if the assets of the issuing
to the assets of the issuing entity               entity  are  insufficient  to pay  fully  their  principal  amount.  The notes are obligations  solely of the issuing entity and will not be insured or guaranteed by
                                                  Caterpillar  Inc.,  Cat Financial or Caterpillar  Financial  Funding  Corporation,
                                                  including in their  capacities as servicer and depositor,  the indenture  trustee, the owner trustee, or any other person or entity. Consequently,  you must rely for payment  of your  notes  upon  payments  on the  receivables,  and,  to the extent available, funds on deposit in the reserve account.

                                                  The indenture  authorizes the indenture trustee to sell the receivables  following an acceleration of the maturity dates of the notes.  However,  the amount received by the  indenture  trustee  upon  selling  the  receivables  may be less  than the aggregate  principal amount of the outstanding  notes. In this  circumstance,  the principal amount of the notes will not be paid in full.

The Class B Notes are subject to a greater risk   The Class B  Notes bear greater risk than the Class A  Notes  because  payments of
of loss than the Class A Notes because the        interest  and  principal  on the  Class B  Notes are  subordinated,  to the extent
Class B Notes are subordinate to the Class A      described below, to payments of interest and principal on the Class A Notes.
Notes
                                                  Interest  payments  on the  Class B  Notes  on  each  distribution  date  will  be subordinated to —

                                                        o        servicing fees due to the servicer;

                                                        o        administration fees due to the administrator;

                                                        o        interest payments on the Class A Notes; and

                                                        o        payments of principal  on the Class A  Notes to the extent the sum of the principal  balances  of the Class A  Notes  exceeds the note value of the receivables.

                                                  For a more detailed  description,  see  "Description of the Transfer and Servicing
                                                  Agreements —  Distributions"  in this  prospectus  supplement.  The payment  order changes following  certain events of default.  See "Description of the Notes — The
                                                  Indenture  — Events of Default;  Rights Upon Event of Default" in this  prospectus supplement.  Principal payments on the Class B Notes will be fully subordinated to principal  payments on the Class A Notes. No principal will be paid on the Class B
                                                  Notes until the Class A Notes have been paid in full.

                                                                  S-13

The Class B Notes may suffer losses following     Following  the  occurrence of a default in the payment of principal or default for
an event of default under the indenture because   five days or more in the payment of interest on any note which has  resulted in an
the order of priority of payments may change to   acceleration of the notes,  the issuing entity will not make any  distributions of
further subordinate the Class B Notes and the     principal or interest on the Class B  Notes until payment in full of principal and
rights of the holders of the Class B Notes to     interest on the Class A Notes.
direct the indenture trustee will be
subordinate to the rights of the holders of the   If the maturity dates of the notes are accelerated  following the occurrence of an
Class A Notes                                     event of default,  the indenture  trustee — acting at the direction of the holders of a majority in outstanding  principal amount of the Class A Notes — may sell the receivables  and prepay the notes.  The holders of the Class B Notes will not have any right to direct the  indenture  trustee or to consent to any action  until the
                                                  Class A Notes are paid in full.  See  "Description  of the Notes — The Indenture —
                                                  Events of Default;  Rights Upon Event of  Default" in this  prospectus  supplement and in the accompanying prospectus.

                                                  If  principal  is  repaid  to  you  earlier  than  expected  as  a  result  of  an acceleration  of the maturity dates of the notes,  you may not be able to reinvest the prepaid  amount at a rate of return that is equal to or greater  than the rate of return on your  notes.  You also may not be paid the full  principal  amount of your notes if the assets of the issuing  entity are  insufficient  to pay the full aggregate principal amount of your notes.

The Class B Notes may suffer losses because the   Because the issuing  entity has pledged the property of the issuing  entity to the
right of the holders of the Class B Notes to      indenture  trustee to secure payment on the notes, the indenture  trustee — acting
control actions of the indenture trustee is       at the direction of the holders of a majority in outstanding  principal  amount of
subordinate to the rights of the holders of the   the Class A Notes — has the power to take certain  actions in connection  with the
Class A Notes to control actions of the           property of the  issuing  entity  until the Class A  Notes have been paid in full.
indenture trustee                                 Furthermore,  the  holders  of not  less  than  25% of the  outstanding  principal balance of the Class A  Notes,  or the indenture  trustee  acting on behalf of the holders of Class A Notes,  under some  circumstances,  have the right to terminate the  servicer as the  servicer of the  receivables  without  consideration  of the effect that  termination  would have on the holders of Class B Notes.  The holders of Class B  Notes  will not have the  ability  to remove  the  servicer  until the
                                                  Class A  Notes have been paid in full.  In addition,  the holders of more than 50%
                                                  of the  outstanding  principal  amount of the Class A Notes will have the right to
                                                  waive  certain   events  of  default  with  respect  to  the   servicer,   without
                                                  consideration  of the effect  that  waiver  would  have on the  holders of Class B
                                                  Notes.  See  "Description  of the Transfer and Servicing  Agreements — Rights Upon
                                                  Servicer  Default" and "— Waiver of Past Defaults" in this  prospectus  supplement and in the accompanying prospectus.

Investment in the notes presents risks            It is a condition to the issuance of the notes that the  Class A-1  Notes be rated
that are not addressed by the ratings             in the  highest  short-term  investment  rating  category  and that the  Class A-2
                                                  Notes,  the  Class A-3  Notes  and the  Class A-4  Notes be  rated in the  highest long-term  investment  rating  category  by each of S&P and  Moody's  and that the
                                                  Class B  Notes be rated at least "A+" by S&P and "A3" by  Moody's.  The ratings of the notes  address  the  likelihood  of the timely  payment of interest on and the ultimate  payment of  principal of the notes  pursuant to their terms.  You should not view the ratings on any class of notes as a recommendation  to purchase,  hold or sell that class of notes  because these ratings do not comment as to the market price for those notes or their suitability for you.  Furthermore,  a rating agency may qualify, lower or withdraw its rating in the future, in its discretion.

                                                                  S-14

Geographic concentration of the states of the     As of June 1,  2006, Cat  Financial's  records  indicate that the addresses of the
obligors of the receivables may increase the      obligors of the receivables were most highly concentrated in the following states:
risk of loss on your notes
                                                                                                         Percentage of
                                                                                                           aggregate
                                                                                                         cut-off date
                                                                                                       contract balance
                                                  California                                                 7.3%
                                                  Florida                                                    7.3%
                                                  Georgia                                                    7.1%
                                                  Texas                                                      7.1%

                                                  No other state,  based on the addresses of the  obligors,  accounted for more than
                                                  5.0% of the aggregate  contract  balance of the  receivables  as of June 1,  2006.
                                                  Economic  conditions or other factors  affecting these states in particular  could
                                                  adversely  affect  the  delinquency,   credit  loss,  repossession  or  prepayment
                                                  experience of the issuing entity.

                                                                  S-15

                                                    FORMATION OF THE ISSUING ENTITY
The Issuing Entity

    The issuing  entity,  Caterpillar  Financial  Asset Trust 2006-A,  will be a statutory  trust formed under the laws of the State of
Delaware by the depositor  pursuant to a trust  agreement for the  transactions  described in this prospectus  supplement.  The issuing entity  agreement  is  governed  by the laws of the State of  Delaware  and  provides  that the  issuing  entity will not engage in any activity other than:

        o        acquiring, owning and managing the receivables and the other assets of the issuing entity and proceeds from those assets;

        o        issuing and making payments on the notes;

        o        issuing and making payments on certificates; and

        o        engaging in other  activities  that are necessary,  suitable or convenient to accomplish  any of the purposes  listed above or are incidental to those activities.

    The issuing entity will initially be capitalized with equity having an estimated value of $4,835,819,  excluding  amounts deposited in the reserve account.  Certificates  with an original  principal  balance of $4,835,819 will be issued to the depositor.  The issuing entity will issue the notes and the  certificates  to the depositor in exchange for the  receivables  and the initial  deposit into the reserve account from the depositor  pursuant to the sale and servicing  agreement.  The  certificates are not being offered pursuant to this prospectus supplement.

    The sale and servicing  agreement  provides that the depositor sells and assigns to the issuing entity all of its right,  title and interest  in and to the  receivables.  Pursuant to the  indenture,  the  issuing  entity will in turn grant a security  interest to the indenture  trustee  in all of the  issuing  entity's  right,  title and  interest  in and to the  receivables  for the  benefit  of the noteholders.  Furthermore,  the sale and servicing  agreement states that, although it is intended that the conveyance by the depositor to the issuing entity of the receivables be construed as a sale, the conveyance of the  receivables  shall also be deemed to be a grant by the depositor to the issuing entity of a security  interest in the receivables and related  collateral.  For more information on the transfer and servicing agreement,  see "Description of the Transfer and Servicing  Agreement" in this prospectus  supplement and in the accompanying prospectus.

    The servicer will service the receivables pursuant to the sale and servicing  agreement,  and will be compensated for acting as the servicer.  See  "Description  of the Transfer and  Servicing  Agreements — Servicing  and  Administrative  Compensation  and Payment of
Expenses" in this prospectus supplement and in the accompanying prospectus.

    If the protection  provided to the noteholders by the  subordination  of the  certificates and the availability of the funds in the reserve account are  insufficient,  the issuing entity will rely solely on the payments from the obligors on the  receivables,  and the proceeds from the repossession and sale of financed equipment and certain other  cross-collateralized  equipment which secure defaulted receivables,  to make  payments to the  noteholders.  See "Risk Factors — The notes may suffer losses if other liens have priority over the lien of the indenture" in the accompanying prospectus.

Capitalization of the Issuing Entity

    The following  table  illustrates the  capitalization  of the issuing entity as of the cut-off date, as if the issuance and sale of the notes and the certificates had taken place on that date:

                                  Class A-1 5.45498% Asset Backed Notes.....        $246,100,000
                                  Class A-2 5.59% Asset Backed Notes........        $250,000,000
                                  Class A-3 5.57% Asset Backed Notes........        $302,000,000
                                  Class A-4 5.62% Asset Backed Notes........        $136,460,000
                                  Class B 5.71% Asset Backed Notes..........        $ 26,560,000
                                  Asset Backed Certificates.................        $  4,835,819
                                            Total...........................        $965,955,819
                                                                                    ============

The Owner Trustee

    The owner trustee is Chase Bank USA, National  Association  ("Chase"),  a national banking association  organized under the laws of the United  States and is a wholly  owned  subsidiary  of J.P.  Morgan  Chase & Co., a holding  company  with  assets in excess of $1.2 trillion and operations in more than 50 countries.  The operations  include  investment  banking,  financial services for consumers and businesses,  financial  transaction  processing,  asset and wealth  management and private equity.  The depositor shall pay the fees of the owner trustee and shall reimburse it for certain  liabilities  and expenses.  J.P. Morgan  Securities  Inc., an underwriter,  is an affiliate  of the owner  trustee.  Chase offers  trust and  administrative  services  from its office at 500 Stanton  Christiana  Road,
Floor 3, Newark, DE 19713.

                                                                  S-16

    Asset classes for which Chase serves as owner trustee or eligible lender trustee include residential mortgages,  credit cards, auto loans,  equipment  loans and leases,  home equity  loans,  and student  loans.  As of March 31, 2006,  Chase acted as owner trustee for approximately 143 asset-backed securities transactions.

    JPMorgan  Chase & Co. has entered into an agreement  with The Bank of New York Company  ("BNY")  pursuant to which JPMorgan Chase &
Co intends to exchange  select  portions of its corporate  trust  business,  including  municipal and corporate and structured  finance trusteeships,  for BNY's  consumer,  small business and middle market banking  businesses.  This  transaction has been approved by both companies'  boards of directors  and is subject to  regulatory  approvals.  It is expected to close in the late third quarter or fourth quarter of 2006.  Following  such  closing  date,  Chase  will  continue  to act as Owner  Trustee  until BNY or one of its  affiliates succeeds to that role in accordance with the terms of the Trust Agreement and applicable law.

                                       THE DEPOSITOR, CATERPILLAR INC., THE SPONSOR AND SERVICER

    For more information  regarding the depositor,  Caterpillar Inc., the sponsor and servicer,  see "The Depositor,  Caterpillar Inc., the Sponsor and Servicer" in the accompanying prospectus.

Caterpillar Inc.

    Caterpillar  Inc.  and its  consolidated  subsidiary  companies  reported  profits  of  $2,854  million  on sales and  revenues  of
$36.339 billion  for the year  ended  December  31,  2005 as  compared  with  profits  of  $2,035  million  on sales  and  revenues  of
$30.306 billion  for the year ended December 31, 2004.  Caterpillar Inc. will not have any obligations with respect to the notes or any transfer and servicing agreement.

The Sponsor and Servicer

    Cat Financial  currently  offers  the  following  types of  financing  plans  for  which  the  percentages  of the  total  value of
Cat Financial's portfolio represented by these financing plans at December 31, 2005 were as follows:

    Retail financing leases and installment sale contracts (total 58%) include:

        o        Tax leases that are  classified as either  operating or finance  leases for financial  accounting  purposes,  depending on the characteristics of the lease. For tax purposes, Cat Financial is considered the owner of the equipment (17%).

        o        Finance  (non-tax) leases where the lessee is considered the owner of the equipment during the term of the lease,  that either require or allow the customer to purchase the equipment for a fixed price at the end of the term (15%).

        o        Installment  sale  contracts,  which are equipment  loans that enable  customers to purchase  equipment with a down payment or trade-in and structure payments over time (25%).

        o        Governmental  lease-purchase  plans in the U.S.  that offer low  interest  rates and flexible  terms to qualified  non-federal government agencies (1%).

    Retail notes receivable.

        o        Loans that allow customers and dealers to use Caterpillar equipment as collateral to obtain financing (20%).

    Wholesale notes receivable, finance leases and installment sale contracts (total 22%) include:

        o        Inventory/rental  programs  which  provide  assistance  to dealers by  financing  their  inventory,  rental  fleets and rental facilities (6%).

        o        Short-term dealer receivables purchased from Caterpillar Inc. at a discount (16%).

    At December  31,  2005,  Cat Financial  had 1,490  full-time  employees  and owned  approximately  $24.0  billion in gross  finance receivables. As of December 31, 2005, there were 54 Caterpillar dealers in the United States.

                                                           LEGAL PROCEEDINGS

    There are no material pending legal or other proceedings  involving the receivables or Caterpillar  Financial Services Corporation, as sponsor and servicer,  Caterpillar  Financial Funding Corporation,  as depositor,  Caterpillar  Financial Asset Trust 2006-A, as the
issuing  entity,  or other parties  described in Item 1117 of  Regulation  AB which,  individually  or in the  aggregate,  would have a material adverse impact on investors in the offered notes.

                                                                  S-17

                                                         THE RECEIVABLES POOL

    The issuing entity's pool of receivables (the "Receivables  Pool") will include the receivables  purchased pursuant to the purchase agreement with an aggregate Contract Balance of $979,999,737 as of June 1, 2006, the "cut-off date."

    Criteria for Selecting the Receivables Pool. The receivables were selected from the entire U.S.  Portfolio — other than receivables previously  sold to trusts under prior  asset-backed  securitizations  which  Cat Financial  continues to service  which are  otherwise included in the U.S.  Portfolio — using criteria set forth in the accompanying  prospectus  under "The  Receivables  Pools," as well as that each receivable:

        o        has a stated maturity of not earlier than December 2006 or later than May 2011;

        o        has an APR of at least 6.29%; and

        o        is not more than 30 days past due as of the cut-off date.

    As of December 31, 2005,  1.15% and 0.05% of the aggregate  Contract  Balance of the  receivables  as of the cut-off date was 31-60 days past due and 60+ days past due, respectively.

    The "APR" for any finance lease will be its Implicit  Interest  Rate.  As of the cut-off date,  the  servicer's  records  showed no obligor on any receivable as being in default under the related  installment  sale contract or finance lease or as being the subject of a bankruptcy  proceeding.  Neither  Cat Financial nor the depositor used any selection procedures in selecting the receivables believed to be adverse to the noteholders.

    Composition of the  Receivables  Pool. The following  tables set forth various  characteristics  of the receivables and the related financed equipment.  As used in the following tables and elsewhere in this prospectus supplement,  amounts and percentages are based on the Contract  Balance of the receivables as of the cut-off date. The "Contract  Balance" of a receivable  means its original  principal balance, in the case of an installment sale contract,  or its original Net Investment,  in the case of a finance lease, in each case as reduced by principal  payments applied in accordance with the actuarial  method,  calculated as of the cut-off date or as of the end of the preceding  collection  period (as  applicable),  in each case plus accrued and unpaid  interest.  The "Net Investment" of a finance lease equals the sum of the present  value of the Lease  Scheduled  Payments due under that finance  lease  discounted  at the Implicit
Interest Rate for that lease. As used in this prospectus  supplement,  "Lease Scheduled Payments" includes any mandatory final payments due under the finance leases.

                                                   Composition of the Receivables(1)

                                                                                            Weighted
                                                                             Weighted       Average
                                                                             Average        Remaining
                      Aggregate                                              Original         Term
                      Contract      Number of      Weighted Average APR     Term (Range     (Range in         Average Contract
                      Balance      Receivables            (Range)            in Months)     Months)(2)         Balance (Range)
                    ____________  _____________  ________________________  _____________  ______________    ____________________________
     Installment
       Sales
       Contracts..  $938,940,930       9,705      7.25% (6.29% - 12.00%)    50 (12 - 60)    42 (6 - 59)    $96,748 ($5,007 - $5,125,545)
     Leases.......  $ 41,058,807         358      7.07% (6.31% - 10.60%)    48 (12 - 60)    41 (6 - 59)    $114,689 ($5,157 - $957,769)
     Total........  $979,999,737      10,063               7.24%            50              42                       $97,386
                   ============== ============= =========================  ============== ==============    =============================
       __________
       (1) Some of the columns in the table may not sum to the total due to rounding.
       (2) Based on scheduled payments and assuming no prepayments of the receivables.

                                                                  S-18

                                                Distribution by APR of the Receivables

                                                              Number of       Aggregate Contract     Percent of Aggregate
APR Range(1)                                                 Receivables           Balance            Contract Balance(2)
----------------------------------------------------------  --------------  ----------------------  -----------------------
6.01-6.50................................................          709         $   80,728,134                 8.2%
6.51-7.00................................................        3,344            365,119,185                37.3
7.01-7.50................................................        2,203            239,601,137                24.4
7.51-8.00................................................        1,808            141,653,018                14.5
8.01-8.50................................................        1,532            120,176,780                12.3
8.51-9.00................................................          254             22,134,154                 2.3
9.01-9.50................................................           87              7,740,248                 0.8
9.51-10.00...............................................           53              1,341,366                 0.1
10.01-10.50..............................................           45                548,283                 0.1
10.51-11.00..............................................           26                903,448                 0.1
11.01 and over...........................................            2                 53,982                 *
Total....................................................       10,063         $  979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1) Cat Financial,  in conjunction with Caterpillar Inc. and its subsidiaries,  periodically  offers below market rate financing to  purchasers  under  merchandising  programs.  At the  outset of a  subsidized  transaction,  Caterpillar  Inc.  remits to
           Cat Financial  an amount  equal to the  interest  differential.  The APR  indicated  for any  receivable  does not take into account,  and the  issuing  entity  does not have an  interest  in,  any of  those  amounts  remitted  to  Cat Financial  by
           Caterpillar Inc. with respect to these receivables.
       (2) Percentages may not add to 100.0% due to rounding.
       *   Indicates a number less than 0.05% but greater than zero.

                                            Distribution by New and Used Financed Equipment

                                                              Number of       Aggregate Contract     Percent of Aggregate
New/Used                                                     Receivables           Balance            Contract Balance(2)
----------------------------------------------------------  --------------  ----------------------  -----------------------
New Equipment(1).......................................          5,839        $   687,920,327                70.2%
Used Equipment.........................................          4,224            292,079,410                29.8
Total..................................................         10,063        $   979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1)    Units not previously  delivered or sold;  rental units of less than 12 months and 1,000 service meter hours; and units of the current or previous model year and serial number.
       (2)    Percentages may not add to 100.0% due to rounding.

                                     Distribution of the Receivables by Type of Financed Equipment

                                                              Number of       Aggregate Contract     Percent of Aggregate
Type                                                         Receivables           Balance            Contract Balance(1)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Lift Truck.............................................           304      $       6,768,958                  0.7%
Machine(2).............................................         9,759            973,230,779                 99.3
Total..................................................        10,063        $   979,999,737                100.0%
                                                            ==============  ======================  =======================
       __________
       (1)   Percentages may not add to 100.0% due to rounding.
       (2)   Includes Construction Equipment and Paving Equipment.

                                                                  S-19

                                      Distribution By Industry Application of Financed Equipment

                                                              Number of       Aggregate Contract     Percent of Aggregate
Industry                                                     Receivables           Balance            Contract Balance(1)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Agriculture, Fishing and Forestry......................           938        $    61,407,949                 6.3%
Construction...........................................         7,251            674,738,906                68.9
Manufacturing..........................................           538             49,980,129                 5.1
Mining.................................................           308             77,537,328                 7.9
Transportation/Public Utilities........................           182             17,727,682                 1.8
Wholesale Trade........................................           119              9,030,077                 0.9
Other(2)...............................................           727             89,577,665                 9.1
Total..................................................        10,063        $   979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1) Percentages may not add to 100.0% due to rounding.
       (2)  Other includes Retail, Financial, Insurance and Real Estate, Services and Public Administration.

    As used in the following table,  variable frequency  receivables are receivables that have monthly payment schedules but permit the related  obligors to skip or reduce payments during certain  specified months which are  predetermined at origination.  The majority of skip or reduced  payments on variable  frequency  receivables  take place during months  coinciding  with the cash flow patterns of the related  obligors.  Although there can be no assurance that the experience on the variable  frequency  receivables  will be comparable,
Cat Financial  has not identified  any cash flow pattern  resulting  from the existence of variable  frequency  receivables in the U.S.
Portfolio.  The  depositor  believes  that the  pattern of  principal  payments  on the notes will not be  materially  affected  by the inclusion of variable  frequency  receivables  in the issuing  entity.  See "The  Receivables  Pools — The Retail  Equipment  Financing
Business — Installment Sale Contracts — Contract Terms" in the accompanying prospectus.

                                         Distribution of the Receivables by Payment Frequency

                                                              Number of       Aggregate Contract     Percent of Aggregate
Type                                                         Receivables           Balance            Contract Balance(1)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Monthly Payments......................................          9,100        $   860,442,141                87.8%
Variable Frequency....................................            963            119,557,595                12.2
Total.................................................         10,063        $   979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1) Percentages may not add to 100.0% due to rounding.

                                                                  S-20

                                       Distribution of Receivables by Remaining Contract Balance

                                                              Number of       Aggregate Contract     Percent of Aggregate
Remaining Contract Balance Range                             Receivables           Balance            Contract Balance(1)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Up to $25,000..........................................         1,881      $      28,978,444                 3.0%
$25,001 to $50,000.....................................         2,294             84,384,436                 8.6
$50,001 to $75,000.....................................         1,581             97,427,172                 9.9
$75,001 to $100,000....................................         1,144             99,313,158                10.1
$100,001 to $125,000...................................           828             92,646,992                 9.5
$125,001 to $150,000...................................           658             90,212,943                 9.2
$150,001 to $175,000...................................           476             76,997,117                 7.9
$175,001 to $200,000...................................           274             51,092,189                 5.2
$200,001 to $250,000...................................           356             79,401,066                 8.1
$250,001 to $300,000...................................           178             48,260,221                 4.9
$300,001 to $350,000...................................           102             33,151,927                 3.4
$350,001 to $400,000...................................            60             22,397,950                 2.3
$400,001 to $450,000...................................            51             21,402,464                 2.2
$450,001 to $500,000...................................            41             19,447,952                 2.0
$500,001 to $550,000...................................            26             13,723,342                 1.4
$550,001 to $600,000...................................            16              9,123,846                 0.9
$600,001 to $1,000,000.................................            58             44,696,938                 4.6
Over $1,000,000........................................            39             67,341,583                 6.9
Total..................................................        10,063      $     979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1) Percentages may not add to 100.0% due to rounding.

                                                                  S-21

                                              Geographic Distribution of the Receivables

                                                              Number of       Aggregate Contract     Percent of Aggregate
State(1)                                                     Receivables           Balance            Contract Balance(2)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Alabama...............................................            314         $   37,692,425                 3.8%
Alaska................................................            100             10,197,040                 1.0
Arizona...............................................            340             45,632,472                 4.7
Arkansas..............................................            170             21,231,521                 2.2
California............................................            845             71,817,023                 7.3
Colorado..............................................            148             11,516,153                 1.2
Connecticut...........................................             98              7,845,901                 0.8
Delaware..............................................             60             10,246,580                 1.0
District of Columbia..................................              4                427,848                 *
Florida...............................................            797             71,465,179                 7.3
Georgia...............................................            635             69,842,292                 7.1
Hawaii................................................             85             10,731,938                 1.1
Idaho.................................................            153             14,151,787                 1.4
Illinois..............................................            145             12,589,502                 1.3
Indiana...............................................            165             10,797,373                 1.1
Iowa..................................................             35              2,077,046                 0.2
Kansas................................................             83              6,895,083                 0.7
Kentucky..............................................            158             22,915,719                 2.3
Louisiana.............................................            191             18,856,867                 1.9
Maine.................................................              2                293,441                 *
Maryland..............................................            226             21,825,112                 2.2
Massachusetts.........................................             23                623,145                 0.1
Michigan..............................................            236             15,399,361                 1.6
Minnesota.............................................             36              1,249,183                 0.1
Mississippi...........................................            215             19,000,576                 1.9
Missouri..............................................            163             14,944,432                 1.5
Montana...............................................            130              8,673,591                 0.9
Nebraska..............................................             47              3,539,940                 0.4
Nevada................................................            201             34,594,317                 3.5
New Hampshire.........................................              7                667,854                 0.1
New Jersey............................................            231             19,424,091                 2.0
New Mexico............................................             66              6,517,340                 0.7
New York..............................................            266             19,771,732                 2.0
North Carolina........................................            372             29,444,801                 3.0
North Dakota..........................................             16              1,558,889                 0.2
Ohio..................................................            163             11,689,877                 1.2
Oklahoma..............................................            120             15,103,967                 1.5
Oregon................................................            161             13,894,221                 1.4
Pennsylvania..........................................            371             33,240,285                 3.4
Rhode Island..........................................              5                661,940                 0.1
South Carolina........................................            294             22,388,949                 2.3
South Dakota..........................................             26              1,925,796                 0.2
Tennessee.............................................            239             18,767,101                 1.9
Texas.................................................            608             69,450,871                 7.1
Utah..................................................            272             24,806,165                 2.5
Vermont...............................................              5                219,766                 *
Virginia..............................................            469             43,996,285                 4.5
Washington............................................            263             27,926,317                 2.8
West Virginia.........................................             92             25,841,705                 2.6
Wisconsin.............................................            115              6,767,789                 0.7
Wyoming...............................................             97              8,861,152                 0.9
Total.................................................         10,063         $  979,999,737               100.0%
                                                            ==============  ======================  =======================
       __________
       (1) Based on billing addresses of the related obligors.
       (2) Percentages may not add to 100.0% due to rounding.
       *   Indicates a number less than 0.05% but greater than zero.

                                                                  S-22

                                   Distribution of Receivables by Manufacturer of Financed Equipment

                                                              Number of       Aggregate Contract     Percent of Aggregate
Manufacturer                                                 Receivables           Balance            Contract Balance(1)
----------------------------------------------------------  --------------  ----------------------  -----------------------
Caterpillar Inc.......................................          8,912        $   914,883,121                93.4%
Mitsubishi Caterpillar Forklift America Inc...........             10                111,016                 *
Other.................................................          1,141             65,005,599                 6.6
Total.................................................         10,063        $   979,999,737               100.0%
                                                            ==============  ======================  =======================
        __________
        (1)  Percentages may not add to 100.0% due to rounding.
        *    Indicates a number less than 0.05% but greater than zero.

                                                     Original Scheduled Cash Flows

                                              Gross Scheduled                                                     Gross Scheduled
Distribution Date            Note Value (1)      Cash Flows       Distribution Date          Note Value (1)          Cash Flows
____________________________________________________________________________________________________________________________________
Closing Date ......         $  965,955,819     Not Applicable       January 2009              279,917,196         $  22,634,024
July 2006..........            940,880,331       31,434,697         February 2009             260,493,508            21,266,476
August 2006........            919,445,967       27,628,493         March 2009                241,823,960            20,384,464
September 2006.....            896,986,698       28,512,288         April 2009                223,170,952            20,245,015
October 2006.......            874,428,079       28,463,782         May 2009                  204,642,227            19,997,935
November 2006......            851,709,795       28,474,936         June 2009                 186,843,574            19,145,881
December 2006......            828,950,407       28,366,477         July 2009                 170,162,417            17,911,210
January 2007.......            806,259,844       28,147,820         August 2009               154,101,664            17,180,989
February 2007......            784,612,203       26,955,518         September 2009            138,620,884            16,495,282
March 2007.........            763,451,069       26,326,498         October 2009              123,718,207            15,815,265
April 2007.........            742,090,344       26,386,779         November 2009             109,484,562            15,048,122
May 2007...........            719,812,886       27,162,886         December 2009              96,380,402            13,824,934
June 2007..........            697,395,992       27,155,663         January 2010               84,168,697            12,846,210
July 2007..........            674,844,147       27,143,035         February 2010              73,733,002            10,989,805
August 2007........            652,220,150       27,066,721         March 2010                 64,247,219             9,971,193
September 2007.....            629,651,560       26,862,372         April 2010                 55,338,714             9,331,465
October 2007.......            607,081,767       26,715,000         May 2010                   47,431,738             8,271,289
November 2007......            584,432,314       26,646,074         June 2010                  40,648,225             7,095,772
December 2007......            561,835,939       26,443,887         July 2010                  34,662,852             6,252,974
January 2008.......            539,401,665       26,133,028         August 2010                29,196,642             5,694,407
February 2008......            517,914,458       25,038,267         September 2010             24,091,129             5,297,724
March 2008.........            496,868,914       24,455,147         October 2010               19,419,901             4,829,828
April 2008.........            475,500,530       24,639,439         November 2010              15,101,137             4,446,612
May 2008...........            453,389,939       25,240,969         December 2010              11,167,635             4,032,917
June 2008..........            431,233,139       25,141,617         January 2011                7,436,131             3,805,025
July 2008..........            409,087,778       24,984,312         February 2011               4,948,689             2,536,397
August 2008........            387,029,040       24,751,899         March 2011                  2,994,668             1,986,599
September 2008.....            365,043,047       24,533,934         April 2011                  1,435,734             1,578,649
October 2008.......            343,231,866       24,214,381         May 2011                      372,593             1,072,593
November 2008......            321,735,827       23,755,649         June 2011                           0               375,046
December 2008......            300,572,451       23,281,470
        __________
        (1)  The rate of the  reduction of the Note Value  depends  primarily  on the rate of payment  (including  prepayments)  of the aggregate  Contract Balance of the  receivables.  This table presents  scheduled  payments on the receivables and does not reflect  prepayments  that may occur.  See  "Weighted  Average  Life of the  Notes" in this  prospectus  supplement  for a discussion  of various  factors  affecting  the rate of  prepayments  of the  receivables.  See also,  Annex II hereto for information regarding the Original Scheduled Cash Flows for prior securitized pools.

    Unless noted  otherwise,  references to  percentages of the  receivables  refer to the  approximate  percentage of the Initial Pool
Balance,  based on the Contract  Balances of the  receivables as of the cut-off date, and after giving effect to all payments  received prior to the cut-off date.

                                                                  S-23

    Approximately  95.8% of the receivables  were  installment  sale contracts and the remaining 4.2% of the  receivables  were finance leases.  Approximately  53.2% of the receivables  that are finance leases require the related obligor to make a mandatory final payment at the termination of that finance lease, and the remaining 46.8% of finance lease receivables have no such requirement.

    26.5% of the  receivables  were  originated  or arranged by the five largest  Caterpillar  dealers:  6.4% of the  receivables  were originated or arranged by Holt Texas Ltd., a Caterpillar  dealer in San Antonio,  Texas;  6.1% of the  receivables  were  originated or arranged by Yancey Brothers Company, a Caterpillar dealer in Austell,  Georgia;  4.7% of the receivables were originated or arranged by
Thompson Tractor Co., a Caterpillar  dealer in Birmingham,  Alabama;  4.7% of the receivables were originated or arranged by Ring Power
Corporation,  a  Caterpillar  dealer in St.  Augustine,  Florida;  and 4.6% of the  receivables  were  originated or arranged by Empire
Southwest,  LLC, a Caterpillar  dealer in Phoenix,  Arizona.  No other Caterpillar  dealer originated or arranged more than 4.6% of the receivables.

    No single obligor on the receivables  accounted for more than 0.7% of the receivables,  and the five largest obligors accounted for approximately 3.0% of the receivables.

    The amount  financed is  calculated  as a  percentage  of the value of the related  financed  equipment,  which  percentage  ranges generally  from 75% to 90% for new  equipment  and from 65% to 80% for used  equipment,  and the maximum  amount  financed is 100%.  No insurance,  guarantee or similar  arrangement  will be available to cover  Realized  Losses in the event that the value of the financed equipment relating to any Liquidated Receivable is less than the outstanding Contract Balance for the related receivable.

    For the Receivables Pool, the aggregate  residual value of the underlying  financed  equipment is less than one percent (1%) of the initial aggregate Contract Balance of the Receivables Pool.

    Some of the receivables may be  cross-collateralized,  being secured by junior liens on other items of equipment  (which may or may not be financed  equipment  securing  receivables  owned by the issuing  entity) in  addition  to first  priority  liens on the related financed  equipment,  and some  financed  equipment may secure other  receivables  originated or purchased by Cat Financial on a junior basis  (which  may or may  not be  receivables  owned  by the  issuing  entity).  See  "Certain  Legal  Aspects  of the  Receivables  —
Cross-Collateralization" in this prospectus supplement.

Delinquencies, Repossessions and Net Losses

    Set forth below is information concerning Cat Financial's  experience pertaining to delinquencies,  repossessions and net losses on the entire United States portfolio of installment sale contracts and finance leases serviced by  Cat Financial  (including  receivables sold which  Cat Financial  continues to service) (the "U.S. ISC Portfolio" and the "U.S.  Finance Lease Portfolio,"  collectively,  the
"U.S. Portfolio").

    Delinquencies,  repossessions  and net losses on installment sale contracts and finance leases are affected by economic  conditions generally.  The level of  repossessions  and net  losses  set forth  below  reflect  economic  conditions  generally  and the  economic conditions of industries which Cat Financial's customers serve.

    Although the depositor  believes that the composition of the Receivables  Pool in the aggregate is  representative  of the U.S. ISC
Portfolio and the U.S. Finance Lease  Portfolio,  respectively,  there can be no assurance that the  delinquency,  repossession and net loss  experience  on the issuing  entity's  receivables  will be comparable to the  experience of the U.S.  Portfolio  reflected in the immediately  following  tables or that  delinquencies,  repossessions  and net losses in the future will be  comparable to those in the past.  Moreover,  the amounts  reflected in the  immediately  following  tables have not been  adjusted to eliminate  the effect of the growth of the U.S.  Portfolio.  Accordingly,  the actual  delinquency,  repossession  and net loss  experience  would be expected to be higher  than  those  shown in the  immediately  following  tables  for a group  of  receivables  isolated  at a  period  of time  whose delinquency, repossession and net loss experience showed the activity only for that isolated group over the periods indicated.

    In the  following  tables,  amounts and  percentages  are based on the gross amount of all unpaid  installments  of  principal  and unearned finance charges scheduled to be paid on each contract or lease.

    From time to time, the servicer may modify the terms of certain delinquent  receivables in accordance with  Cat Financial's  credit policies and such receivables may not be considered to be "delinquent."  Those modifications  include  extensions,  restructurings with skip payments,  refinancings,  changes of installment or lease due dates, as specified in the related retail  installment sale contract or finance  lease,  reductions of interest  rates or lease  payments,  and partial  buyouts.  See "The  Receivables  Pools — The Retail
Equipment Financing Business —  Extension/Revision  Procedures" in the accompanying  prospectus.  The immediately  following tables may reflect delinquent  contracts and leases that have been modified in accordance with  Cat Financial's  credit policies.  In addition,  a contract or lease is no longer  considered  delinquent  and is no longer  included in the U.S.  ISC  Portfolio  or U.S.  Finance  Lease
Portfolio,  as applicable,  upon the repossession of its related financed equipment.  See "The Receivables Pools — The Retail Equipment
Financing Business —  Repossession/Writeoff  Procedures" in the accompanying  prospectus.  Moreover, when a receivable becomes 120 days delinquent,  accrual of finance income is usually  suspended,  the collateral may be repossessed  and the account may be designated for litigation, in each case if such actions have not already taken place.

                                                                  S-24

    As used in the immediately  following  tables, a monthly retail  installment sale contract or lease is deemed to be "31 to 60 Days"
or "over 60 Days"  delinquent  if the amount due is not collected by the last day of the  succeeding  month or next  succeeding  month, respectively.  For example,  a payment due any time in January is not  considered "31 - 60" days past due unless the amount due remains uncollected  on  February  28.  The  determination  as to whether a  receivable  falls  into this  category  is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

                                           Delinquency Experience for the U.S. ISC Portfolio
                                                         (Dollars In Millions)

                                                                              At December 31,

                                          2001                  2002                2003                  2004                2005
                                ______________________ ___________________ ____________________ ____________________ ______________________

                                   Number                 Number              Number                Number              Number
                                     of                     of                  of                    of                  of
                                 Contracts     Amount   Contracts   Amount  Contracts    Amount   Contracts   Amount   Contracts   Amount

Gross Portfolio.................. 47,537     $2,778.2     52,178   $2,841.3   58,040    $3,159.7    69,569   $4,155.4  80,058     $4,955.9
Delinquency:
  31 - 60 Days...................  1,293        $64.8      1,063      $49.6    1,168       $48.3       910      $39.7     951        $37.8
  over 60 Days...................    835        $38.6        988      $60.7      965       $47.2       910      $38.5     898        $36.3
Total Delinquencies..............  2,128       $103.4      2,051     $110.3    2,133       $95.5     1,820      $78.2   1,849        $74.1
Total Delinquencies as a
  Percent of the Gross
  Portfolio......................   4.48%        3.72%      3.93%      3.88%    3.68%       3.02%     2.62%      1.88%   2.31%        1.50%

                                               At March 31,

                                          2005                  2006
                                ______________________ ___________________

                                   Number                 Number
                                     of                     of
                                 Contracts     Amount   Contracts   Amount

Gross Portfolio..................  72,176    $4,340.8     81,760   $5,079.1
Delinquency:
  31 - 60 Days...................     760       $27.3        745      $31.1
  over 60 Days...................     857       $40.4        829      $37.7
Total Delinquencies..............   1,617       $67.7      1,574      $68.8
Total Delinquencies as a Percent
  of the Gross Portfolio.........    2.24%       1.56%      1.93%      1.35%

                                                                  S-25

                                      Delinquency Experience for the U.S. Finance Lease Portfolio
                                                         (Dollars In Millions)

                                                                              At December 31,

                                          2001                  2002                2003                  2004                2005
                                ______________________ ___________________ ____________________ ____________________ ______________________

                                   Number                 Number              Number                Number              Number
                                     of                     of                  of                    of                  of
                                 Contracts     Amount   Contracts  Amount   Contracts    Amount   Contracts   Amount   Contracts   Amount

Gross Portfolio................... 18,207      $957.9     15,105   $773.2      12,191    $645.1    10,607      $608.5    10,172   $711.8
Delinquency:
  31 - 60 Days....................    559       $22.8        369    $12.9         268     $12.7       151        $8.1       116     $4.4
  over 60 Days....................    420       $19.2        445    $18.6         233     $12.0       170        $6.3        94     $3.1
Total Delinquencies...............    979       $42.1        814    $31.5         501     $24.7       321       $14.4       210     $7.5
Total Delinquencies as a Percent
  of the Gross Portfolio..........   5.38%       4.39%      5.39%    4.07%       4.11%     3.83%     3.03%       2.37%     2.06%    1.05%

                                               At March 31,

                                          2005                  2006
                                ______________________ ___________________

                                   Number                 Number
                                     of                     of
                                 Contracts     Amount   Contracts   Amount

Gross Portfolio...................  10,264     $602.3     10,029    $730.0
Delinquency:
  31 - 60 Days....................     129       $4.3        89      $3.1
  over 60 Days....................     139       $5.5        86      $3.5
Total Delinquencies...............     268       $9.8       175      $6.6
Total Delinquencies as a Percent
  of the Gross Portfolio..........    2.61%      1.63%     1.74%     0.90%

    In the immediately following tables —

        o        repossessions  represent  all unpaid  principal  and  finance  charges  accrued  but not  collected  for  contracts  or leases repossessed and either terminated or in inventory;

        o        liquidations  represent a reduction in the  outstanding  balances of the  contracts or leases as a result of cash payments and charge-offs; and

        o        net losses are equal to the  aggregate  amount of principal and finance  charges  accrued on all contracts or leases which are determined to be uncollectible plus repossession expenses less —

                o        in the case of repossessed (but not liquidated)  financed equipment,  the estimated proceeds of liquidation of that equipment,
                         and

                o        in the case of liquidated financed equipment, the actual proceeds of liquidation of that equipment.

    The net loss figures shown in the  immediately  following  tables with respect to financed  equipment  which is  repossessed in one calendar  year and sold in another is estimated  and  adjusted.  The net losses for the year of  repossession  include  Cat Financial's estimate of losses after  giving  effect to its estimate of the  liquidation  proceeds.  In any  subsequent  year in which  liquidation proceeds are actually received, the net loss figure for that year is —

        o        increased to reflect the amount by which actual liquidation proceeds are less than that estimate, or

        o        decreased to reflect the amount by which actual liquidation proceeds exceed that estimate.

    The net loss figures shown in the  immediately  following  tables also reflect  payments made by  Caterpillar  dealers on a limited number of the contracts which provide for recourse to the related dealer.  For a description of such receivables,  see "The Receivables
Pools — The Retail Equipment  Financing  Business — Dealer  Agreements" in the accompanying  prospectus,  "Certain Legal Aspects of the
Receivables — Dealer  Recourse  Receivables" in this prospectus  supplement and "Risk  Factors-Bankruptcy  of Cat Financial or a dealer could result in delays in payment or losses on the notes" in the accompanying prospectus.

                                                                  S-26

                                      Credit Loss/Repossession Experience for the U.S. ISC Portfolio
                                                         (Dollars In Millions)

                                                                                 Year Ended December 31,

                                          2001                  2002                2003                  2004                2005
                                ______________________ ___________________ ____________________ ____________________ ______________________
Average Gross Portfolio
  Outstanding
  During the Period..........          $2,676.7               $2,784.6            $2,935.3              $3,622.5            $4,559.3
Repossessions as a Percent
   of Average Gross
  Portfolio Outstanding......              1.83%                  2.23%               2.26%                 1.36%               0.94%
Net Losses as a Percent of
   Liquidations..............              1.21%                  1.40%               1.11%                 0.74%               0.46%
Net Losses as a Percent of
  Average Gross
  Portfolio Outstanding......              0.78%                  0.93%               0.71%                 0.42%               0.27%

                                         Three Months Ended March 31,

                                        2005(1)               2006(1)
                                ______________________ ___________________
Average Gross Portfolio
   Outstanding During
   the Period................          $4,274.8              $5,030.7
Repossessions as a Percent
   of Average Gross
   Portfolio Outstanding.....              1.09%                 1.17%
Net Losses as a Percent of
   Liquidations..............              0.35%                 0.52%
Net Losses as a Percent of
   Average Gross
   Portfolio Outstanding.....              0.19%                 0.30%
__________
(1)    Rates (except Net Losses as a Percent of Liquidations) have been annualized.

                               Credit Loss/Repossession Experience for the U.S. Finance Lease Portfolio
                                                         (Dollars In Millions)

                                                                                 Year Ended December 31,

                                          2001                  2002                2003                  2004                2005
                                ______________________ ___________________ ____________________ ____________________ ______________________
Average Gross Portfolio
   Outstanding
   During the Period.........           $1,464.8              $1,264.2             $995.9                $852.4              $882.8
Repossessions as a Percent
   of Average Gross
   Portfolio Outstanding.....               3.28%                 4.30%              2.98%                 1.87%               1.16%
Net Losses as a Percent of
   Liquidations..............               3.51%                 3.90%              2.31%                 0.51%               0.61%
Net Losses as a Percent of
Average Gross
   Portfolio Outstanding.....               1.75%                 2.02%              1.19%                 0.27%               0.28%

                                         Three Months Ended March 31,

                                        2005(1)               2006(1)
                                ______________________ ___________________
Average Gross Portfolio
   Outstanding
   During the Period.........           $840.1                  $979.7
Repossessions as a Percent
    of Average Gross
    Portfolio Outstanding....             1.55%                   1.25%
Net Losses as a Percent of
   Liquidations..............             0.74%                   0.19%
Net Losses as a Percent of
   Average Gross
   Portfolio Outstanding.....             0.33%                   0.08%
__________
(1)    Rates (except Net Losses as a Percent of Liquidations) have been annualized.

Static Pool Data

    Current static pool data with respect to receivables from the U.S.  Portfolio that have been included in prior securitized pools is set forth on  Annex II  hereto (the  "Static  Pool  Data").  Information  included  in the Static  Pool Data with  respect to any prior securitized pool established  prior to January 1, 2006 shall not be deemed to be part of this prospectus  supplement,  the accompanying prospectus or the registration statement.

    Although the depositor believes that the composition of the receivables  reflected in the Static Pool Data is representative of the
U.S.  Portfolio,  there can be no assurance that the  prepayment  rate,  delinquency  and net loss  experience on the issuing  entity's receivables  will be comparable to the experience of the prior  securitized  pools reflected in the Static Pool Data or that prepayment rates, delinquencies and net losses in the future will be comparable to those in the past.

                                                                  S-27

    From time to time, the servicer may modify the terms of certain delinquent  receivables in accordance with  Cat Financial's  credit policies and such receivables may not be considered to be "delinquent."  Those modifications  include  extensions,  restructurings with skip payments,  refinancings,  changes of installment or lease due dates, as specified in the related retail  installment sale contract or finance  lease,  reductions of interest  rates or lease  payments,  and partial  buyouts.  See "The  Receivables  Pools — The Retail
Equipment  Financing  Business —  Extension/Revision  Procedures"  in the  accompanying  prospectus.  The Static  Pool Data may reflect delinquent  contracts and leases that have been modified in accordance with  Cat Financial's  credit policies.  In addition, a contract or lease is no longer  considered  delinquent and is no longer included in the U.S. ISC Portfolio or U.S. Finance Lease  Portfolio,  as
applicable,  upon the  repossession of its related financed  equipment.  See "The  Receivables  Pools — The Retail Equipment  Financing
Business  —  Repossession/Writeoff  Procedures"  in  the  accompanying  prospectus.  Moreover,  when  a  receivable  becomes  120  days delinquent,  accrual of finance income is usually  suspended,  the collateral may be repossessed  and the account may be designated for litigation, in each case if such actions have not already taken place.

    As used in the Static Pool Data, a monthly  retail  installment  sale contract or lease is deemed to be "31 to 60 Days",  "61 to 90
Days",  "90 to 120 Days" or "over 120 Days"  delinquent if the amount due is not collected by the last day of the  succeeding  month or next  succeeding  month,  respectively.  For  example,  a payment  due any time in January is not  considered  "31 to 60 Days" past due unless the amount due remains  uncollected  on February 28. The  determination  as to whether a receivable  falls into this category is made as of the close of business  on the last  business  day of each month.  Grace  periods  and partial  payments do not affect  these determinations.

Billing and Payment Procedures

    Each receivable in the Receivables Pool generally  requires monthly payments to be made no later than the same numerical day of the month as the origination  date. In most cases,  the servicer sends monthly  invoices to the obligors.  In some cases,  the obligors are provided  with coupon  books  annually,  and,  in most such cases,  no invoices  are sent  separately.  Obligors  may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and money order,  although an additional  fee may be charged for these payment  methods.  See "The Retail  Equipment  Financing
Business — Installment  Sale  Contracts — Contract  Term" in the  accompanying  prospectus  for a discussion  of  qualifying  obligors'
ability to select a "skip payments schedule" under some of the receivables.

Custodial Arrangements

    Each  receivables  file will contain the single  original  related  installment  sale contract or finance lease,  as represented by
Cat Financial in the purchase agreement.  U.S. Bank National  Association will act as custodian (in such capacity,  the "custodian") of the  receivables  files for the  depositor,  the owner trustee and the indenture  trustee and will take  possession of the  receivables files within  thirty days of the closing  date.  Cat Financial  will indicate on its computer  records that the  receivables  have been sold to the  depositor and by the  depositor to the issuing  entity.  Cat Financial  will not stamp the physical  receivables  files to reflect the sale and  assignment of the  receivables  to the issuing  entity.  See "Risk Factors — The notes may suffer losses if other liens have priority over the lien of the indenture" in the accompanying prospectus.

    The  custodian  will hold the  receivables  files in one of its  custodial  vaults,  which are  located in Las Vegas,  Nevada.  The receivables  files are  segregated  from similar files held by the custodian on behalf of other  entities by their  physical  location.
The  receivables  files  are  tracked  electronically  to  identify  that  they are held by the  custodian  pursuant  to the  custodial agreement.  The  custodian  uses a barcode  tracking  system to track the location of, and owner or secured party with respect to, each file that it holds as custodian,  including the receivables files held on behalf of the indenture  trustee.  As of March 31, 2006, U.S.
Bank holds  approximately  4,185,000 document files for approximately 448 entities and has been acting as a custodian for approximately
20 years.

Underwriting Standards

    Each receivable in the Receivables  Pool was originated  generally in accordance  with the  underwriting  criteria and standards of
Cat Financial as described under "The Receivables Pools" in the accompanying prospectus.

Additional Information

     A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity,  in its own name,  together with the indenture and the transfer and servicing  agreements,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered notes.

                                                                  S-28

                                                  WEIGHTED AVERAGE LIFE OF THE NOTES

    Information  regarding  certain  maturity and  prepayment  considerations  with  respect to the notes is set forth under  "Weighted
Average Life of the Notes" in the accompanying  prospectus.  The Class A-2  noteholders  will not receive any principal  payments until the Class A-1 Notes are paid in full. The Class A-3  noteholders will not receive any principal  payments until the Class A-2 Notes are paid in full.  The Class A-4  noteholders  will not receive any principal  payments  until the  Class A-3  Notes are paid in full.  The
Class B  noteholders will not receive any principal  payments until the Class A-4 Notes are paid in full. See "Description of the Notes
— The Class A-2  Notes,  the Class A-3  Notes,  the Class A-4  Notes and the Class B Notes — Payments Of Principal" in this  prospectus supplement.

    No  principal  payments on the Class B  Notes will be made prior to the  distribution  date on which the  principal  amounts of the
Class A Notes have been reduced to zero. See  "Description  of the Transfer and Servicing  Agreements —  Distributions"  and "— Reserve
Account" in this  prospectus  supplement.  Following the  occurrence  and during the  continuation  of an event of default  relating to default in the payment of  principal  or default for five days or more in the payment of interest on any note which has resulted in the acceleration  of the notes,  the  Class A  noteholders  will be entitled  to be paid in full  before any  distributions  of interest or principal  may be made to the Class B  noteholders.  Following  the  occurrence  of any other event of default which has resulted in an acceleration  of the notes,  interest on the Class A  Notes and interest on the Class B  Notes must be paid on each  distribution  date prior to the distribution of principal on the Class A Notes on that distribution date.

    The rate of payment of principal of the notes depends  primarily on the rate of payment  (including  prepayments)  of the aggregate
Contract  Balance of the  receivables.  Final  payment of each class of the notes could occur  significantly  earlier  than their final scheduled  distribution  dates.  The servicer will be permitted to extend the final scheduled  payment date of a receivable;  provided, however,  if the servicer  extends the final scheduled  payment date of a receivable  beyond the Final Maturity Date, the servicer will be obligated to purchase that  receivable  from the issuing  entity.  Further,  the servicer will be permitted to refinance an existing receivable for the related obligor, so long as —

        o        the proceeds of that refinancing would be used to prepay that existing receivable in full, and

        o        the related obligor executes a new installment sale contract or finance lease with respect to that receivable.

    The  purchase or  refinancing  of a receivable  by the  servicer  will result in the  prepayment  of the  Contract  Balance of that receivable  to the issuing  entity and may result in the  reduction  of the  weighted  average  life of the notes.  Any  extensions  of receivables  which do not result in the purchase by the servicer of those  receivables may lengthen the weighted average remaining term of the receivables and the weighted  average life of the notes.  See  "Description of the Transfer and Servicing  Agreements — Sale and
Assignment of Receivables" in this prospectus  supplement and in the accompanying  prospectus and "The  Receivables  Pools — The Retail
Equipment Financing Business — Extension/Revision  Procedures" in the accompanying prospectus.  Noteholders will bear the risk of being able to reinvest principal payments of the notes at yields at least equal to the yield on their notes.

    The following  information is given solely to illustrate the effect of prepayments of the receivables on the weighted  average life of the notes under the stated  assumptions  and is not a prediction of the  prepayment  rate that might  actually be experienced by the receivables.

    Prepayments on installment sale contracts and finance leases can be measured relative to a prepayment  standard or model. The model used in this prospectus  supplement is based on a constant  prepayment  rate ("CPR").  CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays  during that period,  stated as an annualized  rate.  The CPR  prepayment  model, like any prepayment  model,  does not purport to be either an historical  description  of prepayment  experience or a prediction of the anticipated rate of prepayment.

    The tables on pages S-32, S-33 and S-34 have been prepared on the basis of certain assumptions, including that:

        o        all of the receivables have an APR of 7.90%;

        o        the initial Note Value is equal to $965,955,819;

        o        the receivables prepay in full at the specified monthly CPR, with no defaults, losses or repurchases;

        o        each scheduled  payment on the  receivables is made on the last day of each collection  period and each collection  period has
                 30 days;

        o        distributions on the notes and certificates  are made on each  distribution  date in accordance with the description set forth under "Description of the Transfer and Servicing Agreement — Distributions" in this prospectus supplement;

                                                                  S-29

        o        the closing date is June 28, 2006;

        o        the balance in the reserve account on each distribution date is equal to the Specified Reserve Account Balance;

        o        Cat Financial is the servicer; and

        o        there are no reinvestment earnings on the reserve account.

    The tables indicate the projected  weighted average life of each class of notes and set forth the percent of the initial  principal amount of each  class of notes  that is  projected  to be  outstanding  after  each of the  distribution  dates  shown at  various  CPR percentages.

    The information  included in the following tables represents  forward-looking  statements and involves risks and uncertainties that could  cause  actual  results to differ  materially  from those in the  forward-looking  statements.  The  actual  characteristics  and performance of the receivables  will differ from the assumptions  used in constructing  the tables on this page and the following page.
The  assumptions  used are  hypothetical  and have been provided  only to give a general  sense of how the  principal  cash flows might behave under varying  prepayment  scenarios.  For example,  it is highly  unlikely that the  receivables  will prepay at a constant CPR until maturity or that all of the receivables  will prepay at the same CPR.  Moreover,  the diverse terms of receivables  could produce slower or faster  principal  distributions  than indicated on the tables at the various CPRs  specified.  Any  difference  between such assumptions  and the actual  characteristics  and  performance of the  receivables  will affect the  percentages  of initial  principal amounts outstanding over time and the weighted average lives of the notes.

                                                                  S-30

                                         Weighted Average Life of the Notes and Percentage of
                                          Initial Principal Amount at Various CPR Percentages

                                                             Class A-1 Notes                        Class A-2 Notes
                                                   ___________________________________  _____________________________________
Distribution Date                                   0%     10%     14%    19%     24%      0%      10%    14%     19%    24%

Closing Date...................................   100%    100%    100%   100%    100%    100%     100%   100%    100%   100%
July 2006......................................    90%     86%     85%    83%     81%    100%     100%   100%    100%   100%
August 2006....................................    81%     75%     72%    68%     64%    100%     100%   100%    100%   100%
September 2006.................................    72%     63%     58%    53%     48%    100%     100%   100%    100%   100%
October 2006...................................    63%     51%     45%    39%     32%    100%     100%   100%    100%   100%
November 2006..................................    54%     39%     32%    24%     16%    100%     100%   100%    100%   100%
December 2006..................................    44%     27%     20%    11%      1%    100%     100%   100%    100%   100%
January 2007...................................    35%     16%      8%     0%      0%    100%     100%   100%     97%    87%
February 2007..................................    26%      5%      0%     0%      0%    100%     100%    96%     85%    73%
March 2007.....................................    18%      0%      0%     0%      0%    100%      94%    85%     73%    61%
April 2007.....................................     9%      0%      0%     0%      0%    100%      84%    74%     61%    48%
May 2007.......................................     0%      0%      0%     0%      0%    100%      73%    63%     49%    36%
June 2007......................................     0%      0%      0%     0%      0%     91%      63%    52%     38%    24%
July 2007......................................     0%      0%      0%     0%      0%     82%      53%    41%     27%    13%
August 2007....................................     0%      0%      0%     0%      0%     73%      43%    31%     16%     1%
September 2007.................................     0%      0%      0%     0%      0%     64%      33%    21%      6%     0%
October 2007...................................     0%      0%      0%     0%      0%     55%      23%    11%      0%     0%
November 2007..................................     0%      0%      0%     0%      0%     46%      13%     1%      0%     0%
December 2007..................................     0%      0%      0%     0%      0%     37%       4%     0%      0%     0%
January 2008...................................     0%      0%      0%     0%      0%     28%       0%     0%      0%     0%
February 2008..................................     0%      0%      0%     0%      0%     19%       0%     0%      0%     0%
March 2008.....................................     0%      0%      0%     0%      0%     11%       0%     0%      0%     0%
April 2008.....................................     0%      0%      0%     0%      0%      2%       0%     0%      0%     0%
May 2008.......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
June 2008......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
July 2008......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
August 2008....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
September 2008.................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
October 2008...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
November 2008..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
December 2008..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
January 2009...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
February 2009..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
March 2009.....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
April 2009.....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
May 2009.......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
June 2009......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
July 2009......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
August 2009....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
September 2009.................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
October 2009...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
November 2009..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
December 2009..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
January 2010...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
February 2010..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
March 2010.....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
April 2010.....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
May 2010.......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
June 2010......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
July 2010......................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
August 2010....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
September 2010.................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
October 2010...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
November 2010..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
December 2010..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
January 2011...................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
February 2011..................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
March 2011.....................................     0%      0%      0%     0%      0%      0%       0%     0%      0%     0%
Weighted Average Life to Maturity (years)(1)...     0.48    0.38    0.34   0.31    0.28    1.41     1.14   1.05    0.95   0.86
Weighted Average Life to Call (years)(1)(2)....     0.48    0.38    0.34   0.31    0.28    1.41     1.14   1.05    0.95   0.86
__________
   (1) The weighted  average life of a Class A-1 Note or Class A-2 Note is determined by: (a)  multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related  distribution  date,
       (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
   (2) This  calculation  assumes  that the  servicer  exercises  its option to purchase  the  receivables  on the  earliest  permitted distribution date.

   This table has been  prepared  based on the  assumptions  provided on pages  S-30-S-31  (including  the  assumptions  regarding  the characteristics  and performance of the receivables,  which will differ from the actual  characteristics  and performance  thereof) and should be read in conjunction therewith.

                                                                  S-31

                                         Weighted Average Life of the Notes and Percentage of
                                          Initial Principal Amount at Various CPR Percentages

                                                              Class A-3 Notes                        Class A-4 Notes
                                                    ____________________________________  ______________________________________
Distribution Date                                      0%     10%    14%     19%     24%     0%     10%     14%    19%     24%

Closing Date....................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
July 2006.......................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
August 2006.....................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
September 2006..................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
October 2006....................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
November 2006...................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
December 2006...................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
January 2007....................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
February 2007...................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
March 2007......................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
April 2007......................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
May 2007........................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
June 2007.......................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
July 2007.......................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
August 2007.....................................     100%    100%   100%    100%    100%   100%    100%    100%   100%    100%
September 2007..................................     100%    100%   100%    100%     92%   100%    100%    100%   100%    100%
October 2007....................................     100%    100%   100%     96%     84%   100%    100%    100%   100%    100%
November 2007...................................     100%    100%   100%     88%     76%   100%    100%    100%   100%    100%
December 2007...................................     100%    100%    93%     80%     68%   100%    100%    100%   100%    100%
January 2008....................................     100%     96%    85%     72%     60%   100%    100%    100%   100%    100%
February 2008...................................     100%     88%    78%     65%     53%   100%    100%    100%   100%    100%
March 2008......................................     100%     81%    71%     58%     46%   100%    100%    100%   100%    100%
April 2008......................................     100%     74%    64%     51%     40%   100%    100%    100%   100%    100%
May 2008........................................      95%     67%    57%     45%     33%   100%    100%    100%   100%    100%
June 2008.......................................      87%     60%    50%     38%     27%   100%    100%    100%   100%    100%
July 2008.......................................      80%     53%    43%     32%     21%   100%    100%    100%   100%    100%
August 2008.....................................      73%     46%    37%     26%     15%   100%    100%    100%   100%    100%
September 2008..................................      65%     40%    31%     20%     10%   100%    100%    100%   100%    100%
October 2008....................................      58%     33%    24%     14%      4%   100%    100%    100%   100%    100%
November 2008...................................      51%     27%    18%      8%      0%   100%    100%    100%   100%     98%
December 2008...................................      44%     21%    13%      3%      0%   100%    100%    100%   100%     88%
January 2009....................................      37%     15%     7%      0%      0%   100%    100%    100%    96%     78%
February 2009...................................      31%     10%     2%      0%      0%   100%    100%    100%    86%     69%
March 2009......................................      24%      4%     0%      0%      0%   100%    100%     94%    76%     60%
April 2009......................................      18%      0%     0%      0%      0%   100%     98%     84%    67%     52%
May 2009........................................      12%      0%     0%      0%      0%   100%     87%     74%    58%     44%
June 2009.......................................       6%      0%     0%      0%      0%   100%     77%     64%    50%     37%
July 2009.......................................       1%      0%     0%      0%      0%   100%     67%     55%    42%     30%
August 2009.....................................       0%      0%     0%      0%      0%    90%     58%     47%    35%     24%
September 2009..................................       0%      0%     0%      0%      0%    79%     49%     39%    28%     19%
October 2009....................................       0%      0%     0%      0%      0%    68%     41%     32%    22%     13%
November 2009...................................       0%      0%     0%      0%      0%    57%     33%     25%    16%      8%
December 2009...................................       0%      0%     0%      0%      0%    48%     26%     19%    11%      4%
January 2010....................................       0%      0%     0%      0%      0%    39%     19%     13%     6%      *
February 2010...................................       0%      0%     0%      0%      0%    31%     14%      8%     2%      0%
March 2010......................................       0%      0%     0%      0%      0%    24%      9%      4%     0%      0%
April 2010......................................       0%      0%     0%      0%      0%    18%      4%      0%     0%      0%
May 2010........................................       0%      0%     0%      0%      0%    12%      0%      0%     0%      0%
June 2010.......................................       0%      0%     0%      0%      0%     7%      0%      0%     0%      0%
July 2010.......................................       0%      0%     0%      0%      0%     2%      0%      0%     0%      0%
August 2010.....................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
September 2010..................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
October 2010....................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
November 2010...................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
December 2010...................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
January 2011....................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
February 2011...................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
March 2011......................................       0%      0%     0%      0%      0%     0%      0%      0%     0%      0%
Weighted Average Life to Maturity (years)(1)....       2.48    2.17   2.05    1.91   1.77    3.55    3.31    3.21   3.07    2.93
Weighted Average Life to Call (years)(1)(2).....       2.48    2.17   2.05    1.91   1.77    3.40    3.19    3.05   2.94    2.78
   __________
   *   Indicates a number less than 0.5% but greater than zero.
   (1) The weighted  average life of a Class A-3 Note or Class A-4 Note is determined by: (a)  multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related  distribution  date,
       (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
   (2) This  calculation  assumes  that the  servicer  exercises  its option to purchase  the  receivables  on the  earliest  permitted distribution date.

   This table has been  prepared  based on the  assumptions  provided on pages  S-30-S-31  (including  the  assumptions  regarding  the characteristics  and performance of the receivables,  which will differ from the actual  characteristics  and performance  thereof) and should be read in conjunction therewith.

                                                                  S-32

                          Weighted Average Life of the Notes and Percentage of
                          Initial Principal Amount at Various CPR Percentages

                                                               Class B Notes
                                                    _______________________________________
Distribution Date                                      0%      10%    14%     19%     24%

Closing Date....................................     100%     100%   100%    100%    100%
July 2006.......................................     100%     100%   100%    100%    100%
August 2006.....................................     100%     100%   100%    100%    100%
September 2006..................................     100%     100%   100%    100%    100%
October 2006....................................     100%     100%   100%    100%    100%
November 2006...................................     100%     100%   100%    100%    100%
December 2006...................................     100%     100%   100%    100%    100%
January 2007....................................     100%     100%   100%    100%    100%
February 2007...................................     100%     100%   100%    100%    100%
March 2007......................................     100%     100%   100%    100%    100%
April 2007......................................     100%     100%   100%    100%    100%
May 2007........................................     100%     100%   100%    100%    100%
June 2007.......................................     100%     100%   100%    100%    100%
July 2007.......................................     100%     100%   100%    100%    100%
August 2007.....................................     100%     100%   100%    100%    100%
September 2007..................................     100%     100%   100%    100%    100%
October 2007....................................     100%     100%   100%    100%    100%
November 2007...................................     100%     100%   100%    100%    100%
December 2007...................................     100%     100%   100%    100%    100%
January 2008....................................     100%     100%   100%    100%    100%
February 2008...................................     100%     100%   100%    100%    100%
March 2008......................................     100%     100%   100%    100%    100%
April 2008......................................     100%     100%   100%    100%    100%
May 2008........................................     100%     100%   100%    100%    100%
June 2008.......................................     100%     100%   100%    100%    100%
July 2008.......................................     100%     100%   100%    100%    100%
August 2008.....................................     100%     100%   100%    100%    100%
September 2008..................................     100%     100%   100%    100%    100%
October 2008....................................     100%     100%   100%    100%    100%
November 2008...................................     100%     100%   100%    100%    100%
December 2008...................................     100%     100%   100%    100%    100%
January 2009....................................     100%     100%   100%    100%    100%
February 2009...................................     100%     100%   100%    100%    100%
March 2009......................................     100%     100%   100%    100%    100%
April 2009......................................     100%     100%   100%    100%    100%
May 2009........................................     100%     100%   100%    100%    100%
June 2009.......................................     100%     100%   100%    100%    100%
July 2009.......................................     100%     100%   100%    100%    100%
August 2009.....................................     100%     100%   100%    100%    100%
September 2009..................................     100%     100%   100%    100%    100%
October 2009....................................     100%     100%   100%    100%    100%
November 2009...................................     100%     100%   100%    100%    100%
December 2009...................................     100%     100%   100%    100%    100%
January 2010....................................     100%     100%   100%    100%    100%
February 2010...................................     100%     100%   100%    100%     83%
March 2010......................................     100%     100%   100%     92%     68%
April 2010......................................     100%     100%    99%     75%     55%
May 2010........................................     100%     100%    81%     60%     43%
June 2010.......................................     100%      82%    66%     48%     33%
July 2010.......................................     100%      67%    52%     37%     24%
August 2010.....................................      92%      53%    40%     27%     17%
September 2010..................................      72%      40%    30%     19%     10%
October 2010....................................      55%      28%    20%     11%      4%
November 2010...................................      39%      17%    11%      4%      0%
December 2010...................................      24%       8%     3%      0%      0%
January 2011....................................      10%       0%     0%      0%      0%
February 2011...................................       *        0%     0%      0%      0%
March 2011......................................       0%       0%     0%      0%      0%
Weighted Average Life to Maturity (years)(1)....       4.40     4.24   4.16    4.05    3.94
Weighted Average Life to Call (years)(1)(2).....       3.49     3.33   3.16    3.08    2.91
   __________
   *   Indicates a number less than 0.5% but greater than zero.
   (1) The weighted  average life of a Class B Note is  determined  by: (a)  multiplying  the amount of each  principal  payment on the applicable note by the number of years from the date of issuance of such note to the related  distribution date,  (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
   (2) This  calculation  assumes  that the  servicer  exercises  its option to purchase  the  receivables  on the  earliest  permitted distribution date.

   This table has been  prepared  based on the  assumptions  provided on pages  S-30-S-31  (including  the  assumptions  regarding  the characteristics  and performance of the receivables,  which will differ from the actual  characteristics  and performance  thereof) and should be read in conjunction therewith.

                                                                  S-33

                                                        AMOUNTS OUTSTANDING ON THE NOTES

    Pursuant to the indenture,  the noteholders of record will receive monthly servicer reports concerning the payments received on the receivables, the Pool Balance, the pool factor for each class of notes and various other items of information.

    The "pool  factor" for each class of notes is a  seven-digit  decimal  which the servicer  will compute each month  indicating  the remaining  outstanding  principal amount of that class of notes as of the related  distribution  date — after giving effect to payments to be made on that  distribution  date — as a fraction of the initial  outstanding  principal  balance of that class of notes. The pool factor for each class of notes will be 1.0000000 as of the closing date.

    The pool factors will decline over time to reflect reductions in the outstanding  principal amounts of notes. The principal amounts of the notes will  decline as a result of  scheduled  payments,  prepayments,  purchases  of the  receivables  by the  depositor or the servicer and liquidations of the receivables.

    The outstanding principal amount of any class of notes at any time will be the product of —

        o        the original denomination of that note; and

        o        the current pool factor for that class of notes.

                                                            USE OF PROCEEDS

    The issuing entity will issue the notes and the  certificates to the depositor in exchange for the  receivables  transferred by the depositor  pursuant to the sale and  servicing  agreement  and the initial  deposit to the reserve  account.  The net proceeds from the sale of notes will be applied to the purchase of the receivables  from  Cat Financial  and to make the  depositor's  initial deposit to the reserve account.

                                                       DESCRIPTION OF THE NOTES

General

    The  issuing  entity  will issue the notes under the  indenture,  a form of which has been filed as an exhibit to the  Registration
Statement.  We will file a copy of the indenture with the Securities and Exchange  Commission  following the issuance of the notes. The following,  as well  as  other  pertinent  information  included  elsewhere  in  this  prospectus  supplement  and in the  accompanying prospectus,  summarizes the material  terms of the notes and the  indenture.  The summary is not complete and is qualified by reference to the  provisions  of the notes and the  indenture.  The  following  summary  supplements  the  description  of the general  terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.

The Class A-1 Notes

    Payments of Interest.  The Class A-1  Notes will constitute  Fixed Rate Notes,  as that term is defined under "Certain  Information
Regarding the Notes — Fixed Rate Notes" in the  accompanying  prospectus.  Interest on the principal amount of the Class A-1 Notes will accrue at the rate of 5.45498% per annum (the "Class A-1  Note rate"),  calculated on the basis of a 360-day year and the actual number of days elapsed.  Interest on the  outstanding  principal  amount of the Class A-1 Notes will accrue from and including the most recent distribution  date on which interest has been paid (or, in the case of the initial  distribution  date,  from and including the closing date) to but excluding the following  distribution date and will be payable to the Class A-1  noteholders  monthly on each distribution date commencing July 25, 2006.

    Interest accrued as of any distribution  date but not paid on that  distribution  date will be due on the next  distribution  date, together with interest,  to the extent permitted by law, on that amount at the Class A-1 Note rate.  Interest payments on the Class A-1
Notes  will be  generally  derived  from the Total  Distribution  Amount  remaining  after the  payment  of the  Servicing  Fee and the administration  fee,  and  including  amounts on deposit in the  reserve  account.  See  "Description  of the  Transfer  and  Servicing
Agreements — Distributions" and "— Reserve Account" in this prospectus supplement.

    If the amount of interest on the  principal  amount of all classes of Class A notes  payable on any  distribution  date exceeds the
Total Distribution Amount remaining after the payment of the Servicing Fee and the administration fee —

        o        the issuing  entity will pay the  Class A-1  noteholders  their  ratable share (based upon the total amount of interest due to the Class A-1  noteholders,  the Class A-2  noteholders,  the Class A-3 noteholders and the Class A-4  noteholders) of the amount  available to be  distributed in respect of interest on the Class A-1  Notes,  the Class A-2  Notes,  the Class A-3
                 Notes and the Class A-4 Notes; and

        o        the issuing entity will pay each Class A-1  noteholder its ratable share (based on the principal  amount of its Class A-1 Note and the total amount distributable to the Class A-1 noteholders) of that amount.

                                                                  S-34

    The term  "distribution  date" shall mean the 25th day of each  calendar  month or, if any such date is not a business  day, on the next succeeding business day.

    Payments of Principal.  The issuing entity will make principal  payments to the Class A-1  noteholders on each distribution date in an amount generally equal to the Principal  Distribution  Amount until the principal balance of the Class A-1 Notes is reduced to zero.
The issuing entity will generally derive principal payments on the Class A-1 Notes from the Total Available Amount remaining after —

        o        payment of the Servicing Fee;

        o        payment of the administration fee;

        o        payment of the Noteholders' Interest Distributable Amount; and

        o        with respect to payment of the Regular Principal Distribution Amount, after the required deposit to the reserve account.

In addition,  solely on the Class A-1 Note final  scheduled  distribution  date, the issuing entity will, if necessary,  make principal payments on the  Class A-1  Notes from the amount on deposit in the reserve  account  remaining  after the payment of the  Noteholders'
Interest  Distributable  Amount. See "Description of the Transfer and Servicing  Agreements — Distributions" and "— Reserve Account" in
this prospectus supplement.

    Other  than  distributions  of the First  Priority  Principal  Distribution  Amount,  if any,  and the  Second  Priority  Principal
Distribution  Amount,  if any, the issuing entity will not make  distributions  with respect to principal on the Class A-1  Notes until the issuing entity has paid all interest due on the notes in full. The issuing entity will pay the  outstanding  principal  amount,  if any, of the Class A-1 Notes in full on the Class A-1 Note final scheduled  distribution date from funds available  therefor  (including amounts on deposit in the reserve account).

The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and Class B Notes

    Payments of Interest.  The Class A-2  Notes,  the Class A-3  Notes, the Class A-4 Notes and the Class B Notes will constitute Fixed
Rate  Notes,  as that term is  defined  under  "Certain  Information  Regarding  the  Notes — Fixed  Rate  Notes"  in the  accompanying prospectus.  Interest on the principal  amount of the Class A-2  Notes will accrue at the rate of 5.59% per annum (the  "Class A-2 Note rate").  Interest  on the  principal  amount of the  Class A-3  Notes will accrue at the rate of 5.57% per annum (the  "Class A-3  Note rate").  Interest  on the  principal  amount of the  Class A-4  Notes will accrue at the rate of 5.62% per annum (the  "Class A-4  Note rate").  Interest on the  principal  amount of the Class B  Notes will accrue at the rate of 5.71% per annum (the "Class B Note rate").
Interest on the Class A-2  Notes,  the Class A-3  Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a
360-day year of twelve 30-day months.  Interest on the outstanding  principal  amount of the Class A-2  Notes, the Class A-3 Notes, the
Class A-4  Notes and the  Class B  Notes will in each case  accrue  from and  including  the 25th day of the month prior to the current distribution  date (or, in the case of the initial  distribution  date,  from and including the closing date) to but excluding the 25th day of the month of the current  distribution date and will be payable to the Class A-2  noteholders,  the Class A-3  noteholders,  the
Class A-4 noteholders and the Class B noteholders, respectively, monthly on each distribution date commencing July 25, 2006.

    Interest accrued on any class of notes as of any distribution  date but not paid on that  distribution date will be due on the next distribution  date  together with  interest,  to the extent  permitted by law, on that amount at the interest  rate  applicable to that class of notes.  Interest on the Class B Notes will not be paid on any distribution  date until interest  payments on the Class A Notes have been paid in full and the First Priority Principal  Distribution Amount, if any, has been deposited in the Principal  Distribution
Account.  Interest  payments on the Class A-2  Notes,  the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will generally be derived from the Total Available  Amount remaining after the payment of the Servicing Fee and the  administration  fee and, in the case of the  Class B  Notes,  payments of the  Class A  Noteholders'  Interest  Distributable  Amount and the deposit of the First  Priority
Principal  Distribution  Amount  into the  Principal  Distribution  Account,  and in each case from  amounts on deposit in the  reserve account.  See  "Description  of the Transfer and  Servicing  Agreements —  Distributions"  and "— Reserve  Account" in this  prospectus supplement.

    If the amount of interest on the principal  amounts of all classes of Class A notes payable exceeds the Total  Distribution  Amount remaining after payment of the Servicing Fee and the administration fee —

        o        the issuing entity will pay each of the Class A-1 noteholders,  the Class A-2  noteholders,  the Class A-3 noteholders and the
                 Class A-4 noteholders their ratable share (based upon the total amount of interest due to the Class A-1  noteholders,  the
                 Class A-2 noteholders,  the Class A-3 noteholders and the Class A-4 noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes; and

                                                                  S-35

        o        the issuing entity will pay each Class A-2  noteholder,  Class A-3  noteholder and each Class A-4 noteholder its ratable share
                 (based on the  principal  amount of its Class A-2  Note,  its  Class A-3  Note or its Class A-4  Note and the total amount distributable to the Class A-2 noteholders, the Class A-3 noteholders or the Class A-4 noteholders) of that amount.

In that event, the Class B noteholders will not receive any payments of interest on that distribution date.

    In addition,  following the occurrence  and during the  continuation  of an event of default  relating to default in the payment of principal  or default  for five days or more in the  payment of interest  on any note which has  resulted  in the  acceleration  of the notes,  the Class A  noteholders  will be entitled to be paid in full before any  distributions of interest or principal may be made to the Class B  noteholders.  Following the occurrence of any other event of default which has resulted in an  acceleration  of the notes, interest on the Class A Notes and interest on the Class B Notes must be paid on each  distribution  date prior to the  distribution  of principal on the Class A Notes on that distribution date.

    Payments of  Principal.  So long as no event of default has occurred and is  continuing  and the maturity of the notes has not been accelerated,  the issuing entity will make principal  payments to the Class A-2  noteholders on each distribution date on and after the distribution date on which the Class A-1 Notes have been paid in full in an amount equal to the difference between:

        o        the Principal Distribution Amount; and

        o        the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes on that distribution date.

    So long as no event of default has occurred and is continuing and the maturity of the notes has not been  accelerated,  the issuing entity will make  principal  payments to the Class A-3  noteholders on each  distribution  date on and after the  distribution  date on which the Class A-1 Notes and the Class A-2 Notes have been paid in full in an amount equal to the difference between:

        o        the Principal Distribution Amount; and

        o        the portion,  if any, of the Principal  Distribution  Amount paid in respect of the Class A-1 Notes and the Class A-2 Notes on that distribution date.

    So long as no event of default has occurred and is continuing and the maturity of the notes has not been  accelerated,  the issuing entity will make  principal  payments to the Class A-4  noteholders on each  distribution  date on and after the  distribution  date on which the Class A-1  Notes,  the Class A-2  Notes and the Class A-3  Notes have been paid in full in an amount equal to the  difference between:

        o        the Principal Distribution Amount; and

        o        the portion,  if any, of the Principal  Distribution  Amount paid in respect of the Class A-1  Notes,  the Class A-2 Notes and the Class A-3 Notes on that distribution date.

    After the  occurrence  of an event of default  and the  acceleration  of the  maturity of the notes,  the issuing  entity will make principal  payments to the Class A-2  noteholders,  the Class A-3 noteholders and the Class A-4  noteholders  ratably  according to the amounts due and payable on the Class A-2 Notes,  the Class A-3  Notes and the Class A-4 Notes,  on and after the  distribution  date on which the Class A-1  Notes have been paid in full, in the amount  described  herein under the heading  "Description of the Transfer and
Servicing Agreements – Distributions" in this prospectus supplement.

    The issuing entity will generally  derive  principal  payments on the Class A-2  Notes, the Class A-3 Notes and the Class A-4 Notes
from the Total Available Amount  remaining after the payment of the Servicing Fee, the  administration  fee, the Noteholders'  Interest
Distributable  Amount,  and,  solely on the Class A-2  Note final  scheduled  distribution  date,  the Class A-3  Note final  scheduled distribution  date and the Class A-4  Note final  scheduled  distribution  date,  respectively,  from amounts on deposit in the reserve account.

    The issuing entity will make principal  payments to the Class B  noteholders on each distribution date on or after the distribution date on which the Class A Notes are paid in full in an amount equal to the difference between:

        o        the Principal Distribution Amount; and

        o        the portion, if any, of the Principal Distribution Amount paid in respect to the Class A Notes on that distribution date.

    The issuing entity will generally  derive  principal  payments on the Class B Notes from the Total  Distribution  Amount  remaining after —

        o        payment of the Servicing Fee;

o               payment of the administration fee; and

                                                                  S-36

        o        payment of the Class A Noteholders'  Interest  Distributable  Amount, the Class B Noteholders'  Interest  Distributable Amount
                 and the portion of the Principal Distribution Amount paid in respect of the Class A Notes on that distribution date.

    In addition,  solely on the Class B Note final scheduled  distribution date, the issuing entity will make principal payments on the
Class B Notes from amounts on deposit in the reserve account.  The Class B  noteholders  will not receive any principal  payments until the Class A Notes have been paid in full.

    The issuing entity will pay the outstanding  principal  amount,  if any, of the Class A-2 Notes in full on the Class A-2 Note final scheduled  distribution  date from the available funds  (including any amounts on deposit in the reserve  account,  if necessary).  The issuing  entity  will pay the  outstanding  principal  amount,  if any,  of the  Class A-3  Notes in full on the  Class A-3  Note final scheduled  distribution  date from the available funds  (including any amounts on deposit in the reserve  account,  if necessary).  The issuing  entity  will pay the  outstanding  principal  amount,  if any,  of the  Class A-4  Notes in full on the  Class A-4  Note final scheduled  distribution  date from the available funds  (including any amounts on deposit in the reserve  account,  if necessary).  The issuing entity will pay the  outstanding  principal  amount,  if any, of the Class B Notes in full on the Class B Note final  scheduled distribution date from the available funds (including any amounts on deposit in the reserve account, if necessary).

    Optional  Prepayment.  The issuing entity will prepay the Class A-4  Notes and the Class B Notes in whole,  but not in part, at the
Class A-4 Note prepayment  price and the Class B Note prepayment  price,  respectively,  described  below on any  distribution  date on which the servicer  has  exercised  its option to purchase  the  receivables  from the issuing  entity.  The servicer has the option to purchase the  receivables  at a purchase  price at least equal to the unpaid  principal  amount of the Class A-4  Notes and the Class B
Notes plus accrued and unpaid interest on the Class A-4 Notes and the Class B Notes on any distribution date on which —

        o        the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full; and

        o        the Note Value has been reduced to 10% or less of the Initial Note Value.

    The prepayment price for the Class A-4 Notes will be equal to the unpaid principal amount of the Class A-4 Notes,  plus accrued but unpaid  interest  thereon at the  Class A-4  Note rate plus, to the extent  permitted by law,  interest on any past due interest at the
Class A-4  Note rate.  The prepayment  price for the Class B Notes will be equal to the unpaid  principal  amount of the Class B Notes, plus accrued but unpaid  interest  thereon at the Class B  Note rate plus,  to the extent  permitted  by law,  interest on any past due interest at the Class B Note rate.

    If the Class A-4 Notes and the Class B Notes are to be prepaid as stated  above,  the issuing  entity will  furnish  notice of such prepayment to the indenture  trustee not later than 15 days prior to the  prepayment  date,  and the issuing entity will deposit in the collection  account not later than two business days prior to the prepayment  date the prepayment  price of the Class A-4 Notes and the
Class B Notes.  All of the Class A-4 Notes and Class B Notes will be due and  payable on the  prepayment  date upon (i) the  deposit of the prepayment  price in the collection  account and (ii) the  furnishing of notice by the indenture  trustee,  not less than five days prior to the  applicable  prepayment  date,  to the  noteholders  indicated on the note register of the Class A-4 Notes and the Class B
Notes,  stating the  prepayment  date, the  prepayment  price and the place where such Notes are to be  surrendered  for payment of the prepayment  price.  Failure to give notice of prepayment,  or any defect  therein,  to any holder of any Note will not impair or affect the validity of the  prepayment of any other Note.  Notice of  prepayment  of the Notes will be given by the  indenture  trustee in the name and at the expense of the issuing  entity.  See  "Description  of the Transfer and  Servicing  Agreements  —  Termination"  in the
accompanying prospectus.

    The Indenture Trustee. U.S. Bank National Association is the indenture trustee under the indenture.  U.S. Bank National Association is a national banking association and its corporate trust office is located at 209 South LaSalle Street,  Suite 300, Chicago,  Illinois
60604.  In addition,  in the ordinary  course of its business,  the indenture  trustee and its  affiliates  have engaged and may in the future engage in commercial  banking or financial  advisory  transactions with  Cat Financial  and its affiliates.  See "Description of the Transfer and Servicing Agreements — The Indenture Trustee."

The Indenture

    Events of Default;  Rights upon Event of Default.  Pursuant to the Trust Indenture Act of 1939, as amended,  the indenture  trustee may be deemed to have a conflict of interest  and be  required to resign as trustee for either the Class A  Notes or the Class B  Notes if a default occurs under the indenture.  In these  circumstances,  the indenture will provide for a successor  trustee to be appointed for one or both of the Class A  Notes and Class B  Notes,  in order that there be separate  trustees for each of the Class A  Notes and the Class B Notes.

    So long as any amounts  remain unpaid with respect to the Class A  Notes,  only the indenture  trustee for the Class A  noteholders will have the right to exercise remedies under the indenture.  However,  the Class B noteholders will be entitled to their share of any proceeds of  enforcement,  subject to the  subordination  of the Class B  Notes to the Class A  Notes as described  in this  prospectus supplement.  Only the Class A  noteholders  will have the right to direct or consent to any action to be taken,  including  sale of the receivables, until the Class A Notes are paid in full.

                                                                  S-37

    Upon repayment of the Class A Notes in full,  all rights to exercise  remedies under the indenture will transfer to the trustee for the Class B  Notes.  Any  resignation  of the original  indenture  trustee as  described  above with respect to any class of notes will become  effective only upon the  appointment  of a successor  trustee for that class of notes and that  successor's  acceptance of that appointment.

                                                    DESCRIPTION OF THE CERTIFICATES

    The issuing entity will issue the  certificates  pursuant to the trust  agreement.  The depositor will initially  retain the entire principal amount of the certificates. The certificates will not be entitled to distributions of interest.

    Distributions  of principal on the  certificates  will be  subordinate  in priority of payment to interest and principal due on the notes to the extent  described in this  prospectus  supplement.  Funds on deposit in the reserve account will not be available to cover payments with respect to the certificates.

Residual Cash Flows

    After all payments  owing to the  noteholders  have been made pursuant to the indenture and the transfer and servicing  agreements, the  certificateholders  will be entitled to retain any excess or residual cash flows  generated by the  Receivables  Pool. The issuing entity will issue the certificates to the depositor on the closing date.  Pursuant to the terms of the trust  agreement,  the depositor may sell the  certificates,  in whole but not in part.  The  Certificateholders  do not have any rights to alter the  structure  of the transaction described herein.

                                         DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following,  as well as other information included elsewhere in this prospectus  supplement and in the accompanying  prospectus, summarizes  the material  terms of the sale and  servicing  agreement,  the  purchase  agreement,  the  administration  agreement,  the custodial agreement,  and the trust agreement  (collectively,  the "transfer and servicing  agreements," forms of which have been filed as exhibits to the Registration  Statement).  The following summary does not purport to be complete and is subject to, and qualified by reference to, the  provisions of the transfer and servicing  agreements.  The following  summary  supplements  the  description  of the general terms and  provisions of the transfer and servicing  agreements  set forth under the heading  "Description  of the Transfer and
Servicing Agreements" in the accompanying prospectus.

Sale and Assignment of Receivables

    Certain  information  with respect to the conveyances on the closing date of the receivables  from  Cat Financial  to the depositor under the purchase  agreement  and from the depositor to the issuing  entity under the sale and servicing  agreement is set forth under
"Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables" in the accompanying prospectus.  Under some circumstances  relating to breaches of representations  and warranties,  Cat Financial will be required to repurchase  receivables from the issuing  entity.  See "Weighted  Average Life of the Notes" in this  prospectus  supplement  and  "Description  of the Transfer and
Servicing Agreements — Sale and Assignment of Receivables" in the accompanying prospectus.

Accounts

    In addition to a collection account and a certificate distribution account, each as defined in the accompanying prospectus —

        o        the  indenture  trustee  will  create an  administrative  sub-account  within the  collection  account  for the benefit of the noteholders and certificateholders  entitled the Principal Distribution Account (that sub-account,  a "Principal  Distribution
                 Account"); and

        o        the issuing  entity will  establish  and will  maintain with the  indenture  trustee the reserve  account,  in the name of the indenture trustee on behalf of the noteholders and certificateholders.

Servicing and Administrative Compensation and Payment of Expenses

    On each  distribution  date,  to the extent not  retained  by the  servicer  as  described  in "Net  Deposits"  in this  prospectus supplement,  Cat Financial,  for acting as servicer and  administrator,  will be entitled to receive  compensation  with respect to the related  collection  period.  Cat Financial's  compensation  as  (i) servicer  will be an amount  equal to 1/12 of 1.00% per annum (the
"Servicing Fee Rate") of the Note Value as of the first day of the related  collection  period (such amount,  the "Servicing  Fee") and
(ii) administrator  will be $500 per month. The  administration  fee and the Servicing Fee — together with any portion of the Servicing
Fee that  remains  unpaid from prior  distribution  dates — will be paid  solely to the extent of the Total  Distribution  Amount.  The administration  fee and the Servicing Fee will be paid prior to the  distribution  of any portion of the Total  Distribution  Amount to the Class A noteholders or the Class B  noteholders,  and except under some  circumstances,  deposits into the collection account shall be made net of those  amounts.  The servicer  shall also be entitled to any additional  servicing  compensation,  and deposits into the collection account shall be made net of those amounts.

                                                                  S-38

    Unless otherwise required by law or contract, payments by or on behalf of obligors on the receivables will be allocated —

        o        first to any overdue scheduled payments, including taxes and miscellaneous billables;

        o        second to the current scheduled payments, including taxes and miscellaneous billables; and

        o        third to late fees.

     The following table sets forth the various fees that are payable out of payments  received on the  receivables,  prior to payments of interest and principal to the noteholders or the certificateholders:

           ------------------------------- -------------------------------------- --------------------------- -------------------------
                    Description                           Amount                       Receiving Party          Priority of Payment
           ------------------------------- -------------------------------------- --------------------------- -------------------------
                    Servicer Fee           1.00% per annum of the principal                servicer           prior to distributions
                                           balance of the Note Value as of the                                to noteholders
                                           first day of the related collection
                                           period (plus any late fees,
                                           extension fees and other
                                           administrative fees or similar
                                           charges allowed by applicable law
                                           with respect to receivables during
                                           the related collection period)
            ------------------------------- -------------------------------------- --------------------------- -------------------------
                 Administration Fee        $500 per calendar month                      administrator         prior to distributions
                                                                                                              to noteholders
           ------------------------------- -------------------------------------- --------------------------- -------------------------
                 Indenture Trustee         pro rata, to the indenture trustee,       indenture trustee or     After distributions to
                    or Custodian           all unpaid indenture trustee's fees     custodian, as applicable   noteholders, but prior
                 Fees and Expenses         and expenses, and to the custodian                                 to distributions to
                                           under the custodial agreement, all                                 certificateholders
                                           unpaid custodian's fees and expenses
           ------------------------------- -------------------------------------- --------------------------- -------------------------

     Any change to the fees and expenses  described in the table above will require an amendment to the sale and  servicing  agreement, administration  agreement,  indenture or custodial  agreement,  as  applicable,  and the consent of majority of  noteholders  unless an opinion of counsel  stating that such change does not  adversely  affect in any material  respect the  interests of any  noteholder  is delivered to the trustee.  See "Description of the Transfer and Servicing  Agreements — Amendment" in the  accompanying  prospectus for more information.

Rights Upon Servicer Default

    In the event a Servicer  Default  occurs,  the indenture  trustee or the Class A  noteholders  evidencing  not less than 25% of the outstanding  principal  amount of the Class A  Notes may remove the  servicer  without  the consent of the owner  trustee or any of the
Class B  noteholders.  The owner  trustee or the Class B  noteholders  will not have the  ability to remove the  servicer if a Servicer
Default occurs until the Class A Notes have been paid in full.

Waiver of Past Defaults

    In the event a Servicer Default occurs,  the Class A  noteholders  evidencing more than 50% of the outstanding  principal amount of the Class A Notes may, with certain  specified  exceptions,  waive any Servicer  Defaults,  without the consent of the owner trustee or any of the  Class B  noteholders.  The owner  trustee or the  Class B  noteholders  will not have the right to  determine  whether  any
Servicer Default should be waived until the Class A Notes have been paid in full.

                                                                  S-39

Distributions

    Deposits to Collection  Account.  By the fifth  business day prior to a  distribution  date (each,  a  "determination  date"),  the servicer  will  provide  the  indenture  trustee  with  certain  information,  including  the amount of  aggregate  collections  on the receivables and the aggregate  Purchase Amount of receivables  required to be repurchased by the depositor or Cat Financial or required to be purchased by the servicer with respect to the related collection period for that distribution date.

    Unless the servicer has been making deposits of collections  throughout the related  collection  period,  on or before the business day preceding each distribution date the servicer will cause the Total Available Amount to be deposited into the collection account.

    The "Total Available Amount" for a distribution date shall be the sum of:

        o        the aggregate  collections — including any Liquidation  Proceeds,  any Purchase Amounts paid by the depositor and the servicer and any amounts  received from  Caterpillar  dealers with respect to receivables — received in respect of the  receivables during the related collection period; and

        o        investment earnings on the trust accounts during the related collection period.

    The Total Available  Amount on any distribution  date shall exclude all payments and proceeds — including any Liquidation  Proceeds and any amounts received from Caterpillar dealers with respect to receivables — of:

        o        any receivables the Purchase Amount of which has been included in the Total Available Amount in a prior collection period;

        o        any Liquidated  Receivable after and to the extent of the reassignment of that Liquidated  Receivable by the issuing entity to the depositor; and

        o        any additional servicing compensation.

    "Liquidated  Receivable"  means a  defaulted  receivable  in respect of which the  financed  equipment  has been sold or  otherwise disposed of, and  "Liquidation  Proceeds" means all proceeds  relating to a Liquidated  Receivable  (including  proceeds of sale of the financed  equipment),  net of expenses  incurred by the servicer in connection with that liquidation and any amounts required by law to be remitted to the obligor on that Liquidated Receivable.

    Monthly Withdrawals from Collection Account.  Prior to each distribution date, the servicer shall instruct the indenture trustee to make deposits and  distributions  for receipt by the servicer or  administrator  or for deposit in the applicable  trust account on the following distribution date.  Distributions of the Total Distribution Amount shall be made in the following order of priority:

    1.  to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior collection periods;

    2.  to the administrator,  the monthly  administration fee in an amount equal to $500 per month, and all unpaid administration fees from prior collection periods;

    3.  to the Class A noteholders, the Class A Noteholders' Interest Distributable Amount;

    4.  to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

    5.  to the Class B noteholders, the Class B Noteholders' Interest Distributable Amount;

    6.  to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

    7.  to the reserve  account,  an amount equal to the excess of the Specified  Reserve Account Balance over the amount on deposit in the reserve account on that  distribution  date;  provided,  that, on or prior to the distribution  date on which the amount on deposit in the reserve account first equals the Specified Reserve Account Balance,  such amount shall not exceed the Net Excess
        Spread for that distribution date;

    8.  if any class of notes is  outstanding  prior to giving  effect to  distributions  on that  distribution  date to the  Principal
        Distribution Account, the Regular Principal Distribution Amount;

    9.   pro rata, to the  indenture  trustee,  all unpaid  indenture  trustee's  fees and  expenses,  and to the  custodian  under the custodial agreement, all unpaid custodian's fees and expenses; and

    10. to the certificate  distribution  account, for application in the manner set forth in the trust agreement,  the remaining Total
        Distribution Amount.

                                                                  S-40

    Notwithstanding  the foregoing,  following the occurrence and during the  continuation of an event of default relating to a default in the  payment of  principal  or a default  for five days or more in the  payment of  interest  on any note which has  resulted in the acceleration  of the notes,  the  Class A  noteholders  will be entitled  to be paid in full  before any  distributions  of interest or principal  may be made to the Class B  noteholders.  Following  the  occurrence  of any other event of default which has resulted in an acceleration  of the notes,  interest on the Class A  Notes and interest on the Class B  Notes must be paid on each  distribution  date prior to the  distribution  of principal  on the Class A  Notes on that  distribution  date.  For  additional  information  relating to distributions  after the occurrence  and  continuance of an event of default which has resulted in an  acceleration  of the notes,  see
"—Distributions After Acceleration of the Notes Following  Non-Monetary Event of Default" and "—Distributions After Acceleration of the
Notes Following Monetary Event of Default."

    Funds  will be  withdrawn  from  amounts on deposit  in the  reserve  account  and  deposited  into the  collection  account on any distribution date to the extent that —

        o        the Total Required Payment exceeds

        o        the Total Available Amount.

    In addition,  investment  earnings on amounts on deposit in the reserve  account will be withdrawn and deposited in the  collection account.

    "APR" means, with respect to any receivable  related to an installment sale contract,  the annual percentage rate of interest borne by that  receivable,  and with respect to any receivable  related to a finance lease,  the Implicit  Interest Rate for that lease.  The
APR of any  subsidized  receivable  does not take into account any amounts  paid to  Cat Financial  by  Caterpillar  Inc.  with respect thereto at its origination.

    "Certificate Balance" equals, on the closing date,  $4,835,819 and, thereafter,  equals $4,835,819 reduced by all amounts allocable to principal previously distributed to holders of the certificates.

    "Class A  Noteholders'  Interest  Carryover  Shortfall" means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A  Noteholders'  Monthly Interest  Distributable  Amount for the preceding  distribution  date and
(2) any  outstanding  Class A  Noteholders'  Interest Carryover  Shortfall on that preceding  distribution date, over (B) the amount in respect of interest that is actually  distributed to the Class A noteholders on that preceding  distribution date, and (ii) interest on the amount of interest due but not paid to Class A  noteholders on the preceding  distribution date, to the extent permitted by law, at the  applicable  interest rate borne by those Class A Notes from that  preceding  distribution  date through that current  distribution date.

    "Class A  Noteholders'  Interest  Distributable  Amount"  means,  with  respect to any  distribution  date,  the sum of the Class A
Noteholders'  Monthly  Interest  Distributable  Amount for that  distribution  date and the  Class A  Noteholders'  Interest  Carryover
Shortfall for that distribution date.

    "Class A  Noteholders' Monthly Interest  Distributable Amount" means, with respect to any distribution date, an amount equal to the aggregate  amount of interest  accrued on the Class A-1  Notes,  the Class A-2  Notes,  the Class A-3  Notes and the Class A-4 Notes at
their respective  interest rates, with respect to the Class A-1 Notes,  from and including the preceding  distribution date (or, in the case of the initial  distribution  date,  from and including the closing  date),  to but excluding such  distribution  date (based on a
360-day year and the actual number of days elapsed),  and, with respect to the Class A-2  Notes,  the Class A-3 Notes and the Class A-4
Notes,  from and including the 25th day of the month  preceding  such  distribution  date (or, in the case of the initial  distribution date, from and including the closing date) to but excluding the 25th day of the month containing such  distribution  date (in each case based on a 360-day year of twelve 30-day months).

    "Class A-1 Note final scheduled distribution date" means the June 2007 distribution date.

    "Class A-2 Note final scheduled distribution date" means the February 2009 distribution date.

    "Class A-3 Note final scheduled distribution date" means the May 2010 distribution date.

    "Class A-4 Note final scheduled distribution date" means the August 2011 distribution date.

    "Class B Note final scheduled distribution date" means the June 2012 distribution date.

    "Class B  Noteholders'  Interest  Carryover  Shortfall" means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B  Noteholders'  Monthly Interest  Distributable  Amount for the preceding  distribution  date and
(2) any  outstanding  Class B  Noteholders'  Interest Carryover  Shortfall on that preceding  distribution date, over (B) the amount in respect of interest that is actually  distributed to the Class B noteholders on that preceding  distribution date, and (ii) interest on that excess, to the extent permitted by law, at the Class B Note rate.

                                                                  S-41

    "Class B  Noteholders'  Interest  Distributable  Amount"  means,  with  respect to any  distribution  date,  the sum of the Class B
Noteholders'  Monthly  Interest  Distributable  Amount for that  distribution  date and the  Class B  Noteholders'  Interest  Carryover
Shortfall for that distribution date.

    "Class B  Noteholders' Monthly Interest  Distributable Amount" means, with respect to any distribution date, an amount equal to the aggregate  interest  accrued on the Class B Notes at the Class B Note rate from and including the 25th day of the month  preceding such distribution date (or from and including the closing date in the case of the initial  distribution  date) to but excluding the 25th day of the month containing such distribution date (in each case based on a 360-day year of twelve 30-day months).

    "Collection period" means, with respect to each distribution date, the preceding calendar month.

    "Cumulative  Realized Losses" means, with respect to any collection  period,  the percentage  equivalent of a fraction equal to all
Realized  Losses  during the period  since the cut-off  date  through the end of such  collection  period  divided by the Initial  Pool
Balance.

    "Discount Factor" means 7.90% per annum.

    "First Priority Principal  Distribution Amount" means, for any distribution date, an amount equal to the excess, if any, of (i) the aggregate  outstanding  principal  amount of the  Class A  Notes as of the  preceding  distribution  date (after  giving  effect to any principal  payments  made on the  Class A  Notes on that  preceding  distribution  date)  over  (ii)  the Note  Value at the end of the collection period preceding that distribution date;  provided,  however,  that the First Priority Principal  Distribution  Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note final scheduled  distribution  date, the amount that is necessary to reduce the  outstanding  principal  amount of the  Class A-1  Notes to zero,  (ii) on and after the Class A-2  Note final  scheduled distribution  date, the amount that is necessary to reduce the outstanding  principal  amount of the Class A-2 Notes to zero,  (iii) on and after the Class A-3  Note final  scheduled  distribution  date,  the amount that is necessary to reduce the  outstanding  principal amount of the Class A-3  Notes to zero and (iv) on and after the Class A-4 Note final scheduled  distribution  date, the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

    "Initial Note Value" means $965,955,819, which is the Note Value as of the cut-off date.

    "Initial Pool Balance" means $979,999,737 which is the sum of the Contract Balances of each receivable as of the cut-off date.

    "Net Excess Spread" means,  for any distribution  date on or prior to the  distribution  date on which the amount on deposit in the reserve account first equals the Specified  Reserve Account  Balance,  the Total Available  Amount reduced by (i) the Servicing Fee and all unpaid Servicing Fees from prior collection periods,  (ii) the monthly  administration fee and all unpaid  administration fees from prior collection  periods,  (iii) the Class A  Noteholders'  Interest  Distributable  Amount,  (iv) the Class B  Noteholders'  Interest
Distributable  Amount,  and (v) the difference  between (A) the Note Value at the end of the second preceding  collection period, or in the case of the initial  distribution  date,  the Initial  Note Value,  and (B) the Note Value at the end of the  preceding  collection period.

    "Note Value"  means,  at any time,  the present  value of the scheduled  and unpaid  payments on the  receivables,  discounted on a monthly basis at the Discount Factor.  For purposes of calculating Note Value —

        o        for any  delinquent  receivable  that  has not had the  equipment  by  which  it is  secured  repossessed  and  which is not a
                 Liquidated  Receivable or a 180-Day  Receivable,  the amount of any delinquent  payments will be assumed to be received in the next  collection  period and all other  payments  which have not yet  become  due will be  assumed to be  received  as originally scheduled;

        o        for any  receivable  that has had the equipment by which it is secured  repossessed  but which has not yet become a Liquidated
                 Receivable or a 180-Day Receivable,  the outstanding Contract Balance of that receivable will be assumed to be received in the next collection period and it will be assumed that no other payments will be received on that receivable;

        o        for any Liquidated Receivable, it will be assumed that no payments will be received on that receivable; and

        o        for any 180-Day  Receivable,  the aggregate amount of scheduled and unpaid payments of such 180-Day Receivable will be reduced by the Write Down Amount,  if any,  calculated  during the preceding  Collection  Period and all  remaining  scheduled and unpaid payments will be assumed to be received as originally scheduled.

    "Noteholders'  Interest Distributable Amount" means, with respect to any distribution date, the sum of (i) the Class A Noteholders'
Interest  Distributable  Amount for that distribution date and (ii) the Class B  Noteholders'  Interest  Distributable  Amount for that distribution date.

    "180-Day  Receivable"  means, as of the last day of any collection  period,  any receivable as to which (i) a scheduled  payment is more than 180 days past its due date,  as specified in the related  retail  installment  sale contract or finance  lease,  and (ii) Cat
Financial  has  determined  its  estimated  value in  accordance  with its  servicing  standards.  Cat  Financial  will be obligated to determine  the  estimated  value of any  receivable  as to which a scheduled  payment is more than 180 days past its due date as of the last day of a collection period during or prior to the immediately following collection period.

                                                                  S-42

    "Pool  Balance"  means,  at any time, the aggregate  Contract  Balance of the  receivables  at the end of the preceding  collection period,  after giving effect to all payments  received from obligors on the receivables and Purchase Amounts remitted by Cat Financial, the depositor or the servicer,  as the case may be, for that  collection  period,  Liquidation  Proceeds (not in excess of the Contract
Balance of any Liquidated  Receivable)  received with respect to any  Liquidated  Receivable  during that  collection  period,  and all
Realized Losses on Liquidated Receivables and 180-Day Receivables for that collection period.

    "Principal  Distribution Amount" means, with respect to any distribution date, the sum of the First Priority Principal Distribution
Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount for that distribution date.

    "Realized  Losses"  means,  for any  distribution  date,  the sum of (i) with  respect to any  receivable  that became a Liquidated
Receivable during the related collection  period,  the excess, if any, of (a) the Contract Balance of such Liquidated  Receivable minus the Write Down  Amount  for such  receivable,  if any,  over (b) the  Liquidation  Proceeds  for that  Liquidated  Receivable  for that collection  period to the extent  allocable  to  principal  and (ii) the Write  Down  Amount,  if any,  calculated  during the  related collection period, with respect to each 180-Day Receivable.

    "Regular  Principal  Distribution  Amount"  means,  with respect to any  distribution  date,  an amount not less than zero equal to
(i) the  excess of (A) the sum of the  aggregate  outstanding  principal  amount of the notes  and the  Certificate  Balance  as of the preceding  distribution  date (in each case,  after giving effect to any principal  payments made on the notes and certificates on that preceding  distribution  date) over (B) the Note Value at the end of the collection period preceding that distribution date, minus (ii)
the sum of (A) the First Priority  Principal  Distribution  Amount and (B) the Second Priority Principal  Distribution  Amount for that distribution date.

    "Second Priority  Principal  Distribution  Amount" means, for any distribution date, an amount not less than zero, equal to (i) the excess,  if any, of (A) the aggregate  outstanding  principal amount of the notes as of the preceding  distribution  date (after giving effect to any  principal  payments  made on the notes on that  preceding  distribution  date) over (B) the Note Value at the end of the collection period preceding that distribution date, minus (ii) the First Priority Principal  Distribution  Amount for that distribution date;  provided,  however,  that on and after the  Class B  Note final  scheduled  distribution  date,  the Second  Priority  Principal
Distribution  Amount  shall not be less than the amount that is  necessary to reduce the  outstanding  principal  amount of the Class B
Notes to zero.

    The "three month rolling over 60-day  delinquency  percentage"  means,  for any  distribution  date, the average of the over 60-day delinquency percentages for that distribution date and the two immediately preceding distribution dates.

    The "over 60-day delinquency  percentage"  means, for any distribution  date, the percentage  equivalent of a fraction equal to the aggregate  Contract  Balance of all  receivables  for which a  scheduled  payment  was more than 60 days past its  related due date (as specified in the related retail installment sale contract or finance lease) as of the end of the preceding  collection period,  divided by the Pool Balance on such distribution date.

    "Total Distribution Amount" means, with respect to any distribution date, the sum of —

        o        the Total Available Amount for that distribution date; and

        o        the amount, if any, withdrawn from the reserve account and deposited into the Collection Account on that distribution date.

    "Total Required Payment" means, with respect to any distribution date, the sum of —

        o        the Servicing Fee;

        o        the Administration Fee;

        o        the Class A Noteholders' Interest Distributable Amount;

        o        the First Priority Principal Distribution Amount;

        o        the Class B Noteholders' Interest Distributable Amount; and

        o        the Second Priority Principal Distribution Amount.

    "Write Down Amount" means,  for any 180-Day  Receivable,  the excess of (i) the Contract  Balance of such 180-Day  Receivable as of the last day of the  collection  period  during  which a scheduled  payment on such  receivable  became more than 180 days past its due date, as specified in the related retail  installment sale contract or finance lease,  over (ii) the estimated value of the receivable, as determined by Cat Financial in accordance with its servicing  standards,  to the extent allocable to principal in the same manner as a payment in such amount would be.

                                                                  S-43

    Distributions  of Principal.  On each  distribution  date,  so long as no event of default has occurred and is  continuing  and the maturity  of the notes has not been  accelerated,  all amounts on deposit in the  Principal  Distribution  Account  will be paid in the following order of priority:

    1. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

    2. to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

    3. to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

    4. to the Class A-4 noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

    5. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and

    6. to the certificate  distribution account, for application in the manner set forth in the trust agreement, any funds remaining on deposit in the Principal Distribution Account.

    Distributions  After  Acceleration  of the Notes  Following  Non-Monetary  Event of Default.  On each  distribution  date after the occurrence of an event of default  (other than an event of default  relating to default in the payment of principal or default for five days or more in the payment of interest on any note) and the  acceleration of the maturity of the notes,  all amounts on deposit in the collection account will be paid in the following order of priority:

    1. to the trustee in payment of its fees and expenses;

    2. to the Class A-1  noteholders,  the Class A-2  noteholders,  the Class A-3  noteholders  and the Class A-4  noteholders  ratably according to the total amount of interest due and payable to the Class A-1  noteholders,  the Class A-2  noteholders,  the Class
       A-3 noteholders  and the Class A-4  noteholders in payment of accrued and unpaid interest on the Class A-1 Notes,  the Class A-2
       Notes, the Class A-3 Notes and the Class A-4 Notes;

    3. to the Class B noteholders in payment of accrued and unpaid interest on the Class B Notes;

    4. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

    5. to the Class A-2  noteholders,  the Class A-3  noteholders  and the Class A-4  noteholders  ratably  according to the amounts of principal due and payable on the Class A-2 Notes,  the Class A-3  Notes and the Class A-4 Notes, in reduction of principal until the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes has been paid in full;

    6. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and

    7. to the certificate  distribution account for application in the manner set forth in the trust agreement,  any funds remaining on deposit in the collection account.

    Distributions  After Acceleration of the Notes Following Monetary Event of Default.  On each distribution date after the occurrence of an event of default  relating to default in the payment of  principal or default for five days or more in the payment of interest on any note and the  acceleration  of the  maturity of the notes,  all amounts on deposit in the  collection  account  will be paid in the following order of priority:

    1. to the trustee in payment of its fees and expenses;

    2. to the Class A-1  noteholders,  the Class A-2  noteholders,  the Class A-3  noteholders  and the Class A-4  noteholders  ratably according to the total amount of interest due and payable to the Class A-1  noteholders,  the Class A-2  noteholders,  the Class
       A-3 noteholders  and the Class A-4  noteholders in payment of accrued and unpaid interest on the Class A-1 Notes,  the Class A-2
       Notes, the Class A-3 Notes and the Class A-4 Notes;

    3. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

    4. to the Class A-2  noteholders,  the Class A-3  noteholders  and the Class A-4  noteholders  ratably  according to the amounts of principal due and payable on the Class A-2 Notes,  the Class A-3  Notes and the Class A-4 Notes, in reduction of principal until the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes has been paid in full;

    5. to the Class B noteholders in payment of accrued and unpaid interest on the Class B Notes;

    6. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and

    7. to the certificate  distribution account for application in the manner set forth in the trust agreement,  any funds remaining on deposit in the collection account.

                                                                  S-44

Reserve Account

    The rights of the Class B  noteholders to receive  distributions  will be subordinated to the rights of the Class A  noteholders in the event of defaults and delinquencies on the receivables.  The protection afforded to the Class A  noteholders through  subordination will be effected by the  preferential  right of the Class A  noteholders  to receive  both  current  distributions  with respect to the receivables and withdrawals from the reserve account.

    The issuing entity will make an initial  deposit in the reserve  account on the closing date of  $12,074,448  (1.25% of the Initial
Note Value) using funds provided by the depositor.  The reserve account will be augmented on each  distribution  date by the deposit of the Total Distribution Amount remaining after —

        o        payment of the Servicing Fee;

        o        payment of the administration fee;

        o        distributions of interest to the Class A noteholders;

        o        the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account;

        o        distributions of interest to the Class B noteholders; and

        o        the deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account.

    The amount so deposited in the reserve  account on any  distribution  date will be limited to the excess of the  Specified  Reserve
Account Balance over the amount on deposit in the reserve  account,  as described  above under "—  Distributions."  In addition,  on or prior to the  distribution  date on which the amount on deposit in the reserve  account  first  equals the  Specified  Reserve  Account
Balance,  the amount so deposited in the reserve account on any such  distribution date shall not exceed the Net Excess Spread for that distribution date.

    The "Specified  Reserve Account Balance," with respect to any distribution date, will be equal to the lesser of (i) the outstanding principal balance of the notes and (ii) 1.50% of the Initial Note Value;  provided,  however,  that the percentage  specified in clause
(ii) of this definition of Specified Reserve Account Balance may be reduced as follows:

        o        if on the distribution date in December 2007,  (i) Cumulative  Realized Losses for the related collection period are less than
                 0.65% and (ii) the three month rolling over 60-day  delinquency  percentage for such distribution date is less than 5.00%, the percentage  specified in clause (ii) of this  definition of Specified  Reserve  Account  Balance will be 1.25% for the
                 December 2007  distribution  date and each subsequent  distribution  date,  subject to any further reduction in accordance with the terms of this definition;

        o        if on the  distribution  date in June 2008, (i) the percentage  then specified in clause (ii) of this  definition of Specified
                 Reserve Account Balance is 1.50%,  (ii) Cumulative  Realized Losses for the related  collection period are less than 1.00%
                 and (iii) the three month rolling over 60-day  delinquency  percentage for such  distribution date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified  Reserve Account Balance will be reduced by 0.50%
                 for the June 2008 distribution date and each subsequent distribution date;

        o        if on the  distribution  date in June 2008, (i) the percentage  then specified in clause (ii) of this  definition of Specified
                 Reserve Account Balance is 1.25%,  (ii) Cumulative  Realized Losses for the related  collection period are less than 1.00%
                 and (iii) the three month rolling over 60-day  delinquency  percentage for such  distribution date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified  Reserve Account Balance will be reduced by 0.25%
                 for the June 2008 distribution date and each subsequent distribution date; and
        o        if on the  distribution  date in December  2008,  (i) the  percentage  then  specified  in clause (ii) of this  definition  of
                 Specified Reserve Account Balance is 1.25% or greater,  (ii) Cumulative  Realized Losses for the related collection period are less than 1.20% and (iii) the three month rolling over 60-day  delinquency  percentage for such  distribution  date is less than 7.00%,  the percentage  then specified in clause (ii) of this  definition of Specified  Reserve  Account Balance will be reduced by 0.25% for the December 2008 distribution date and each subsequent distribution date.

    On each  distribution  date, if the amount on deposit in the reserve  account  (after giving effect to all deposits or  withdrawals therefrom on that distribution  date, other than withdrawals  described in this sentence) is greater than the Specified Reserve Account
Balance for that  distribution  date, the servicer shall  instruct the indenture  trustee  generally to distribute all of the amount of the excess to the certificate  distribution account. Upon any distribution to the certificate  distribution account of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

                                                                  S-45

    Funds  will be  withdrawn  from  amounts on deposit  in the  reserve  account  and  deposited  into the  collection  account on any distribution  date to the extent that (a) the Total Required Payment exceeds (b) the Total Available  Amount.  In addition,  investment earnings on amounts on deposit in the reserve account will be withdrawn and deposited in the collection account.

    The availability of funds in the reserve account and the overcollateralization  provided by the certificates is intended to enhance the  likelihood  of receipt by the  noteholders  of the full amount of principal  and interest due them and to decrease the  likelihood that the noteholders will experience  losses.  In addition,  the subordination of the Class B Notes to the Class A Notes is intended to provide the Class A  noteholders  with these same  protections.  However,  because in some  circumstances  the reserve account could be depleted  and/or the aggregate  amount of Realized Losses could exceed the  outstanding  principal  amount of the Class B Notes and the overcollateralization  provided by the  certificates,  these  protections are limited.  Upon notification in writing by each of S&P and
Moody's  (each,  a "rating  agency")  that such action will not result in a reduction or withdrawal by that rating agency of the rating of any class of notes rated by that rating  agency and  satisfaction  of certain  other  conditions,  the  depositor  may eliminate the reserve account and replace it with an alternative  arrangement,  in which case funds on deposit in the reserve account generally would be released to the depositor or its designee and no further funds would be deposited in the reserve account.

Net Deposits

    As an administrative  convenience,  the servicer will be permitted to make the deposit of collections and Purchase Amounts required to be remitted by the servicer for each collection  period net of  distributions  to be made to the servicer,  including any additional servicing  compensation and the Servicing Fee to the extent of amounts available for the payment thereof,  for that collection  period.
However,  if the servicer is required to remit  collections  daily,  deposits of those  amounts may only be made net of the  additional servicing  compensation and may not be made net of the Servicing Fee. See  "Description of the Transfer and Servicing  Agreements — Net
Deposits" in the  accompanying  prospectus.  The servicer,  however,  will account to the indenture  trustee,  the owner  trustee,  the noteholders and the certificateholders as if the Servicing Fees were distributed separately.

Reports to Noteholders

    The indenture  trustee will make the servicer reports  described in the accompanying  prospectus under the caption  "Description of the Transfer and  Servicing  Agreements — Reports to  Noteholders"  (and,  at its option,  any  additional  files  containing  the same information in an alternative  format) available each month via the indenture  trustee's  internet website,  which is presently located at  http://www.usbank.com/abs  , presented under "Caterpillar  Financial Asset Trust" as the product and "Caterpillar  Financial 2006-A as the deal.  Noteholders with questions may direct them to the indenture trustee's  bondholder  services group at (800) 934-6802.  The indenture trustee may discontinue or change the manner in which it makes those reports available via the internet.

    For purposes of any electronic  version of this  prospectus  supplement,  the preceding  uniform  resource  locator,  or URL, is an inactive  textual  reference  only.  We have taken  steps to ensure that this URL  reference  was  inactive at the time the  electronic version of this  prospectus  supplement  was created.  In addition,  for so long as the issuing entity is required to file reports with the Securities and Exchange  Commission  under the Securities  Exchange Act of 1934, the issuing  entity's  annual report on Form 10-K, distribution  reports on Form 10-D,  current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably  practicable  after such  materials are  electronically  filed with, or furnished to, the Securities and Exchange
Commission.  See also "Reports to  Noteholders"  in the  accompanying  prospectus  for a more detailed  description  of the  noteholder reports.

Amendment

    Each of the transfer and servicing agreements,  other than the custodial agreement,  may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, to substitute credit enhancement for any class of notes, provided:

        o        the rating  agencies  confirm in writing that such  amendment  will not result in a reduction or  withdrawal  of the rating of that class of notes or any class of notes; and

        o        an opinion of counsel  satisfactory to the indenture  trustee and the owner trustee is provided to the effect that such change will not adversely affect the tax characterization of the notes or the certificates.

    For additional  information on amendment of the transfer and servicing  agreements,  see "Description of the Transfer and Servicing
Agreements — Amendment" in the accompanying prospectus.

                                                                  S-46

The Indenture Trustee

    U.S.  Bank National  Association  will be the indenture  trustee  under the  indenture  (as  described  above).  U.S. Bank National
Association is a national banking  association and a wholly-owned  subsidiary of U.S.  Bancorp,  which is currently ranked as the sixth largest  bank  holding  company in the United  States with total assets  exceeding  $210 billion as of March 31, 2006.  As of March 31,
2006,  U.S.  Bancorp  served  approximately  13.4 million  customers,  operated  2,430 branch  offices in 24 states and had over 51,000 employees.  A network of specialized  U.S.  Bancorp offices across the nation,  inside and outside its 24-state  footprint,  provides a comprehensive  line of banking,  brokerage,  insurance,  investment,  mortgage,  trust and  payment  services  products  to  consumers, businesses, governments and institutions.

    U.S. Bank National  Association has one of the largest  corporate trust  businesses in the country with offices in 31 U.S.  cities.
The indenture will be administered  from U.S. Bank National  Association's  corporate trust office located at 209 South LaSalle Street,
Chicago, Illinois.

    U.S.  Bank  National  Association  has provided  corporate  trust  services  since 1924.  As of March 31, 2006,  U.S. Bank National
Association was acting as trustee with respect to 56,104  issuances of securities with an aggregate  outstanding  principal  balance of over $1.5  trillion.  This  portfolio  includes  corporate  and  municipal  bonds,  mortgage-backed  and  asset-backed  securities  and collateralized debt obligations.

    On December 30, 2005,  U.S.  Bank  National  Association  purchased  the corporate  trust and  structured  finance  trust  services businesses of Wachovia  Corporation.  Following the closing of the acquisition,  the Wachovia affiliate named as fiduciary or agent, as applicable,  under each client  agreement  will  continue in that role until U.S. Bank  National  Association  succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

    As of March 31,  2006,  U.S.  Bank was acting as trustee on at least 12  issuances of  equipment  lease-backed  securities  with an outstanding  aggregate  principal  balance  of  approximately  $1,433,000,000.00  and  has  been  acting  as a  trustee  for  equipment lease-backed securities for at least ten years.

    Unless a servicer  default  under the sale and  servicing  agreement has occurred and is  continuing,  the  indenture  trustee will perform  only  such  duties  as are  specifically  assigned  to it and set  forth  in the  indenture  and the  transfer  and  servicing agreements.  If a servicer default occurs and is continuing under the sale and servicing  agreement,  the indenture trustee is required to exercise such of the rights and powers vested in it by the sale and  servicing  agreement,  such as either acting as the servicer or appointing a successor  servicer.  Subject to certain  qualifications  specified in the sale and  servicing  agreement,  the  indenture trustee will be liable for its own willful misfeasance, bad faith or negligence (except for errors in judgment) for its actions.

    The  indenture  trustee's  duties and  responsibilities  under the  indenture  and the transfer and  servicing  agreements  include collecting  funds from the  servicer to  distribute  to  noteholders  at the  direction  of the  servicer,  providing  noteholders  and applicable  rating  agencies with monthly  servicer  reports and notices of the  occurrence of an event of default under the indenture, removing the servicer as a result of any such default,  appointing a successor servicer,  and effecting any optional termination of the issuing entity.

    The administrator  will pay to the indenture trustee  reasonable  compensation for its services and reimburse the indenture trustee for all  reasonable  expenses  incurred or made by the indenture  trustee in accordance  with any of the provisions of the indenture or any  transfer and  servicing  agreement,  except any such expense as may arise from the  indenture  trustee's  own willful  misconduct, negligence or bad faith.  The issuing entity will also  indemnify the indenture  trustee for any losses and expenses  incurred  without negligence or bad faith on the indenture trustee's part arising out of the acceptance and administration of the issuing entity.

    The  indenture  trustee  may  resign at any time,  in which  event the  administrator,  on behalf of the  issuing  entity,  will be obligated to appoint a successor indenture trustee.  The administrator,  on behalf of the issuing entity, may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture  trustee under the indenture,  if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting.  Upon becoming aware of those  circumstances,  the administrator,  on behalf of the issuing entity,  will be obligated to appoint a successor  indenture  trustee.  The indenture  trustee may also be removed at any time by the holders of notes  evidencing  not less than  majority of the aggregate  principal  amount of all notes,  outstanding at the date of  determination;  provided,  however,  that any notes owned by the issuing entity,  any other obligor upon  the  notes,  the  depositor  or any  affiliate  of any of the  foregoing  persons  shall  be  disregarded  and  deemed  not to be outstanding.  Any  resignation or removal of the indenture  trustee and  appointment of a successor  indenture  trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

    Any costs associated with removing and replacing the indenture trustee will be paid by the issuing entity.

                                                                  S-47

    For more information  regarding the indenture,  the transfer and servicing  agreements,  the indenture trustee and its duties under the indenture and the transfer and servicing  agreements,  see  "Description  of the Notes – The  Indenture"  and  "Description  of the
Transfer and Servicing Agreements" in this prospectus supplement and the accompanying prospectus.

                                               CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Dealer Recourse Receivables

    The terms of a limited number of receivables  provide that Cat Financial has recourse to the related  Caterpillar dealer for all or a portion of the losses Cat Financial  may incur.  This right of recourse has been assigned to the  depositor,  the issuing  entity and the indenture  trustee.  See "Risk  Factors-Bankruptcy  of Cat Financial or a dealer could result in delays in payment or losses on the notes" in the accompanying prospectus.

Cross-Collateralization

    Because  Cat Financial on occasion  cross-collateralizes  its installment sale contracts — whether at origination or pursuant to an adjustment  to that  installment  sale  contract  — with a  particular  obligor  with  other  equipment  of that  obligor  financed  by
Cat Financial, it is possible that:

        o        an item of financed  equipment  may secure more than one contract with that  obligor,  and each of those  contracts may not be included in the issuing entity as a receivable; and

        o        a receivable may be secured by a first  priority lien on the related  financed  equipment and a lien on financed  equipment or related to contracts with that obligor not included in the issuing entity.

    Pursuant to the purchase agreement,  Cat Financial,  as holder of a junior lien on an item of financed equipment, will agree not to transfer its rights in that junior lien until:

        o        the related receivable has been paid in full;

        o        the related first priority lien on the financed equipment has been foreclosed upon or released; or

        o        the  transferee of such junior lien agrees in writing that the lien of the issuing  entity in the related  financed  equipment will be senior to it.

    The issuing  entity  shall have the right to  foreclose  upon all liens,  junior or  otherwise,  that it holds with  respect to any receivable,  whether on the related  financed  equipment or on equipment the first  priority lien on which has not been assigned to the issuing  entity.  If the issuing  entity  forecloses on a junior lien on any equipment in which it does not have a first priority lien, that  foreclosure  would be subject to the senior  liens not held by the issuing  entity.  In  addition,  any junior  liens held by the issuing entity may be eliminated should any more senior liens not held by the issuing entity foreclose upon the related equipment.

    Cat Financial  does not maintain  statistical data with respect to the portion of each retail  installment sale contract secured by related financed equipment and the portion of that contract secured by the  cross-collateralized  liens. However, because the existence of  cross-collateralized  liens will not place the issuing  entity in a different  credit  position than that of  Cat Financial  should
Cat Financial  retain the receivables,  and in light of Cat Financial's  credit loss experience with respect to the U.S. ISC Portfolio, the  depositor  believes  that  statistical  data with respect to the  cross-collateralization  of the  receivables  is not material to investors in the notes.

                                                           LEGAL INVESTMENT

    The Class A-1 Notes will be eligible  securities for purchase by money market funds under  paragraph  (a)(9) of Rule 2a-7 under the
Investment Company Act of 1940, as amended.

                                                    FEDERAL INCOME TAX CONSEQUENCES

    As set forth in the accompanying  prospectus,  the depositor,  the issuing entity and the noteholders will agree to treat the notes as debt for United  States  federal  income tax  purposes.  Further,  as is also  described  in the  accompanying  prospectus,  Orrick,
Herrington & Sutcliffe  llp  ("special  tax  counsel") is of the opinion that the Class A  Notes will be  classified  as debt for those purposes.  See "Federal Income Tax Consequences — Tax Characterization to Holders of the Notes" for additional  discussion with respect to the federal income tax treatment of the Class A Notes.

    Notwithstanding  the treatment of the Class B Notes by the depositor,  the issuing  entity and the  noteholders as debt for federal income tax purposes,  because of the subordination of those notes and the  capitalization  of the issuing entity,  the treatment of the
Class B  Notes as debt for federal  income tax purposes is less clear.  In that regard,  special tax counsel is of the opinion that the
Class B Notes should be classified as debt for federal income tax purposes.  If,  consistent  with that opinion,  the Class B Notes are treated as debt, the discussion in the  accompanying  prospectus  under "Federal Income Tax  Consequences — Tax Consequences to Holders
of the Notes" would be  applicable  with respect to the treatment of the Class B  Notes.  If,  however,  the Class B Notes instead were treated as equity,  the treatment  described in the  accompanying  prospectus  under the heading "Federal Income Tax Consequences — Tax

                                                                  S-48

Consequences  to Holders of the Notes — Possible  Alternative  Treatments  of the Notes"  generally  would be applicable to the Class B
Notes  (except  that no  partnership  tax return will be filed with  respect to the issuing  entity or the Class B  Notes based on this possible  alternative  characterization).  Accordingly,  although  Class B  noteholders  are  required  to be U.S.  Persons,  a Class B noteholder  who  failed to so  qualify — and  whose  investment  was not  otherwise  disregarded  as in  violation  of that  noteholder restriction — would be subject to income tax  withholding in respect of the Class B Notes.  Further,  holders of Class B Notes who were tax-exempt  entities,  including pension plans, could be subject to unrelated business income tax in respect of a Class B Note. Class B noteholders  treated as holding  equity also could be subject to state taxes in any states in which the issuing entity was deemed to be doing business.  See "Federal Income Tax Consequences — Tax Consequences to Holders of the Notes — Possible  Alternative  Treatments of
the Notes" for  additional  considerations  relevant to Class B  noteholders  whose Class B Notes were treated as equity rather than as debt for federal income tax purposes.

                                                         ERISA CONSIDERATIONS

    The  Employee  Retirement  Income  Security  Act of 1974,  as  amended  ("ERISA"),  and  Section  4975 of the Code  impose  certain requirements  on employee  benefit  plans and certain  other plans and  arrangements,  including  individual  retirement  accounts  and annuities,  Keogh plans and entities that may be deemed to hold the assets of any such plan,  account or  arrangement,  such as certain collective  investment  funds or insurance  company general or separate  accounts in which those plans,  accounts or  arrangements  are invested,  that are subject to the fiduciary  responsibility and prohibited  transaction provisions of ERISA and/or Section 4975 of the
Code  (collectively,  "Plans") and on persons who are  fiduciaries  with respect to Plans,  in connection with the investment of assets that are  treated  as "plan  assets"  of any Plan for  purposes  of  applying  Title I  of ERISA and  Section  4975 of the Code  ("Plan
Assets").  ERISA generally imposes on Plan fiduciaries certain general fiduciary  requirements,  including those of investment prudence and  diversification  and the  requirement  that a Plan's  investments  be made in accordance  with the  documents  governing the Plan.
Generally,  any person who has  discretionary  authority or control  respecting the  management or disposition of Plan Assets,  and any person who provides  investment  advice with  respect to Plan Assets for a fee or other  compensation,  is a fiduciary  with respect to those Plan Assets.

    Subject to the considerations described below, the notes are generally eligible for purchase with Plan Assets of any Plan.

Prohibited Transactions

    ERISA and Section 4975 of the Code prohibit a broad range of transactions  involving Plan Assets and persons ("parties in interest"
under ERISA and "disqualified persons" under the Code,  collectively,  "Parties in Interest") who have certain specified  relationships to a Plan or its Plan Assets,  unless a statutory or administrative  exemption is available.  Parties in Interest that participate in a prohibited  transaction  may be subject to a penalty  imposed under ERISA and/or an excise tax imposed  pursuant to Section 4975 of the
Code, unless a statutory or administrative  exemption is available.  These prohibited  transactions  generally set forth in Section 406 of ERISA and Section 4975 of the Code.

    Any  fiduciary  or other Plan  investor  considering  whether to purchase  the notes with Plan Assets of any Plan should  determine whether that purchase is consistent with its fiduciary  duties and whether  purchasing and holding the notes would constitute or result in a non-exempt  prohibited  transaction  under Section 406 of ERISA and/or Section 4975 of the Code because any of the depositor,  the servicer,  the underwriters,  the indenture trustee, the owner trustee, any  certificateholder or any other parties may be deemed to be benefiting  from the issuance of the notes and are Parties in Interest with respect to the investing  Plan.  In  particular,  the notes may not be purchased  with Plan Assets of any Plan if any of the depositor,  the servicer,  the indenture  trustee,  the owner trustee, any certificateholder or any of their respective affiliates:

        o        has investment or administrative discretion with respect to the Plan Assets used to effect that purchase;

        o        has authority or  responsibility to give, or regularly gives,  investment advice with respect to those Plan Assets,  for a fee and pursuant to an agreement or understanding that such advice:

                o        will serve as a primary basis for investment decisions with respect to those Plan Assets, and

                o        will be based on the particular investment needs of that Plan; or

        o        is an employer  maintaining or contributing to that Plan unless U.S.  Department of Labor (the "DOL")  Prohibited  Transaction
                 Exemption ("PTE") 95-60, 91-38 or 90-1 or some other exemption applies.

                                                                  S-49

    Any such  fiduciary  or other  Plan  investor  should  consult  with its  counsel  regarding  the  applicability  of the  fiduciary responsibility and prohibited  transaction  provisions of ERISA and Section 4975 of the Code to that investment and the availability of any  prohibited  transaction  exemption,  such as PTEs 96-23  (Class  Exemption  for Plan Asset  Transactions  Determined  by  In-House
Investment  Managers),  95-60 (Class Exemption for Certain  Transactions  Involving  Insurance Company General Accounts),  91-38 (Class
Exemption for Certain  Transactions  Involving  Bank  Collective  Investment  Funds),  90-1 (Class  Exemption for Certain  Transactions
Involving  Insurance  Company  Pooled  Separate  Accounts)  and 84-14  (Class  Exemption  for Plan  Asset  Transactions  Determined  by
Independent  Qualified  Professional Asset Managers).  A purchaser of the notes should be aware,  however,  that even if the conditions specified in one or more of the above  exemptions are met, the scope of the relief  provided by the exemption  might not cover all acts which  might be  construed  as  prohibited  transactions.  In  addition,  investors  other than Plan  investors  should be aware that a prohibited  transaction could be deemed to occur if any holder of the certificates or any of its respective  affiliates is or becomes a
Party in Interest with respect to any Plan that purchases and holds the notes without  satisfying  the  conditions of  eligibility  for exemptive relief under one or more of the above exemptions.

ERISA Status of Notes as Debt

    In addition,  under Section 2510.3-101 of the regulations of the DOL (the "Plan Asset  Regulation"),  the purchase with Plan Assets of equity  interests in the issuing entity could, in some  circumstances,  cause the receivables and other assets of the issuing entity to be deemed Plan Assets of the  investing  Plan  which,  in turn,  would  subject the issuing  entity and its assets to the  fiduciary responsibility  provisions of ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the Code.  Nevertheless,
because the notes:

        o        should be treated as indebtedness under local law and debt, rather than equity, for tax purposes; and

        o        should not be deemed to have any "substantial equity features,"

purchases of the notes  should not be treated as equity  investments  and,  therefore,  the  receivables  and other assets  included as assets of the issuing  entity should not be deemed to be Plan Assets of the investing  Plans.  Those  conclusions  are based,  in part, upon the  traditional  debt features of the notes,  including the reasonable  expectation of purchasers of notes that the notes,  which are highly  rated by the rating  agencies,  will be repaid when due, as well as the absence of  conversion  rights,  warrants and other typical  equity  features.  Before  purchasing  the notes,  a fiduciary or other Plan  investor  should  itself  confirm that the notes constitute  indebtedness,  and have no substantial equity features,  for purposes of the Plan Asset Regulation.  However this would not be true with respect to the notes if they did have  substantial  equity  features or would not be treated as  indebtedness  under local law.

Plans Subject to Similar Laws

    Certain employee benefit plans,  such as  "governmental  plans" (as defined in Section 3(32) of ERISA),  certain "church plans" (as defined in Section 3(33) of ERISA) and non-U.S.  plans (as described in Section 4(b)(4) of ERISA),  are not subject to the requirements of ERISA or Section  4975 of the Code,  but they are  subject to the terms of their  governing  instruments  and may also be subject to provisions  of  federal,  state,  local,  non-U.S.  or other laws or  regulations  that  contain  provisions  similar to the  fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code ("Similar Laws").

Representation

    Accordingly,  the notes  should not be  purchased  or held by any person  investing  the  assets of any  employee  benefit or other retirement  plan,  account or  arrangement,  whether or not subject to ERISA,  Section 4975 of the Code or any Similar Law, unless such purchase and holding will not  constitute a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Code or a violation of any  applicable  Similar  Law.  By its  acceptance  of a note,  each  purchaser  and  transferee  of a note  will be  deemed to have represented  and warranted  that either (i) no portion of the assets used by such  purchaser or transferee to acquire or hold the notes constitutes  assets of any employee benefit or other retirement  plan,  account or arrangement,  whether or not it is subject to ERISA,
Section 4975 of the Code or Similar Laws,  or of any entity whose  underlying  assets are  considered to include the assets of any such plan,  account or  arrangement;  or (ii) the purchase and holding of the notes by such  purchaser or transferee  will not  constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

    The foregoing  discussion is general in nature and is not intended to be  all-inclusive.  Due to the  complexity of these rules and the penalties  that my be imposed upon persons  involved in non-exempt  prohibited  transactions,  it is  particularly  important  that fiduciaries,  or other persons considering  purchasing the notes on behalf of, or with the Plan Assets of, any Plan, consult with their counsel  regarding the potential  applicability of ERISA,  Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. For further  information see "ERISA  Considerations"  in the accompanying prospectus.

                                                                  S-50

                                                             UNDERWRITING

    Subject to the terms and  conditions  set forth in an  underwriting  agreement  (the "Class A Note  underwriting  agreement"),  the depositor  has  agreed to sell to the  underwriters  named  below (the  "Class A  Note  underwriters"),  and each of the  Class A  Note underwriters has severally agreed to purchase, the principal amount of Class A Notes set forth opposite its name below:

                                                                   Principal        Principal         Principal         Principal
                                                                   Amount of        Amount of         Amount of         Amount of
                                                                   Class A-1        Class A-2         Class A-3         Class A-4
               Class A Note Underwriters                             Notes            Notes             Notes             Notes
              ________________________________________________   ______________   _____________   _________________   _______________
               Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated......................       $86,136,000      $87,500,000      $105,700,000       $47,762,000
               ABN AMRO Incorporated........................       $86,136,000      $87,500,000      $105,700,000       $47,762,000
               Banc of America Securities LLC...............       $18,457,000      $18,750,000       $22,650,000       $10,234,000
               Barclays Capital Inc.........................       $18,457,000      $18,750,000       $22,650,000       $10,234,000
               Citigroup Global Markets Inc.................       $18,457,000      $18,750,000       $22,650,000       $10,234,000
               J.P. Morgan Securities Inc...................       $18,457,000      $18,750,000       $22,650,000       $10,234,000
                                     Total..................      $246,100,000     $250,000,000      $302,000,000      $136,460,000
                                                                 ==============   ==============  ==================  ================

    In the Class A  Note  underwriting  agreement,  the Class A Note  underwriters  have  agreed,  subject to the terms and  conditions therein,  to purchase all of the Class A  Notes  offered  hereby if any of such Class A  Notes are  purchased.  The  depositor has been advised by the Class A Note  underwriters  that they propose initially to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3
Notes and the Class A-4  Notes to the public at the prices set forth on the cover page of this  prospectus  supplement,  and to certain dealers at those prices less a concession not in excess of 0.066% per Class A-1 Note,  0.093% per Class A-2 Note,  0.114% per Class A-3
Note and 0.138% per Class A-4  Note. The Class A Note  underwriters  may allow and those dealers may reallow a concession not in excess of 0.044% per Class A-1  Note,  0.070% per Class A-2  Note,  0.085% per Class A-3  Note and 0.104% per Class A-4  Note to certain other dealers.  After the initial public offering, those prices and concessions may be changed.

    Subject to the terms and conditions set forth in an underwriting agreement (the "Class B Note underwriting  agreement" and together with the Class A note  underwriting  agreement,  the  "underwriting  agreements"),  the depositor has agreed to sell to Merrill  Lynch,
Pierce,  Fenner & Smith Incorporated  ("Merrill") (the "Class B Note underwriter" and together with the Class A Note underwriters,  the
"underwriters"), and the Class B Note underwriter has agreed to purchase, the entire principal amount of the Class B Notes.

    In the Class B Note underwriting  agreement,  the Class B Note underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Class B  Notes  offered  hereby if any of such Class B  Notes are  purchased.  The depositor has been advised by the Class B Note  underwriter  that it proposes to initially  offer the Class B Notes to the public at the price set forth herein,  and to certain  dealers at such price less a concession  not in excess of 0.252% per Class B Note. The Class B Note  underwriter  may allow and such dealers may reallow a concession not in excess of 0.158% per Class B Note to certain other  dealers.  After the initial public offering, such price and concession may be changed.

    Until the  distribution  of the notes is completed,  rules of the Securities  and Exchange  Commission may limit the ability of the underwriters  and certain  selling  group  members to bid for and purchase the notes.  As an exception to these rules,  Merrill and ABN
AMRO  Incorporated  ("ABN"),  on behalf of the  underwriters,  are  permitted  to engage in  over-allotment  transactions,  stabilizing transactions,  syndicate  covering  transactions  and penalty bids with respect to the notes in accordance  with Regulation M under the
Securities Exchange Act of 1934, as amended.

    Over-allotment  transactions  involve  syndicate  sales in excess of the offering size,  which create a syndicate  short  position.
Stabilizing  transactions  permit  bids to  purchase  the notes so long as the  stabilizing  bids do not  exceed a  specified  maximum.
Syndicate  covering  transactions  involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short  positions.  Penalty bids permit Merrill or ABN to reclaim a selling  concession from a syndicate  member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

    Such over-allotment transactions,  stabilizing transactions,  syndicate covering transactions and penalty bids may cause the prices of the notes to be higher  than they  would  otherwise  be in the  absence of those  transactions.  Neither  the  issuing  entity,  the depositor,  Cat Financial,  nor any of the underwriters  makes any representation or prediction as to the direction or magnitude of any effect  that the  transactions  described  above may have on the price of the notes.  In  addition,  neither the  issuing  entity,  the depositor,  Cat Financial,  nor any of the underwriters  represents that the underwriters  will engage in any such transactions or that those transactions, once commenced, will not be discontinued without notice.

                                                                  S-51

    The underwriting  agreements  provide that the depositor and  Cat Financial  will indemnify the underwriters  against certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended,  or contribute to payments the several  underwriters may be required to make in respect thereof.

    J.P. Morgan  Securities Inc., an underwriter,  is an affiliate of the owner trustee.  In addition,  in the ordinary course of their business,  the underwriters and their affiliates have engaged and may in the future engage in investment  banking or commercial banking transactions with the depositor and its affiliates.

    The indenture  trustee and the owner  trustee,  on behalf of the issuing  entity,  may, from time to time,  invest the funds in the issuing entity accounts in eligible investments acquired from the underwriters.

    The closings of the sale of the notes and certificates are conditioned on the closing of the sale of each other.

                                                            LEGAL OPINIONS

    Certain legal matters relating to the notes and the certificates will be passed upon for the issuing entity,  the depositor and the servicer by Orrick,  Herrington & Sutcliffe llp, San Francisco,  California,  and by Richards, Layton & Finger,  Wilmington,  Delaware,
and for the  underwriters by Simpson  Thacher & Bartlett LLP, New York, New York.  Certain federal income tax and other matters will be passed upon for the issuing  entity and the  depositor  by Orrick,  Herrington  & Sutcliffe  LLP, San  Francisco,  California.  Certain
Tennessee  state tax matters  will be passed upon for the issuing  entity and the  depositor  by Waller  Lansden  Dortch & Davis,  LLP,
Nashville, Tennessee.

                                                                  S-52

                                                            INDEX OF TERMS

    Set forth below is a list of the defined terms used in this  prospectus  supplement  and defined  herein and the pages on which the definitions of these terms may be found.  Certain  defined terms used in this  prospectus  supplement  are defined in the  accompanying prospectus. See "Index of Terms" in the accompanying prospectus.

                                                              Page                                                                Page
APR...........................................................S-41     Lease Scheduled Payments...................................S-18
Certificate Balance...........................................S-41     Liquidated Receivable......................................S-40
Class A Note underwriters.....................................S-51     Liquidation Proceeds.......................................S-40
Class A Note underwriting agreement...........................S-51     Net Excess Spread..........................................S-42
Class A Noteholders' Interest Carryover Shortfall.............S-41     Net Investment.............................................S-18
Class A Noteholders' Interest Distributable Amount............S-41     Note Value.................................................S-42
Class A Noteholders' Monthly Interest Distributable Amount....S-41     Noteholders' Interest Distributable Amount.................S-42
Class A-1 Note final scheduled distribution date..............S-41     180-Day Receivable.........................................S-42
Class A-1 Note rate...........................................S-34     Parties in Interest........................................S-49
Class A-2 Note final scheduled distribution date..............S-41     over 60-day delinquency percentage.........................S-43
Class A-2 Note rate...........................................S-35     Plan Asset Regulation......................................S-50
Class A-3 Note final scheduled distribution date..............S-41     Plan Assets................................................S-49
Class A-3 Note rate...........................................S-35     Plans......................................................S-49
Class A-4 Note final scheduled distribution date..............S-41     Pool Balance...............................................S-43
Class A-4 Note rate...........................................S-35     pool factor................................................S-34
Class B Note final scheduled distribution date................S-41     Principal Distribution Account.............................S-38
Class B Note Rate.............................................S-35     Principal Distribution Amount..............................S-43
Class B Note underwriter......................................S-51     PTE........................................................S-49
Class B Note underwriting agreement...........................S-51     rating agency..............................................S-46
Class B Noteholders' Interest Carryover Shortfall.............S-41     Realized Losses............................................S-43
Class B Noteholders' Interest Distributable Amount............S-42     Receivables Pool...........................................S-18
Class B Noteholders' Monthly Interest Distributable Amount....S-42     Regular Principal Distribution Amount......................S-43
Class B Note rate.............................................S-35     Second Priority Principal Distribution Amount..............S-43
Clearstream....................................................I-1     Servicing Fee..............................................S-38
collection period.............................................S-42     Servicing Fee Rate.........................................S-38
Contract Balance..............................................S-18     Similar Laws...............................................S-50
CPR...........................................................S-29     special tax counsel........................................S-48
Cumulative Realized Losses....................................S-42     Specified Reserve Account Balance..........................S-45
Custodian.....................................................S-28     Static Pool Data...........................................S-27
cut-off date..................................................S-18     three month rolling over 60-day delinquency percentage.....S-43
determination date............................................S-40     Total Available Amount.....................................S-40
Discount Factor...............................................S-42     Total Distribution Amount..................................S-43
distribution date.............................................S-35     Total Required Payment.....................................S-43
DOL...........................................................S-49     transfer and servicing agreements..........................S-38
DTC............................................................I-1     underwriters...............................................S-51
ERISA.........................................................S-49     underwriting agreements....................................S-51
Euroclear......................................................I-1     U.S. ISC Portfolio.........................................S-24
First Priority Principal Distribution Amount..................S-42     U.S. Finance Lease Portfolio...............................S-24
Global Notes...................................................I-1     U.S. Portfolio.............................................S-24
Initial Note Value............................................S-42     Write Down Amount..........................................S-43
Initial Pool Balance..........................................S-42
Issuing Entity ................................................S-3

                                                                  S-53

                                                                ANNEX I

                                                   GLOBAL CLEARANCE, SETTLEMENT AND
                                                     TAX DOCUMENTATION PROCEDURES

    Except in certain limited  circumstances,  the globally offered  Caterpillar  Financial Asset Trust 2006-A Class A-1 5.45498% Asset
Backed Notes,  Class A-2  5.59% Asset Backed Notes,  Class A-3  5.57% Asset Backed  Notes,  Class A-4  5.62% Asset Backed Notes and the
Class B  5.71% Asset Backed Notes  (collectively,  the "Global  Notes") will be available  only in  book-entry  form.  Investors in the
Class A Notes may hold those Global Notes through any of The Depository Trust Company  ("DTC"),  Clearstream  Banking,  société anonyme
("Clearsteam") or Euroclear Bank S.A./N.V.  ("Euroclear").  The Global Notes representing  interests in Class A Notes will be tradeable as home market  instruments  in both the European and U.S.  domestic  markets.  Investors in Class B  Notes may hold their Global Notes only through DTC. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary  market  trading  between  investors in Class A  Notes  holding  Global Notes through  Clearsteam  and Euroclear  will be conducted in the ordinary way in  accordance  with their normal rules and operating  procedures  and in  accordance  with  conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary  market  trading  between  investors  holding  Global  Notes  through DTC will be  conducted  according  to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary  cross-market  trading between  Clearsteam or Euroclear and DTC participants  holding Class A Notes will be effected on a delivery  against  payment basis  through the  respective  depositaries  of  Clearsteam  and  Euroclear  (in that  capacity) and as DTC participants.

    Non-U.S.  holders (as described below) of Global Notes will be subject to U.S.  withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

    The Class B Notes may not be purchased by persons who are not United States Persons and any purported  transfer of an interest in a
Class B  Note to a person that is not a United  States  Person shall be void.  The Class B  Notes shall bear a legend  indicating  such ownership and transfer  restriction.  By acceptance of a Class B Note, each Class B  noteholder shall be deemed to have represented and warranted to the depositor,  the issuing entity and the indenture  trustee that such noteholder is a United States Person. In addition, if requested by the depositor,  the issuing entity or the  administrator,  an investor in the Class B Notes will be required to deliver to the depositor an affidavit and related tax forms certifying  generally to the effect that,  under penalty of perjury,  such investor is a United States Person.

Initial Settlement

    All Global Notes will be held in book-entry  form by DTC in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the
Global Notes will be represented through financial  institutions acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearsteam and Euroclear will hold positions on behalf of their participants  through their respective  depositaries,  which in turn will hold those positions in accounts as DTC participants.

    Investors  in Class A  Notes  electing to hold their  Global  Notes  through DTC (other than  through  accounts at  Clearstream  or
Euroclear) will follow the settlement  practices  applicable to U.S. corporate debt obligations.  Investor  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors  electing to hold their Global Notes through  Clearsteam  or Euroclear  accounts  will follow the  settlement  procedures applicable to  conventional  eurobonds in registered  form.  Global Notes will be credited to the  securities  custody  accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

    Since the  purchaser  determines  the place of  delivery,  it is  important  to  establish  at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading  between  DTC  Participants.  Secondary  market  trading  between DTC  participants  will be settled  using the  procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading between Clearsteam and/or Euroclear  Participants.  Secondary market trading between  Clearsteam  participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading  between DTC seller and  Clearstream  customer or Euroclear  purchaser.  When Global Notes are to be  transferred  from the account  of a DTC  participant  to the  account  of a  Clearstream  customer  or a  Euroclear  participant,  the  purchaser  will  send instructions to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day before settlement.  Clearstream  or  Euroclear,  as the case may be, will  instruct  their  respective  depository to receive the Global Notes against  payment.  Payment will then be made by the respective  depository to the DTC  participant's  account  against  delivery of the
Global Notes.

                                                                  I-1

    After  settlement  has been  completed,  the Global Notes will be credited to the  respective  clearing  system and by the clearing system,  in accordance with its usual  procedures,  to the Clearsteam  customer's or Euroclear  participant's  account.  Credit for the
Global Notes will appear the next day (European  time) and the cash debit will be back-valued  to, and the interest on the Global Notes will accrue from,  the value date (which  would be the  preceding  day when  settlement  occurred in New York).  If  settlement  is not completed on the intended value date (i.e.,  the trade fails),  the Clearsteam or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearsteam customers and Euroclear  participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position  funds for settlement,  either from cash on hand or existing  lines of credit,  as they would for any settlement  occurring  within  Clearsteam or Euroclear.  Under this approach, they may take on credit exposure to Clearsteam or Euroclear until the Global Notes are credited to their accounts one day later.

    As an  alternative,  if  Clearsteam  or  Euroclear  has  extended a line of credit to them,  Clearsteam  participants  or Euroclear participants  can elect not to  pre-position  funds and allow  that  credit  line to be drawn upon to  finance  settlement.  Under this procedure,  Clearsteam  participants  or Euroclear  participants  purchasing  Global Notes would incur  overdraft  charges for one day, assuming  they cleared the  overdraft  when the Global Notes were  credited to their  accounts.  However,  interest on the Global Notes would  accrue from the value date.  Therefore,  in many cases the  investment  income on the Global  Notes  earned  during that one-day period may substantially  reduce or offset the amount of those overdraft  charges,  although this result will depend on each Clearsteam customer's or Euroclear participant's particular cost of funds.

    Since the  settlement  is taking place during New York business  hours,  DTC  participants  can employ their usual  procedures  for sending  Global  Notes to the  respective  depository  for the benefit of  Clearsteam  customers or  Euroclear  participants.  The sale proceeds will be available to the DTC seller on the  settlement  date.  Thus, to the DTC  participant a cross-market  transaction  will settle no differently than a trade between two DTC participants.

    Trading  between  Clearstream or Euroclear  seller and DTC  purchaser.  Due to time zone  differences  in their favor,  Clearstream customers  and  Euroclear  participants  may employ  their  customary  procedures  for  transactions  in which  Global  Notes are to be transferred by the respective  clearing  system,  through the respective  depository to another DTC  participant.  The seller will send instructions  to  Clearstream  or the  Euroclear  operator  through a Clearstream  participant  or Euroclear  participant  at least one business day before  settlement.  In these cases,  Clearstream  or Euroclear will instruct  their  respective  depository to credit the
Global Notes to the DTC  participant's  account  against  payment.  The payment will then be reflected in the amount of the Clearstream customer or Euroclear  participant  the  following  day, and receipt of the cash  proceeds in the  Clearstream  customer's or Euroclear participant's  account would be  back-valued  to the value date (which would be the  preceding  day,  when  settlement  occurred in New
York). If the  Clearstream  customer or Euroclear  participant  has a line of credit with its respective  clearing system and elects to draw on such line of credit in  anticipation  of receipt of the sale  proceeds in its account,  the  back-valuation  may  substantially reduce or offset any overdraft  charges  incurred over that one-day  period.  If settlement is not completed on the intended value date
(i.e., the trade fails),  receipt of the cash proceeds in the Clearstream  customer's or Euroclear  participant's account would instead be valued as of the actual settlement date.

    Finally,  day traders that use  Clearsteam  or Euroclear  and that  purchase  Global  Notes from DTC  participants  for delivery to
Clearsteam  customers  or  Euroclear  participants  should  note that these  trades  would  automatically  fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing  through  Clearsteam  or Euroclear for one day,  until the purchase side of the day trade is reflected in their
    Clearsteam or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing  the Global Notes in the U.S. from a DTC  participant  no later than one day prior to  settlement,  which would give the Global Notes sufficient time to be reflected in their Clearsteam or Euroclear  account in order to settle the sale side of the trade; or

          (c)  staggering  the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearsteam customer or Euroclear participant.

                                                                  I-2

Certain U.S. Federal Income Tax Documentation Requirements

    A  beneficial  owner of Global Notes  holding  securities  through  Clearstream  or Euroclear  (or through DTC if the holder has an address  outside the U.S.) will be subject to the 30% U.S.  withholding tax that generally  applies to payments of interest  (including original issue discount) on registered debt issued by U.S. Persons, unless:

        o        each clearing  system,  bank or other financial  institution  that holds  customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between that beneficial  owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

        o        that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate.

See "Federal Income Tax Consequences" in the accompanying prospectus.

                                                                  I-3

                                                               ANNEX II

                                                           STATIC POOL DATA

Original Pool Characteristics:
	Securitized Pools:	1998		1999		2001		2002		2003		2004		2005
Number of Pool Assets			8,218		6,786		8,676		8,532		10,341		8,749		8,791
Aggregate Contract Balance at Cut-off:			$605,678,534		$593,653,285		$624,415,987		$633,882,224		$682,740,575		$660,300,220	$860,601.73
Average Contract Balance at Cut-off:			$ 73,701		$ 87,482		$ 71,970		$ 74,295		$ 66,023		$ 75,472	$ 97,896
Weighted Average Interest Rate			7.53%		7.11%		8.52%		7.10%		6.15%		5.71%		5.97%
Weighted Average Original Term			49 months		49 months		49 months		49 months		48 months		47 months		50 months
Weighted Average Remaining Term			41 months		43 months		39 months		37 months		37 months		41 months		44 months
Weighted Average Seasoning:			8 months		6 months		10 months		12 months		11 months		6 months		5 months
Distribution by Equipment Type:
		Construction:	89.75%	Construction:	94.37%	Machine(2):	96.80%	Machine(2):	98.70%	Machine(2):	99.10%	Machine(2):	98.60%	Machine(2):	99.40%
		Lift Trucks:	8.65%	Lift Trucks:	4.31%	Lift Trucks:	3.20%	Lift Trucks:	1.30%	Lift Trucks:	0.90%	Lift Trucks:	1.40%	Lift Trucks:	0.60%
		Paving Equipment:	1.60%	Paving Equipment:	1.32%

Distribution by New and Used Equipment(1):
		New:	75.02%	New:	70.71%	New:	64.30%	New:	69.20%	New:	70.40%	New:	60.70%	New:	73.40%
		Used:	24.98%	Used:	29.29%	Used:	35.70%	Used:	30.80%	Used:	29.60%	Used:	39.30%	Used:	26.60%

Distribution by Industry(1):
		Agriculture, Fishing and Forestry:	3.21%	Agriculture, Fishing and Forestry:	3.61%	Agriculture, Fishing and Forestry:	5.00%	Agriculture, Fishing and Forestry:	5.50%	Agriculture, Fishing and Forestry:	6.90%	Agriculture, Fishing and Forestry:	6.90%	Agriculture, Fishing and Forestry:	5.30%
		Construction:	58.00%	Construction:	67.07%	Construction:	67.60%	Construction:	62.70%	Construction:	68.20%	Construction:	69.70%	Construction:	65.40%
		Mining:	7.06%	Mining:	6.26%	Mining:	5.90%	Mining:	12.30%	Mining:	6.20%	Mining:	7.30%	Mining:	9.90%
		Manufacturing :	10.40%	Manufacturing :	7.41%	Manufacturing :	6.80%	Manufacturing :	6.30%	Manufacturing :	6.50%	Manufacturing :	5.70%	Manufacturing :	6.20%
		Transportation/ Public Utilities:	4.76%	Transportation/ Public Utilities:	3.65%	Transportation/ Public Utilities:	4.80%	Transportation/ Public Utilities:	2.70%	Transportation/ Public Utilities:	1.80%	Transportation/ Public Utilities:	1.60%	Transportation/ Public Utilities:	2.00%
		Whole Sale Trade	5.05%	Whole Sale Trade	2.82%	Whole Sale Trade	3.10%	Whole Sale Trade	1.50%	Whole Sale Trade	1.50%	Whole Sale Trade	1.30%	Whole Sale Trade	1.70%
		Other:	11.52%	Other:	9.18%	Other:	6.90%	Other:	8.90%	Other:	8.90%	Other:	7.50%	Other:	9.60%

Distribution of Assets by Loan or Note Rate(1):
		6.00% - 6.49%	23.76%	5.75% - 5.99%	15.55%	7.25% - 7.50%	14.3%	6.25% - 7.50%	80.3%	5.01% - 5.50%	19.6%	4.51% - 5.00%	16.2%	4.51% - 6.50%	80.4%
		6.50% - 6.99%	19.21%	6.00% - 6.49%	20.88%	7.51% - 8.00%	24.7%	7.51% - 8.00%	11.0%	5.51% - 6.00%	30.5%	5.01% - 5.50%	32.2%	6.51% - 7.00%	11.8%
		7.00% - 7.49%	12.89%	6.50% - 6.99%	21.31%	8.01% - 8.50%	19.0%	8.01% - 8.50%	4.9%	6.01% - 6.50%	24.7%	5.51% - 6.00%	25.0%	7.01% - 7.50%	5.1%
		7.50% - 7.99%	8.19%	7.00% - 7.49%	8.82%	8.51% - 9.00%	16.4%	8.51% - 9.00%	2.1%	6.51% - 7.00%	14.4%	6.01% - 6.50%	15.1%	7.51% - 8.00%	1.5%
		8.00% - 8.49%	10.45%	7.50% - 7.99%	6.80%	9.01% - 9.50%	10.1%	9.01% - 9.50%	0.8%	7.01% - 7.50%	4.6%	6.51% - 7.00%	8.1%	8.01% - 8.50%	0.6%
		8.50% - 8.99%	16.19%	8.00% - 8.49%	11.94%	9.51% - 10.00%	5.7%	9.51% - 10.00%	0.4%	7.51% - 8.00%	3.6%	7.01% - 7.50%	1.5%	8.51% - 9.00%	0.3%
		9.00% - 9.49%	5.16%	8.50% - 8.99%	11.13%	10.01% - 10.50%	6.3%	10.01% - 10.50%	0.3%	8.01% - 8.50%	1.2%	7.51% - 8.00%	1.2%	9.01% - 9.50%	0.2%
		9.50% - 9.99%	2.43%	9.00% - 9.49%	2.04%	10.51% - 11.00%	2.5%	10.51% - 11.00%	0.1%	8.51% - 9.00%	0.9%	8.01% - 8.50%	0.3%	9.51% - 10.00%	0.0%
		10.00% and over	1.72%	9.50% - 9.99%	1.09%	11.01% - 11.50%	0.6%	11.01% - 11.50%	0.1%	9.01% - 9.50%	0.2%	8.51% - 9.00%	0.3%	10.01% - 10.50%	0.0%
				10.00% and over	0.45%	11.51% - 12.00%	0.2%	11.51% - 12.00%	0.0%	9.51% - 10.00%	0.1%	9.01% - 9.50%	0.0%	10.51% - 11.00%	0.0%
						12.01% - 12.50%	0.1%	12.01% - 12.50%	0.0%	10.01% - 10.50%	0.1%	9.51% - 10.00%	0.0%	11.01% and higher	0.0%
						12.51% and over	0.1%	12.51% and over	0.0%	10.51% - 11.00%	0.0%	10.01% - 10.50%	0.0%
										11.01% - 11.50%	0.0%	10.51% - 11.00%	0.0%
										11.51% - 12.00%	0.0%

Geographic Concentrations(1):
		Alabama.	2.69%	Alabama	2.40%	Alabama	2.50%	Alabama	3.10%	Alabama	2.10%	Alabama	2.40%	Alabama	3.00%
		Alaska	0.35%	Alaska	0.70%	Alaska	0.60%	Alaska	0.60%	Alaska	1.00%	Alaska	0.90%	Alaska	0.70%
		Arizona.	2.15%	Arizona	2.05%	Arizona	2.70%	Arizona	2.50%	Arizona	3.30%	Arizona	3.60%	Arizona	4.20%
		Arkansas	1.16%	Arkansas	1.27%	Arkansas	1.40%	Arkansas	1.50%	Arkansas	1.80%	Arkansas	1.70%	Arkansas	1.20%
		California	7.00%	California	8.53%	California	8.50%	California	7.90%	California	8.80%	California	7.60%	California	8.30%
		Colorado	1.17%	Colorado	1.43%	Colorado	2.00%	Colorado	0.90%	Colorado	1.60%	Colorado	1.30%	Colorado	1.60%
		Connecticut.	0.16%	Connecticut	0.29%	Connecticut	0.80%	Connecticut	1.00%	Connecticut	0.90%	Connecticut	1.30%	Connecticut	1.10%
		Delaware	0.19%	Delaware	0.23%	District of Columbia	0.00%	Delaware	0.40%	Delaware	0.40%	Delaware	0.30%	Delaware	0.30%
		District of Columbia	0.01%	Florida	5.44%	Delaware	0.30%	District of Columbia	0.00%	District of Columbia	0.00%	Florida	5.20%	District of Columbia	0.00%
		Florida.	4.07%	Georgia	6.25%	Florida	5.10%	Florida	4.30%	Florida	4.60%	Georgia	6.40%	Florida	5.20%
		Georgia.	4.06%	Hawaii	0.21%	Georgia	6.40%	Georgia	5.50%	Georgia	6.30%	Hawaii	1.20%	Georgia	6.30%
		Hawaii	0.09%	Idaho	0.58%	Hawaii	0.90%	Guam	0.20%	Hawaii	0.70%	Idaho	0.60%	Hawaii	0.60%
		Idaho.	0.70%	Illinois	3.16%	Idaho	0.80%	Hawaii	1.00%	Idaho	0.70%	Illinois	2.80%	Idaho	0.70%
		Illinois	3.12%	Indiana	1.30%	Illinois	2.70%	Idaho	0.90%	Illinois	2.50%	Indiana	1.80%	Illinois	1.70%
		Indiana.	1.66%	Iowa	0.78%	Indiana	1.90%	Illinois	3.10%	Indiana	2.50%	Iowa	0.30%	Indiana	1.70%
		Iowa	0.45%	Kansas	1.64%	Iowa	1.90%	Indiana	1.90%	Iowa	0.40%	Kansas	0.60%	Iowa	0.60%
		Kansas	1.83%	Kentucky	2.90%	Kansas	1.00%	Iowa	0.90%	Kansas	1.20%	Kentucky	3.30%	Kansas	0.60%
		Kentucky	2.56%	Louisiana	1.16%	Kentucky	2.10%	Kansas	0.90%	Kentucky	2.70%	Louisiana	2.00%	Kentucky	6.30%
		Louisiana.	1.68%	Maine	0.00%	Louisiana	0.90%	Kentucky	7.50%	Louisiana	1.70%	Maine	0.00%	Louisiana	1.90%

                                                                  II-1

Maine.

0.05%

Maryland

1.08%

Massachusetts

0.20%

Louisiana

0.80%

Maine

0.00%

Maryland

2.70%

Maine

0.10%

Maryland

0.54%

Massachusetts

0.17%

Maine

0.00%

Maine

0.00%

Maryland

1.80%

Massachusetts

0.30%

Maryland

2.20%

Massachusetts.

0.27%

Michigan

5.72%

Maryland

1.50%

Maryland

2.20%

Massachusetts

0.30%

Michigan

4.50%

Massachusetts

0.10%

Michigan

5.89%

Minnesota

1.57%

Michigan

4.90%

Massachusetts

0.20%

Michigan

4.40%

Minnesota

0.30%

Michigan

3.20%

Minnesota.

0.50%

Mississippi

1.12%

Minnesota

0.40%

Michigan

4.30%

Minnesota

0.70%

Mississippi

2.20%

Minnesota

0.20%

Mississippi.

1.74%

Missouri

2.01%

Mississippi

0.90%

Minnesota

0.30%

Mississippi

1.50%

Missouri

1.70%

Mississippi

1.40%

Missouri

2.46%

Montana

0.65%

Missouri

1.60%

Mississippi

1.00%

Missouri

1.90%

Montana

0.90%

Missouri

1.50%

Montana.

0.80%

Nebraska

0.74%

Montana

0.80%

Missouri

1.60%

Montana

0.70%

Nebraska

0.90%

Montana

0.90%

Nebraska

0.63%

Nevada

1.49%

Nebraska

1.00%

Montana

0.80%

Nebraska

0.50%

Nevada

1.60%

Nebraska

0.40%

Nevada

1.51%

New Hampshire

0.01%

Nevada

2.00%

Nebraska

0.50%

Nevada

1.10%

New Hampshire

0.20%

Nevada

2.90%

New Hampshire.

0.07%

New Jersey

4.21%

New Hampshire

0.10%

Nevada

1.60%

New Hampshire

0.10%

New Jersey

2.60%

New Hampshire

0.00%

New Jersey

2.89%

New Mexico

0.99%

New Jersey

3.80%

New Hampshire

0.10%

New Jersey

3.80%

New Mexico

0.60%

New Jersey

2.40%

New Mexico

0.97%

New York

1.12%

New Mexico

0.80%

New Jersey

3.30%

New Mexico

0.70%

New York

3.80%

New Mexico

0.60%

New York

1.48%

North Carolina

3.17%

New York

3.60%

New Mexico

0.80%

New York

3.70%

North Carolina

3.80%

New York

1.90%

North Carolina

3.98%

North Dakota

0.45%

North Carolina

3.00%

New York

3.80%

North Carolina

3.50%

North Dakota

0.20%

North Carolina

3.70%

North Dakota

0.69%

Ohio

5.04%

North Dakota

0.30%

North Carolina

3.20%

North Dakota

0.20%

Ohio

2.30%

North Dakota

0.20%

Ohio

4.93%

Oklahoma

1.54%

Ohio

2.20%

North Dakota

0.20%

Ohio

2.50%

Oklahoma

1.20%

Ohio

2.10%

Oklahoma

1.09%

Oregon

1.45%

Oklahoma

0.80%

Ohio

2.80%

Oklahoma

1.00%

Oregon

1.00%

Oklahoma

1.50%

Oregon

2.19%

Pennsylvania

4.17%

Oregon

1.90%

Oklahoma

1.00%

Oregon

1.50%

Pennsylvania

4.40%

Oregon

1.40%

Pennsylvania

5.23%

Rhode Island

0.06%

Pennsylvania

5.10%

Oregon

1.70%

Pennsylvania

5.00%

Rhode Island

0.00%

Pennsylvania

3.50%

Rhode Island

0.03%

South Carolina

2.05%

Rhode Island

0.20%

Pennsylvania

5.80%

Rhode Island

0.00%

South Carolina

2.40%

Rhode Island

0.10%

South Carolina

2.72%

South Dakota

0.36%

South Carolina

1.70%

Rhode Island

0.00%

South Carolina

2.20%

South Dakota

0.40%

South Carolina

2.40%

South Dakota

0.86%

Tennessee

1.59%

South Dakota

0.20%

South Carolina

1.60%

South Dakota

0.40%

Tennessee

1.60%

South Dakota

0.20%

Tennessee.

3.70%

Texas

8.16%

Tennessee

1.50%

South Dakota

0.30%

Tennessee

1.90%

Texas

5.50%

Tennessee

1.70%

Texas.

9.51%

Utah

0.63%

Texas

8.00%

Tennessee

1.70%

Texas

5.70%

Utah

1.40%

Texas

5.80%

Utah

1.17%

Vermont

0.01%

Utah

0.90%

Texas

7.10%

Utah

1.20%

Vermont

0.00%

Utah

2.10%

Vermont.

0.02%

Virginia

3.82%

Vermont

0.00%

Utah

1.40%

Vermont

0.00%

Virginia

5.00%

Vermont

0.00%

Virginia

2.70%

Washington

1.87%

Virginia

3.40%

Vermont

0.10%

Virginia

5.00%

Washington

2.10%

Virginia

5.60%

Washington

2.41%

West Virginia

1.93%

Washington

2.20%

Virginia

2.50%

Washington

2.00%

West Virginia

1.10%

Washington

2.00%

West Virginia.

0.99%

Wisconsin

1.79%

West Virginia

1.20%

Washington

2.00%

West Virginia

1.20%

Wisconsin

1.60%

West Virginia

2.30%

Wisconsin.

2.24%

Wyoming

0.72%

Wisconsin

1.60%

West Virginia

0.70%

Wisconsin

1.40%

Wyoming

0.40%

Wisconsin

0.80%

Wyoming.

0.64%

Wyoming

1.70%

Wisconsin

1.60%

Wyoming

0.70%

Washington DC

0.00%

Wyoming

0.70%

Wyoming

0.90%

(1) Percentage may not add to 100.0% due to rounding.

(2) Includes Construction Equipment and Paving Equipment

                                                                  II-2

                                       Cumulative Net Losses by Calendar Quarter Since Issuance

                   CFAT          CFAT           CFAT          CFAT          CFAT           CFAT          CFAT
   Quarter        1998-A        1999-A         2001-A        2002-A        2003-A         2004-A        2005-A
____________________________________________________________________________________________________________________
1                      *             *                 0             0              0             0             0
2                      *             *           207,431        57,573        114,105       250,930       226,916
3                      *             *           777,492       493,908        743,071       475,814       582,615
4                      *             *         2,255,554     1,120,337      1,265,074       839,399     1,002,351
5                      *             *         2,872,928     1,921,946      1,708,045     1,377,992
6                      *             *         4,758,818     2,556,407      2,414,867     1,878,192
7                      *     2,777,074         5,704,159     3,264,766      2,982,998     2,074,171
8                      *     3,194,350         7,114,688     3,757,919      3,208,763     2,259,423
9                      *     3,579,038         7,636,915     3,915,944      3,496,490
10                     *     4,452,197         8,142,858     4,127,314      3,685,438
11             3,224,354     4,717,453         8,692,603     4,152,345      3,745,739
12             3,584,872     5,092,003
13             3,712,524     5,195,147

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                       Cumulative Net Losses as a % of Original Pool Balance by Calendar Quarter Since Issuance

                   CFAT          CFAT           CFAT          CFAT          CFAT           CFAT          CFAT
   Quarter        1998-A        1999-A         2001-A        2002-A        2003-A         2004-A        2005-A
___________________________________________________________________________________________________________________
1                   *              *           0.00%         0.00%          0.00%         0.00%         0.00%
2                   *              *           0.03%         0.01%          0.02%         0.04%         0.03%
3                   *              *           0.12%         0.08%          0.11%         0.07%         0.07%
4                   *              *           0.36%         0.18%          0.19%         0.13%         0.12%
5                   *              *           0.46%         0.30%          0.25%         0.21%
6                   *              *           0.76%         0.40%          0.35%         0.28%
7                   *            0.47%         0.91%         0.52%          0.44%         0.31%
8                   *            0.54%         1.14%         0.59%          0.47%         0.34%
9                   *            0.60%         1.22%         0.62%          0.51%
10                  *            0.75%         1.30%         0.65%          0.54%
11                0.53%          0.79%         1.39%         0.66%          0.55%
12                0.59%          0.86%
13                0.61%          0.88%

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                          Prepayment Rate by Calendar Quarter Since Issuance

                   CFAT          CFAT           CFAT          CFAT          CFAT           CFAT          CFAT
   Quarter        1998-A        1999-A         2001-A        2002-A        2003-A         2004-A        2005-A
____________________________________________________________________________________________________________________
1                   *              *            6.79%        12.01%         7.14%          6.29%         9.07%
2                   *              *           12.73%        13.44%         9.06%          8.78%        10.55%
3                   *              *           16.17%        13.70%         9.92%         10.19%        10.39%
4                   *              *           16.47%        13.47%        10.66%         10.80%        11.31%
5                   *              *           16.08%        14.15%        12.10%         11.14%
6                   *              *           17.26%        15.09%        12.28%         11.96%
7                   *            8.40%         17.65%        15.88%        13.54%         11.96%
8                   *            8.94%         18.49%        16.17%        13.66%         13.16%
9                   *            9.50%         18.72%        16.26%        14.06%
10                  *           11.09%         18.95%        17.43%        14.14%
11                11.67%        11.58%         19.61%        17.24%        13.89%
12                12.06%        11.17%
13                12.55%        10.66%

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                                                  II-3

                                    Delinquency Data by Calendar Quarter Since Issuance: 31-60 Days

                      CFAT                     CFAT                      CFAT                       CFAT                      CFAT                     CFAT                    CFAT
                     1998-A                   1999-A                    2001-A                     2002-A                    2003-A                   2004-A                  2005-A
   Quarter    Balance    # of Accts    Balance     # of Accts    Balance     # of Accts     Balance    # of Accts     Balance    # of Accts    Balance    # of Accts    Balance    # of Accts
_______________________________________________________________________________________________________________________________________________________________________________________________
1                *           *            *             *        23,253,533      281       10,157,359      165       13,887,914      227       6,545,391      113       5,118,259       71
2                *           *            *             *        16,129,276      277       10,772,634      189        9,640,754      194       7,650,631      136       6,747,039      108
3                *           *            *             *        10,633,410      176        6,038,889      127        9,715,801      211       7,016,299      128       4,745,397       95
4                *           *            *             *         9,209,710      181        6,689,027      144        6,019,824      164       4,588,360      107       3,699,059       74
5                *           *            *             *         9,393,797      201        8,496,847      179        6,287,737      149       4,022,730       95
6                *           *            *             *         7,072,236      197        5,796,240      160        6,340,585      175       6,075,631      137
7                *           *        2,805,604         102       4,267,669      122        4,147,894      129        4,270,874      119       4,531,080      110
8                *           *        4,610,662         105       5,393,171      140        3,135,063      110        2,606,912       93       2,209,839       69
9                *           *        11,296,297        170       3,351,286      126        2,803,519      100        2,074,309       72
10               *           *        5,129,556         150       3,339,857      120        2,270,062      74         2,195,944       90
11           1,311,963       72       2,707,515          81       2,297,231       95          997,308      58         1,126,256       63
12           1,848,001       80       1,423,387          72
13           1,434,259       83        991,112           64

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                    Delinquency Data by Calendar Quarter Since Issuance: 61-90 Days

                     CFAT                   CFAT                    CFAT                     CFAT                     CFAT                     CFAT                     CFAT
                    1998-A                 1999-A                  2001-A                   2002-A                   2003-A                   2004-A                   2005-A
   Quarter   Balance   # of Accts   Balance   # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts     Balance    # of Accts    Balance    # of Accts
________________________________________________________________________________________________________________________________________________________________________________________
1               *           *          *           *       1,721,901       33       1,720,203       31       2,581,777       42         1,954,257      27          724,013      12
2               *           *          *           *       2,387,820       54       1,488,610       28       2,242,261       50         1,266,271      24        1,540,749      31
3               *           *          *           *       2,188,250       45       2,055,999       39       1,449,638       44         1,383,556      34        2,652,595      40
4               *           *          *           *       3,355,910       58       2,236,376       39       1,722,103       37         1,641,727      33          630,720      14
5               *           *          *           *       1,872,052       42       1,999,890       38       1,368,560       39           731,714      19
6               *           *          *           *       2,021,310       54        943,269        33       1,193,872       31         1,007,264      28
7               *           *       986,135       26       1,418,438       24       1,122,663       27          929,676      32           875,286      31
8               *           *       771,535       27        563,458        24          745,095      18          657,862      21           580,702      19
9               *           *       481,686       25       1,368,704       39          650,831      23          287,632      16
10              *           *       884,661       31          451,371      16          498,226      23          404,597      16
11           585,280       24       159,719       14          674,751      20          369,724      15          689,464      25
12           233,717       17       519,413       21
13           597,006       27       608,911       25

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                                                  II-4

                                   Delinquency Data by Calendar Quarter Since Issuance: 91-120 Days

                     CFAT                   CFAT                    CFAT                     CFAT                     CFAT                    CFAT                    CFAT
                    1998-A                 1999-A                  2001-A                   2002-A                   2003-A                  2004-A                  2005-A
   Quarter   Balance   # of Accts   Balance   # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts    Balance   # of Accts   Balance   # of Accts
______________________________________________________________________________________________________________________________________________________________________________________
1               *           *          *           *          916,530      19        1,412,016      17           40,419       1               0        0     827,646        11
2               *           *          *           *        2,079,040      22          823,316      14          889,798      23         507,240       11     478,814         9
3               *           *          *           *          675,067      13          372,853      11        1,574,006      21         521,504       15     371,717        12
4               *           *          *           *        1,347,357      21          496,909      12          751,086      12         152,077        5     876,143        15
5               *           *          *           *          875,331      25          626,018      18        1,114,142      15         472,760       11
6               *           *          *           *        1,330,429      29          649,508      16          885,088      15         257,219       12
7               *           *        870,655      21        1,025,677      18        1,296,486      25          577,983       8         655,239       16
8               *           *        362,942      16          454,770      14        1,212,484      16          435,428      11         227,817       13
9               *           *        486,010      15          466,987      17          207,578       6           67,516       5
10              *           *        450,062      19          234,550       9          295,653       9          451,053       9
11           281,862       29        354,154      16          177,118      16           62,467       6          126,327      10
12           242,081       13        135,320      12
13           209,918        9         91,084       7

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                    Delinquency Data by Calendar Quarter Since Issuance: > 120 Days

                      CFAT                     CFAT                     CFAT                     CFAT                     CFAT                     CFAT                     CFAT
                     1998-A                   1999-A                   2001-A                   2002-A                   2003-A                   2004-A                   2005-A
   Quarter    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts    Balance    # of Accts
____________________________________________________________________________________________________________________________________________________________________________________________
1                *            *           *            *       1,060,696         9         228,208       4           13,617       1                0       0                0       0
2                *            *           *            *       1,341,092        31       1,375,979      32        1,928,313      31          502,772       9          803,958      10
3                *            *           *            *       2,732,202        53       1,155,721      23        2,569,165      49        2,567,862      27        1,363,426      23
4                *            *           *            *       5,186,881        81       2,143,616      37        2,452,858      54        2,909,600      41        1,824,424      28
5                *            *           *            *       6,517,463       101       2,176,482      39        1,905,975      45        1,763,892      39
6                *            *           *            *       6,688,000       104       2,873,424      49        2,381,312      44        2,202,567      44
7                *            *       4,376,813       80       6,747,248       109       2,316,387      54        3,604,611      60        3,161,379      55
8                *            *       3,887,666       74       5,650,971        92       2,506,483      59        3,641,655      64        2,502,003      51
9                *            *       3,458,175       68       4,740,696        88       2,780,778      66        2,783,075      52
10               *            *       2,993,097       72       4,579,308        96       2,443,990      63        2,171,370      47
11           1,522,016       65       2,652,388       63       3,998,746        98       2,327,480      66        2,766,017      55
12           1,440,416       63       2,389,051       63
13           1,412,930       58       2,444,986       68

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                                                  II-5

                                      Delinquency Data by Calendar Quarter Since Issuance: Total

                      CFAT                     CFAT                      CFAT                      CFAT                      CFAT                      CFAT                     CFAT
                     1998-A                   1999-A                    2001-A                    2002-A                    2003-A                    2004-A                   2005-A
   Quarter    Balance    # of Accts    Balance     # of Accts    Balance     # of Accts    Balance     # of Accts    Balance    # of Accts     Balance    # of Accts    Balance    # of Accts
_______________________________________________________________________________________________________________________________________________________________________________________________
1                *           *            *            *         26,952,660     342        13,517,787     217       16,523,727      271        8,499,649      140      6,669,919        94
2                *           *            *            *         21,937,228     384        14,460,539     263       14,701,125      298        9,926,914      180      9,570,561      158
3                *           *            *            *         16,228,929     287         9,623,462     200       15,308,610      325       11,489,220      204      9,133,136      170
4                *           *            *            *         19,099,858     341        11,565,928     232       10,945,871      267        9,291,765      186      7,030,346      131
5                *           *            *            *         18,658,642     369        13,299,238     274       10,676,414      248        6,991,096      164
6                *           *            *            *         17,111,976     384        10,262,441     258       10,800,857      265        9,542,680      221
7                *           *          9,039,207     229        13,459,032     273         8,883,429     235        9,383,145      219        9,222,985      212
8                *           *          9,632,805     222        12,062,371     270         7,599,124     203        7,341,856      189        5,520,361      152
9                *           *         15,722,168     278         9,927,673     270         6,442,706     195        5,212,531      145
10               *           *          9,457,376     272         8,605,086     241         5,507,930     169        5,222,965      162
11           3,701,122      190         5,873,776     174         7,147,845     229         3,756,979     145        4,708,063      153
12           3,764,216      173         4,467,171     168
13           3,654,114      177         4,136,093     164

___________________________________________
     *Information for periods prior to the quarter ended March 31, 2001 is not included.

                                                                  II=6

PROSPECTUS

                                                   Caterpillar Financial Asset Trust

                                                          Asset Backed Notes

                                               Caterpillar Financial Funding Corporation
                                                               Depositor

                                              Caterpillar Financial Services Corporation
                                                         Servicer and Sponsor

_______________________________

Before you purchase any of            The issuing entities:
these notes, be sure you
understand the structure and           o         may periodically issue asset backed notes in one or more classes; and
the risks.  See especially the
risk factors beginning on page         o         will own:
9 of this prospectus and the
risk factors set forth in the               o        a portfolio of receivables  consisting of retail installment sale contracts
related prospectus supplement.                       and/or finance leases secured by equipment;

The notes will be obligations               o        collections on those receivables;
of the issuing entity only and
will not be obligations of                  o        security interests in the equipment securing those receivables;
Caterpillar Inc., Caterpillar
Financial Services                          o        funds in the accounts of the issuing entity; and
Corporation, as servicer,
sponsor or otherwise,                       o        any credit enhancement obtained for the issuing entity.
Caterpillar Financial Funding
Corporation, as depositor or          The notes:
otherwise, or any of their
respective affiliates.                 o         will  represent  nonrecourse  obligations of an issuing entity and will be paid only from the assets of that issuing entity;
This prospectus may be used to
offer and sell any of the              o         may have one or more forms of credit enhancement; and
notes only if it is
accompanied by the prospectus          o         will include one or more classes of notes.
supplement for the related
issuing entity.
_______________________________

         Neither the  Securities  and Exchange  Commission  nor any state  securities  commission  has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the attached  prospectus  supplement.  Any  representation  to the contrary is a criminal offense.

                                                           ________________

                                             The date of this Prospectus is June 19, 2006

                     TABLE OF CONTENTS

  OVERVIEW OF THE INFORMATION IN THIS
      PROSPECTUS AND THE RELATED

      General                                      15
      The Owner Trustee                            15
  THE TRUST PROPERTY...............................16
  THE RECEIVABLES POOLS............................16
      The Retail Equipment Financing Business      17
  WEIGHTED AVERAGE LIFE OF THE NOTES...............23
  USE OF PROCEEDS..................................24
  THE DEPOSITOR, CATERPILLAR INC., THE
     SPONSOR AND SERVICER..........................24
      Caterpillar Financial Funding Corporation    24
      Caterpillar Inc                              24
      Caterpillar Financial Services Corporation   25
      Affiliations Among Transaction Parties       27
  DESCRIPTION OF THE NOTES.........................27
      General                                      27
      Principal and Interest on the Notes          27
      The Indenture                                28
  CERTAIN INFORMATION REGARDING THE NOTES..........33
      Fixed Rate Notes                             33
      Floating Rate Notes                          33
  ISSUANCE OF THE NOTES............................34
      Definitive Notes                             34
      Book-Entry Registration                      34
  DESCRIPTION OF THE TRANSFER AND
      SERVICING AGREEMENTS.........................37
      Sale and Assignment of Receivables           38
      Accounts                                     39
      Servicing Procedures                         40
      Payments on Receivables                      41
      Servicing and Administrative Compensation
         and Payment of Expenses...................41
      Distributions                                43
      Credit and Payment Enhancement               43
      Net Deposits                                 46
      Reports to Noteholders                       46
      Evidence as to Compliance                    47
      Certain Matters Regarding the Servicer       48
      Servicer Default                             49
      Rights Upon Servicer Default                 50
      Waiver of Past Defaults                      50
      Amendment                                    50
      Payment of Notes                             51
      Termination                                  51
      Administration Agreement                     52
  CERTAIN LEGAL ASPECTS OF THE
      RECEIVABLES..................................52
      Security Interest In Equipment               52
      Repossession                                 53
      Notice of Sale; Redemption Rights            53
      Excess Proceeds                              53
      Leases                                       53
      Other                                        54
  FEDERAL INCOME TAX CONSEQUENCES..................54
      Tax Characterization of the Issuing Entity   55
      Tax Consequences to Holders of the Notes     55
      Federal Tax Opinion                          57
  CERTAIN STATE TAX CONSIDERATIONS.................57
      State Tax Opinion                            58

  INCORPORATION OF CERTAIN DOCUMENTS
      BY REFERENCE.................................61
  INDEX OF TERMS...................................62

                                                                    2

                                            OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                                                 AND THE RELATED PROSPECTUS SUPPLEMENT

         This prospectus  provides general  information about the notes to be issued by the trusts that are the issuing entities,  some of which may not apply to a particular issuing entity.

         The related  prospectus  supplement  will describe the specific  terms of the trust that is the issuing  entity and the notes, including:

        o        the timing and amount of interest and principal payments;

        o        information about the receivables;

        o        information about credit enhancement for each offered class;

        o        credit ratings; and

        o        the method for selling the notes.

         You should rely only on information on the notes provided in this prospectus and the related  prospectus  supplement.  We have not authorized anyone to provide you with different information.

         We have included  cross-references  to captions in these  materials where you can find further  related  discussions.  We have started with two  introductory  sections  describing  the issuing  entity and terms in  abbreviated  form,  followed by a more complete description of the terms.  The introductory sections are:

        o        Summary — gives an overview of the terms which the notes may have

        o        Risk Factors — describes briefly some of the risks to investors of a purchase of the notes

         Cross  references  may be contained in the  introductory  sections  which will direct you elsewhere in this  prospectus or the related  prospectus  supplement to more detailed  descriptions of a particular topic. You can also find references to key topics in the
Table of Contents on the preceding page.

         You can find a listing of the pages where  capitalized  terms are defined under the caption "Index of Terms" beginning on page
62 in this prospectus.

                                                                    3

                                                                SUMMARY

         The following  summary is a short  description of the information  contained  elsewhere in this  prospectus.  For that reason, this summary does not contain all of the  information  that may be important to you. To fully  understand  the terms of the offering of the notes, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

The Issuing Entities

A separate  issuing  entity will be formed to issue each  series of notes.  Each  issuing  entity  will be a Delaware  statutory  trust created by a trust agreement between the depositor and the owner trustee.

The Depositor

Caterpillar  Financial  Funding  Corporation,  a Nevada  corporation and a wholly-owned  subsidiary of Caterpillar  Financial  Services
Corporation.

The Servicer and the Sponsor

Caterpillar  Financial  Services  Corporation  —  referred  to in this  prospectus  as Cat  Financial  — a Delaware  corporation  and a wholly-owned subsidiary of Caterpillar Inc.

The Trustees

Each prospectus supplement will specify:

o        the owner trustee of the applicable issuing entity; and

o        the indenture trustee relating to the notes.

The Notes

Each  issuing  entity  will issue one or more  classes  of notes.  The notes  issued by each  issuing  entity  will be  governed  by an indenture between the issuing entity and an indenture trustee.

Some of the notes issued by each issuing entity may not be offered to the public.  Each  prospectus  supplement  will specify the class or classes of notes that are being offered.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Notes

For each class of notes, the prospectus supplement will state:

o        the principal amount;

o        either the rate of  interest  or the method of  determining  the rate of  interest.  The rate of  interest on the notes may be fixed, variable or adjustable, or any combination of the foregoing;

o        the final scheduled distribution date; and

o        any other payment terms.

Optional Prepayment

Subject to satisfaction of any further  conditions  specified in the related prospectus  supplement,  the servicer will have the option to purchase the  receivables of each issuing  entity on any  distribution  date following the last day of a collection  period in which the note value of the receivables is 10% or less of the initial note value of the receivables,  and, upon the purchase,  the notes will be prepaid in full.

An Issuing Entity May Issue Multiple Classes of Notes With Different Characteristics

Each issuing  entity may issue more than one class of notes.  In these cases,  the  characteristics  of the notes issued by the issuing entity may differ from one to another.  Some of these characteristics are:

o        the rate at which interest accrues, if at all;

o        whether the interest rate is fixed, variable or adjustable, or any combination of the foregoing;

o        timing and/or frequency of interest payments;

o        amount of payments of interest and principal;

o        priority of interest and principal relative to other classes;

o        whether or not  distributions  of principal and interest  will be delayed or not made at all upon the  occurrence of specified events;

                                                                    4

o        whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and

o        allocations of losses on the receivables.

Strip Notes May Be Issued

An  issuing  entity  might  issue  one or more  classes  of notes —  referred  to in this  prospectus  as strip  notes  —providing  for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including:

o        distributions of interest with no or only a nominal distribution of principal; or

o        distributions of principal with no or only a nominal distribution of interest.

Physical Securities Might Not Be Issued

The notes may be issued in physical  form or in  book-entry  form, as described in the related  prospectus  supplement.  If a series or class of notes is available only in book-entry  form,  each  investor's  interest in the notes would be represented  through entries on the books of a clearing  agency  rather than by a physical  note held by the  investor.  That  issuing  entity will not issue  physical notes to investors unless specific events occur which make it necessary or desirable to do so.

For a more detailed  description of the events under which physical notes will be issued to investors  owning notes in book-entry form, see the section of this prospectus entitled "Issuance of the Notes—Book-Entry Registration."

The Receivables and Other Trust Property

The  receivables  and other  property  supporting  the notes issued by each  issuing  entity will  consist of retail  installment  sale contracts  and/or  finance leases secured by new and/or used  equipment  manufactured  primarily by Caterpillar  Inc. or its affiliate,
Mitsubishi Caterpillar Forklift America Inc., including:

o        the rights to receive  payments  made on the  receivables  on or after the cut-off date  specified  in the related  prospectus supplement;

o        security interests in the equipment financed by the receivables and in certain other cross-collateralized equipment;

o        various accounts and the proceeds thereof; and

o        any proceeds from claims on various related insurance policies.

The depositor  will purchase the  receivables  supporting  the notes issued by an issuing  entity from Cat Financial and then will sell those  receivables to the issuing entity on the closing date. The related  prospectus  supplement will specify the aggregate  principal balance of any receivables initially transferred to the issuing entity.

The  receivables  will arise from loans and/or leases  originated in connection  with sales and leases of financed  equipment to retail customers and will be either  originated by Cat Financial or acquired from Caterpillar  dealers by Cat Financial in the ordinary course of its business.  The  receivables  sold to an issuing  entity will be selected from the portfolio of  installment  sale  contracts and finance  leases  owned by Cat  Financial  based on the criteria  specified  in the related  purchase  agreement  and  described in this prospectus and in the related prospectus supplement.

For a more detailed  description  of the  receivables,  including the criteria they must meet,  and the other  property  supporting the notes, see "The Receivables Pools" in this prospectus and in the related prospectus supplement.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:

o        an account into which collections are deposited;

o        a reserve account or other account relating to credit enhancement; and

o        an account into which deposits are made until applied to the notes on the dates targeted for payment of principal.

Credit and Payment Enhancement

The related prospectus  supplement will specify the credit  enhancement,  if any, for the issuing entity or any class of notes.  Credit or payment enhancement may consist of one or more of the following:

                                                                    5

o        subordination of one or more classes of securities;

o        cash accounts, which may include one or more reserve accounts or yield supplement accounts;

o        "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

o        "overcollateralization," or  collateralization greater than the principal amount of the notes;

o        letters of credit or other credit facilities;

o        surety bonds or insurance policies;

o        guaranteed investment contracts; or

o        interest rate swaps or interest rate caps.

Limitations  or  exclusions  from  coverage  could  apply to any form of  credit  enhancement.  Any form of credit  enhancement  may be replaced with another form of credit  enhancement  described in this  prospectus,  provided that the rating agencies confirm in writing that such  substitution  will not result in a reduction  or  withdrawal  of the rating of any class of notes.  The  related  prospectus supplement will describe the credit enhancement and related limitations and exclusions for notes issued by the issuing entity.

Reserve Account

If the related  prospectus  supplement  specifies  that there will be a reserve  account,  the  depositor  or the  issuing  entity will initially  deposit an amount,  in cash or other  investments,  equal to the amount required to be deposited therein as specified in the related prospectus supplement.

Any reserve  account  will be  available  to cover  shortfalls  in the  payments on the notes as  described  in the related  prospectus supplement. The related prospectus supplement may also specify:

o        a minimum  balance to be  maintained  in the  reserve  account and what funds are  available  for  deposit to  reinstate  that balance, and

o        when and to whom any amount will be distributed if the balance exceeds the minimum balance.

For more  information  about  credit  enhancement,  see  "Description  of the  Transfer  and  Servicing  Agreements—Credit  and Payment
Enhancement" in this prospectus.

Transfer and Servicing of the Receivables

The depositor will convey  receivables to each issuing entity under a sale and servicing  agreement and each issuing entity will assign its rights and benefits  under the sale and servicing  agreement to the indenture  trustee as  collateral  for the notes.  The servicer will agree with the issuing entity to be responsible for servicing, managing and making collections on the receivables.

For more information  about the sale and servicing of the receivables,  see "Description of the Transfer and Servicing  Agreements—Sale
and Assignment of Receivables" and "—Servicing Procedures" in this prospectus.

Servicing Compensation

Each issuing entity will pay the servicer a fee based on the  outstanding  balance of the  receivables  for providing  servicing of the receivables.  The amount of the fee will be  specified in the related  prospectus  supplement.  The  servicer  will also be entitled to retain as supplemental servicing compensation or as required by applicable law or otherwise:

o        late fees;

o        extension fees; and

o        other administrative fees or similar charges in respect of the receivables.

Repurchase May Be Required for Modified Receivables

Consistent  with its normal  servicing  procedures,  the servicer may extend or modify the payment  schedule of a receivable.  However, some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion  of the  servicer's  repurchase  obligations,  see  "Description  of the Transfer and  Servicing  Agreements—Servicing
Procedures" in this prospectus.

                                                                    6

Repurchase May Be Required for Breaches of Representations, Warranties or Covenants

Cat Financial will make  representations  and warranties relating to the receivables when it sells them to the depositor in the related purchase  agreement.  The depositor  will make similar  representations  and  warranties  when it sells the  receivables to the issuing entity in the related  sale and  servicing  agreement.  In addition,  Cat  Financial,  in its  capacity as servicer,  will make certain covenants relating to the servicing of the receivables as set forth in the related sale and servicing agreement.

o        Cat  Financial  will be required  to  repurchase  a  receivable  from the  depositor  or the issuing  entity if (1) one of Cat
    Financial's  representations  or warranties is breached with respect to that  receivable  and (2) the  receivable is materially and adversely  affected  by the breach.  The  depositor  will  assign its rights  against  Cat  Financial  under the  related  purchase agreement to the issuing entity.

o        Cat Financial  will also be required to repurchase a receivable  from the issuing entity if (1) a covenant of Cat Financial as servicer is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

o        The  depositor  will  be  required  to  repurchase  a  receivable  from  the  issuing  entity  if (1)  one of the  depositor's representations  and  warranties is breached with respect to that  receivable  and (2) the  receivable is materially  and adversely affected by the breach.

For a  discussion  of the  representations  and  warranties  given  by Cat  Financial  and  its  related  repurchase  obligations,  see
"Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.

Administration of the Issuing Entities

Cat Financial will be the  administrator of the issuing  entities.  Each issuing entity will pay the  administrator  an  administration fee in the amount specified in the related prospectus supplement.

The Issuing Entity's Security Interest in the Receivables and the Equipment Securing the Receivables

Cat  Financial  will assign to the  depositor  its  ownership  interest in the  receivables  and its security  interest in the financed equipment  and certain other  cross-collateralized  equipment  securing the  receivables,  and the depositor  will in turn assign those receivables and security interests to the issuing entity.

For more information about each issuing entity's security interest in the financed equipment and other  cross-collateralized  equipment securing the receivables, see "Certain Legal Aspects of the Receivables—Security Interest in the Equipment" in this prospectus.

Tax Status

Upon the issuance of notes by an issuing entity:

o        To the extent  specified in the related  prospectus  supplement,  Orrick,  Herrington & Sutcliffe  llp will deliver an opinion that the notes will be classified as debt;

o        Orrick,  Herrington & Sutcliffe llp will deliver an opinion that for federal  income tax purposes the issuing  entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

o        Waller  Lansden Dortch & Davis,  LLP,  special  Tennessee tax counsel,  will deliver an opinion that the issuing entity should not be subject to taxation in Tennessee.

See  "Summary of Terms of the  Notes—Tax  Status" and  "Federal  Income Tax  Consequences"  in the related  prospectus  supplement  and
"Federal Income Tax Consequences" and "Certain State Tax Considerations" in this prospectus.

ERISA Considerations

Administrators  of employee benefit plans should review the matters  discussed under "ERISA  Considerations"  in this prospectus and in the related prospectus supplement.

                                                                    7

                                                             RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the notes.

Subordination may cause some        The rights of the holders of any class of notes to receive payments of interest
classes of notes to bear            and principal may be subordinated to one or more other classes of notes.
additional credit risk              Holders of subordinated classes of notes will bear more credit risk than the more senior classes.  Subordination may take the following forms:

                                    o        interest payments on any date on which interest is due will first be allocated to the more senior classes;

                                    o        principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

                                    o        subordinated classes bear the first risk of losses; and

                                    o        if the indenture trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                                    The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of any issuing entity will be described in the related prospectus supplement.

The notes may suffer losses         Each issuing entity will have receivables as assets and, to the extent specified
because the source of funds for     in the related prospectus supplement, various trust accounts and any credit
payment on the notes is limited     enhancement.
to the assets of the issuing
entity                              None of the depositor, Cat Financial or any of their affiliates is obligated to make any payments relating to the notes of an issuing entity or the receivables owned by an issuing entity.  Therefore, you may seek payment of your notes only from the assets of the issuing entity.  If these assets are insufficient, you may suffer losses on your notes.  There are, however, two exceptions:

                                    o        first, Cat Financial and the depositor will make certain
                                             representations and warranties regarding the characteristics of the receivables and may have to repurchase one or more receivables if any of these representations and warranties are breached and such receivables are materially and adversely affected by such breach; and

                                    o        second, the servicer may have to repurchase one or more receivables if it breaches certain of its servicing obligations with respect to such receivables.

                                    The failure of Cat Financial, the depositor or the servicer to repurchase a receivable if it breaches a representation or warranty with respect to that receivable or its servicing obligations with respect to that receivable, as applicable, would reduce the funds available for payment on the notes.

                                    Amounts on deposit in any reserve account will be limited and subject to depletion.  The amount required to be on deposit in any reserve account will be limited in amount, as stated in the related prospectus supplement.  Unless an issuing entity has another form of credit enhancement, after the amounts in the reserve account are depleted, the issuing entity will depend solely on collections on the receivables to make payments on the notes.  The balance in any reserve account will decrease as amounts are paid out to cover shortfalls in distributions of principal and interest on the notes.

                                                                    8

                                    You may suffer losses upon a liquidation of the receivables if proceeds of the liquidation are less than the amounts due on the outstanding notes.  If the receivables of any issuing entity are liquidated, the related noteholders may suffer losses if the receivables are sold for less than the total amount due on the notes.  If any event of default occurs under the related indenture, the related indenture trustee may sell the receivables owned by the related issuing entity, subject to the conditions set forth in "Description of the Notes—The
                                    Indenture—Events of Default; Rights Upon Events of Default" in this prospectus.
                                    The market value of the receivables may be less than the aggregate principal amount of the outstanding notes.  Therefore, upon an event of default with respect to the notes of any issuing entity, there can be no assurance that sufficient funds will be available to repay the related noteholders in full.

You may have to reinvest your       If the principal on your notes is repaid sooner than you anticipate, you may not
principal at a lower rate of        be able to reinvest the principal repaid to you at a rate of return that is
return because of earlier than      equal to or greater than the rate of return on your notes.
anticipated repayment of
principal on the notes              Potential early payment of notes due to prepayment of receivables.  All of the receivables relating to installment sale contracts will be prepayable at any time.  Although the receivables relating to finance leases are generally not prepayable by their terms, obligors generally may discharge their obligations under a finance lease upon payment of the aggregate remaining lease scheduled payments due (which amount would include an implicit interest amount).
                                    "Prepayments" may include:

                                    o        voluntary prepayments;

                                    o        liquidations due to defaults;

                                    o        repurchases of receivables by Cat Financial or the depositor due to breaches of representations and warranties related to those receivables;

                                    o        receipts of proceeds from insurance policies; and

                                    o        receivables purchased for administrative reasons.

                                    A variety of economic, financial, climatic and other factors will influence the rate of prepayments on the receivables.  The rate of prepayments on the receivables may also be influenced by programs offered from time to time by providers of financing, including Cat Financial, that solicit or make available credit that may be used to prepay receivables.  Faster than expected prepayments on the receivables will require the issuing entity to make payments on the notes earlier than expected.

The notes may suffer losses if      Cat Financial will represent, warrant and covenant that the depositor has a
other liens have priority over      first priority perfected ownership interest in the receivables.  The depositor
the lien of the indenture           will represent, warrant and covenant that the issuing entity has a first priority perfected ownership or security interest in the receivables.  The issuing entity will represent, warrant and covenant that the indenture trustee has a first priority security interest in the receivables.  If any of these representations, warranties or covenants is breached, then other liens may have priority over the lien of the related indenture in favor of the related indenture trustee on the receivables, and delays or reductions in payments on the notes may result.

                                                                    9

                                    Uniform Commercial Code financing statements will be filed to perfect each of these transfers.  Cat Financial will indicate on its computer records that the receivables have been sold to the depositor, transferred by the depositor to the issuing entity and transferred by the issuing entity to the indenture trustee, but the physical receivables files and the installment sale contracts or finance leases will not be stamped or otherwise marked to reflect the various transfers.  As a result, if a third party (other than any custodian for the issuing entity) were to obtain physical possession of the receivables files without actual knowledge of the prior transfers to the depositor, the issuing entity and the indenture trustee, the indenture trustee's interest in the receivables could be defeated, thereby likely resulting in delays or reductions in payments on the notes.  Similarly, if there is more than one original of any receivable, and a third party (other than any custodian for the issuing entity)
                                    were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the issuing entity and the indenture trustee, the indenture trustee's interest in the related receivables could be defeated, thereby possibly resulting in delays or reductions in payments on the notes.

                                    If provided for in the related prospectus supplement, a custodian may take possession of the receivables files pursuant to a custodial agreement and may maintain possession of the receivables files in a space leased by the custodian proximate to the principal executive office of the depositor, using an employee that the custodian has temporarily borrowed from the depositor or an affiliate.
                                    In such circumstances, possession by the custodian of the receivables files may not be sufficient by itself to perfect any transfer of the receivables and it may be necessary to rely on the filing of financing statements as the sole means of perfecting each transfer of the receivables, subject to the risks discussed in the immediately preceding paragraph.

                                    Cat Financial will represent, warrant and covenant that Cat Financial has a first priority perfected security interest in the financed equipment relating to each receivable.  If this is not true with respect to a particular piece of financed equipment, then the right of Cat Financial — and therefore the depositor, the issuing entity, and the indenture trustee — to enforce that security interest to obtain payment on the related receivable may be impaired, and there may be delays or reductions in payments on the notes.  In addition,
                                    Cat Financial will not file assignments of the financing statements that perfect the security interests in the financed equipment.  As a consequence, Cat
                                    Financial acting by itself has the ability to release, terminate, or otherwise impair the security interest in an item of financed equipment; should this occur, it could result in delays or reductions in payments on the notes.

                                    As servicer, Cat Financial will be permitted to commingle collections on the receivables with its own funds for the periods of time specified in the transfer and servicing agreements.  See "Description of the Transfer and Servicing
                                    Agreements—Payments on Receivables" in this prospectus.  The depositor, the issuing entity, the indenture trustee, and the holders of the notes may not have a perfected interest in collections on the receivables in the possession of Cat
                                    Financial as servicer, and thus if Cat Financial is unable or fails to perform its obligation to turn over collections to the indenture trustee, payments on the notes could be delayed or reduced.

Bankruptcy of Cat Financial or a    A bankruptcy of Cat Financial could result in delays or reductions in payments
dealer could result in delays in    on the notes.  Cat Financial will represent and warrant that the transfer of
payment or losses on the notes      each receivable to the depositor is a sale.  If Cat Financial were to become a debtor in a bankruptcy case, and a party in interest (including Cat Financial itself) were to take the position that the transfer of the receivables to the

                                                                    10

                                    depositor should be recharacterized as the grant of a security interest in such receivables to secure a borrowing of Cat Financial, delays in payments on the notes could result.  If a court were to adopt such position, then delays or reductions in payments on the notes could result.

                                    Cat Financial and the depositor have taken steps to minimize the risk that in the event Cat Financial were to become the debtor in a bankruptcy case, a court would order that the depositor's assets and liabilities be substantively consolidated with those of Cat Financial.  The depositor is a separate corporation.  The depositor's organizational documents provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of the depositor's directors, although this provision may not be enforceable.  Nevertheless, if a party in interest (including Cat Financial itself) asserted that the depositor's assets and liabilities should be consolidated with those of Cat Financial, delays in payments on the notes could result.  If the court ordered that the depositor's assets and liabilities be consolidated with those of Cat Financial, there could be delays or reductions in payments on the notes.

                                    Should Cat Financial go into bankruptcy, there could be other adverse effects on the holders of the notes that could result in delays or reductions in payments on the notes.  These adverse effects could include, but may not be limited to, one or more of the following.  Unless approval of the bankruptcy court is obtained, the automatic stay provisions of the Bankruptcy Code could prevent any action by the depositor, the issuing entity, the indenture trustee, or the holders of the notes to enforce any obligations of Cat Financial under the purchase agreement or any other transfer and servicing document or to collect any amount owing by Cat Financial under the purchase agreement or any other transfer and servicing agreement.  In addition, with the authorization of the bankruptcy court, Cat Financial may be able to repudiate the purchase agreement or any of the other transfer and servicing documents to which it is a party.  A repudiation of such an agreement would excuse Cat Financial from performing any of its obligations (including payment obligations) under the agreement and any of the rights of the depositor or the issuing entity under the agreement that have been assigned to the indenture trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                                    Cat Financial will be both the servicer of the receivables and the administrator of the depositor and the issuing entity.  As servicer, Cat Financial will be permitted to commingle collections on the receivables with its own funds for the periods of time specified in the transfer and servicing agreements.  See
                                    "Description of the Transfer and Servicing Agreements—Payments on Receivables"
                                    in this prospectus.  In the event of a bankruptcy of Cat Financial, the depositor, the issuing entity, the indenture trustee, and the holders of the notes may not have a perfected interest in any collections on receivables that are in Cat Financial's possession at the time of the commencement of the bankruptcy case. Cat Financial may not be required to turn over to the issuing entity or the indenture trustee any collections on receivables that are in its possession at the time it goes into bankruptcy.

                                    To the extent that Cat Financial has commingled collections of receivables with its own funds, the holders of the notes may be required to return to Cat
                                    Financial as preferential transfers all payments received on the notes during the one year prior to the bankruptcy.

                                    If Cat Financial is in bankruptcy, it may stop performing its functions as servicer or administrator, and it may be difficult to find a third party to act

                                                                    11

                                    as successor servicer or administrator.  Alternatively, Cat Financial may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer or administrator.  If it would be difficult to find a third party to act as successor servicer or administrator, the indenture trustee, as a practical matter, may have no choice but to agree to the demands of Cat Financial.  Cat Financial may also have the power, with the approval of the bankruptcy court, to assign its rights and obligations as servicer or administrator to a third party without the consent, and even over the objection, of the depositor, the issuing entity, the indenture trustee, or the holders of the notes and without complying with the requirements of the applicable documents.

                                    The automatic stay provisions of the Bankruptcy Code could prevent (unless approval of the bankruptcy court was obtained) any action by the depositor, the issuing entity, the indenture trustee, or the holders of the notes to enforce any obligations of Cat Financial as servicer or administrator under the applicable documents or to collect any amount owing by Cat Financial as servicer or administrator under the applicable documents.

                                    If Cat Financial is in bankruptcy, then, despite the terms of the documents, the depositor, the issuing entity, the indenture trustee, and the holders of the notes may be prohibited from terminating Cat Financial as servicer or administrator and appointing a successor servicer or administrator.

                                    The occurrence of any of these events could result in delays or reductions in payments to the holders of the notes. There may also be other possible effects of a bankruptcy of Cat Financial that could result in delays or reductions in payments to the holders of the notes. Regardless of any specific adverse determinations in a bankruptcy case of Cat Financial, the fact that such a case has been commenced could have an adverse effect on the liquidity and market value of the notes.

                                    Cat Financial will acquire a number of the receivables from Caterpillar dealers.
                                    In addition, if provided for in the related prospectus supplement, certain of such transfers will provide that Cat Financial has recourse to the related
                                    Caterpillar dealer for all or a portion of the losses Cat Financial may incur if receivables transferred by such dealer are not paid in full. While Cat Financial intends for all transfers of receivables to it by dealers to be sales, if a
                                    Caterpillar dealer were to become a debtor in a bankruptcy case, and a party in interest (including the dealer itself) were to take the position that the dealer's transfer of receivables to Cat Financial should be recharacterized as the grant of a security interest in such receivables to secure a borrowing of the dealer, delays in payments on the notes could result.  If a court were to adopt such position, then delays or reductions in payments on the notes could result.

Delays in collecting payments or    If Cat Financial were to cease acting as servicer, the processing of payments on
making distributions on the notes   the receivables and information relating to collections could delay payments to
could occur if Cat Financial        noteholders.  Cat Financial can be removed as servicer if it defaults on its
ceases to be the servicer           servicing obligations, as described in this prospectus under the caption
                                    "Description of the Transfer and Servicing Agreement—Rights Upon Servicer
                                    Default" in this prospectus.

Funds available for payment on      Most states have adopted Article 2A of the Uniform Commercial Code regarding
the notes may be reduced if the     leases.  Although there is limited precedent interpreting Article 2A, Article 2A
terms of the finance leases are     may, among other things:
interpreted under Article 2A of

                                                                    12

the Uniform Commercial Code in a    o        limit enforceability of any "unconscionable" finance lease or
way that limits the                          "unconscionable" provisions in a finance lease;
enforceability of the lease terms
against the lessees or provides     o        provide a lessee with remedies, including the right to cancel the lease
the lessees with additional                  contract, for certain lessor breaches or defaults; or
remedies if they are in default
on their obligations under those    o        add to or modify the terms of "consumer leases" and leases where the
leases                                       lessee is a "merchant lessee."

                                    Cat Financial will represent and warrant with respect to each finance lease conveyed to an issuing entity that:

                                    o        to the best of its knowledge, the related lessee has accepted the related financed equipment leased to it and, after a reasonable opportunity to inspect and test, has not notified Cat Financial of any defects in that financed equipment.

                                    Regardless of whether Cat Financial breaches any representation or warranty regarding a finance lease conveyed to an issuing entity, if the terms of that finance lease are interpreted under Article 2A of the Uniform Commercial Code in a way that limits the enforceability of the lease terms against the lessee or provides the lessee with additional remedies in the event of a default, the issuing entity may not receive all payments owed to it under the terms of that lease.  Any such payment shortfalls would reduce the funds available for payment on the notes.

The principal on your notes may     Federal and state consumer protection laws impose requirements upon creditors in
be repaid sooner than you           connection with extensions of credit and enforcement of collections on retail
anticipate or the funds available   installment sale contracts and finance leases.  Some of these laws make an
for payment on your notes may be    assignee of such a contract — such as the issuing entity — liable to the obligor
reduced if the receivables were     on that contract for any violation.
not originated in accordance with
applicable federal and state        Cat Financial will be obligated to repurchase receivables that are not
consumer protection laws            originated in compliance with applicable federal and state consumer protection laws or are not in compliance with those laws at the time they are sold by Cat
                                    Financial to the depositor.  If Cat Financial repurchases any such receivables, principal on your notes may be repaid sooner than you anticipate.  If Cat
                                    Financial fails to repurchase any such receivables, the funds available for payment on your notes may be reduced.

If book-entry registration is       If the related prospectus supplement specifies that noteholders of the issuing
used, you may be able to exercise   entity will hold their interests through a clearing agency or one of its
your rights as a noteholder only    participating organizations, the notes will be registered in the name of a
through the clearing agency         nominee of the clearing agency and physical certificates will not be issued to individual noteholders.  These noteholders will not be recognized directly by the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization unless physical certificates are issued.  Physical certificates will only be issued in the limited circumstances described under "Issuance of the Notes—Book-Entry
                                    Registration" in this prospectus.  The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream or Euroclear.

                                                                    13

Factors affecting Cat Financial's   The success of your investment depends upon the ability of the servicer, Cat
information management systems      Financial, to store, retrieve, process and manage substantial amounts of
may increase the risk of loss on    information. If the servicer experiences any interruptions or loss in its
your investment                     information processing or storage capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

The notes are not suitable          The notes are complex investments that are not a suitable investment for all
investments for all investors       investors. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The return on the notes could be    The effect of any current or future military action by or against the United
reduced by shortfalls due to        States, as well as any future terrorist attacks, on the performance of the
military action and/or natural      receivables is unclear, but there may be an adverse effect on general economic
disasters                           conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

                                    The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity.  Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

                                                                    14

                                                         THE ISSUING ENTITIES

General

         With respect to each series of notes,  the depositor  will  establish a separate  trust (the "trust" or the "issuing  entity")
for the transactions  described in this prospectus and in the related  prospectus  supplement.  Each issuing entity will be established as a Delaware  statutory trust formed under the Delaware  Statutory Trust Act,  12 Del. C. §  3801, et seq. and will have a fiscal year ending each year on December 31.  After its formation, each issuing entity will not engage in any activity other than:

        o        acquiring, holding and managing the receivables and the other assets of that issuing entity and proceeds from those assets;

        o        issuing and making payments on the related notes;

        o        issuing and making payments on the related  certificates  representing  fractional  undivided  beneficial  equity interests in that issuing entity; and

        o        engaging in other  activities  that are  necessary,  suitable or convenient to accomplish  the foregoing or are connected with those activities.

On the related closing date,  simultaneously  with the issuance of the notes and the certificates of a given series, the depositor will transfer the  receivables (as defined  herein),  including the related  security  interests in the financed  equipment,  to the related issuing entity in exchange for the notes and certificates of such series.

         The servicer will continue to service the  receivables  held by each issuing entity and will receive fees for those  services.
See "Description of the Transfer and Servicing  Agreements—Servicing  and Administrative  Compensation and Payment of Expenses" in this prospectus and in the related prospectus supplement.

         The related  prospectus  supplement  will specify  whether Cat Financial,  the depositor,  the servicer,  the related  issuing entity and the related  indenture trustee will enter a custodial  agreement to appoint a custodian to maintain  physical  possession of the related  receivables  files and other documents related thereto.  If the receivables files are not delivered to a custodian,  then, to  facilitate  servicing and to minimize  administrative  burden and expense,  the servicer  will  maintain  possession of the related receivables files on behalf of that issuing entity and the related indenture trustee.

The Owner Trustee

         The owner  trustee for each  issuing  entity  will be  specified  in the related  prospectus  supplement.  An owner  trustee's liability  in  connection  with the  issuance  and sale of the notes of the  related  series  will be  limited  solely  to the  express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement.

         An owner  trustee may resign at any time,  in which event the  administrator  will be obligated  to appoint a successor  owner trustee.  The  administrator  of an issuing  entity may also  remove the owner  trustee if the owner  trustee  ceases to be eligible to continue as owner trustee under the related trust agreement.  In such  circumstances,  the administrator will be obligated to appoint a successor  owner trustee.  Any  resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

         The corporate trust office of the owner trustee will be specified in the related prospectus supplement.

                                                                    15

                                                          THE TRUST PROPERTY

         The notes of any series will be  collateralized  by the assets of the related  issuing entity (the "trust  property") and each certificate  will  represent a fractional  undivided  beneficial  equity  interest in that issuing  entity.  The trust  property of any issuing entity will include:

        o        the receivables transferred to that issuing entity;

        o        all monies (including accrued interest) due or received under the receivables on or after the applicable cut-off date;

        o        amounts as from time to time may be held in one or more accounts  established  and maintained by the servicer  pursuant to the related sale and servicing agreement, as described below and in the related prospectus supplement;

        o        security interests in the financed equipment and in certain other cross-collateralized equipment;

        o        the rights to proceeds from claims on physical  damage,  credit life,  liability and disability  insurance  policies,  if any, covering the financed equipment or obligors, as the case may be;

        o        the proceeds of any repossessed financed equipment;

        o        the rights of the depositor under the related purchase agreement;

        o        the interest of the depositor in any proceeds from recourse to Caterpillar dealers with respect to receivables;

        o        any credit or payment enhancement specified in the related prospectus supplement;

        o        the interest earned on short-term investments made by the issuing entity; and

        o        any proceeds of the foregoing.

         The receivables  will either be originated by Caterpillar  dealers and purchased by Cat Financial  pursuant to agreements with those  dealers  ("Dealer  Agreements")  or  originated  directly by Cat  Financial in  connection  with retail sales by those  dealers.
Subject to the provisions of the related sale and servicing  agreement,  the receivables  will continue to be serviced by the servicer.
If so specified in the related  prospectus  supplement,  the related reserve  account,  if any, and any other trust accounts,  shall be maintained in the name of the indenture trustee on behalf of the noteholders of the related series.

                                                         THE RECEIVABLES POOLS

         Underwriting  Criteria for  Receivables.  The receivables of any issuing entity will either be purchased by Cat Financial from the  Caterpillar  dealers that  originated the  receivables in the ordinary  course of business in connection  with retail sales by the dealers or originated  by Cat Financial in the ordinary  course of its  business.  Cat Financial  purchases or originates  contracts in accordance with its credit standards which are generally based upon:

        o        the obligor's ability to repay the obligation;

        o        the obligor's credit history; and

        o        the equity position, if any, with respect to the related financed equipment, as described below.

                                                                    16

         Selection  Criteria for  Receivables.  The receivables to be transferred to each issuing entity will be selected from the U.S.
Portfolio (as defined  herein) of installment  sale contracts  and/or finance  leases meeting  several  criteria.  As of the applicable cut-off date and except as described  under "Certain Legal Aspects of the  Receivables" in this  prospectus,  each receivable must meet the following criteria:

o        will be secured by a first priority perfected security interest in the related financed equipment;

o        will have related financed equipment located in the United States;

o        will have been originated in the United States;

o        will have an obligor that has a United States billing address;

o        in the case of an installment  sale  contract,  will provide for scheduled  payments that fully  amortize the amount  financed over its original term to maturity;

o        will not be more than 31 days past due; and

o        will satisfy any other criteria set forth in the related prospectus supplement.

As of the  applicable  cut-off  date,  no obligor on any  receivable  will be noted on the records of the  servicer as being in default under the  related  installment  sale  contract or finance  lease or as being the  subject of a  bankruptcy  proceeding.  No  selection procedures believed by the depositor to be adverse to the noteholders of any series will be used in selecting the receivables.

         Composition of the Receivables  Pools.  Information  with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:

        o        the composition of the receivables;

        o        the distribution by annual percentage rate — or "APR" — as that term is defined in the related prospectus supplement;

        o        type of equipment;

        o        principal balance of the receivables and the geographic location of each obligor of the receivables; and

        o        percentages of:

                        o        new and used equipment;

                        o        industry application; and

                        o        payment frequency.

See "The Receivables Pool" in the related prospectus supplement.

The Retail Equipment Financing Business

         General. Cat Financial originates  installment sale contracts and finance leases  (collectively,  "receivables") with users of
Caterpillar  products and also purchases  installment  sale contracts from  Caterpillar  dealers.  Cat Financial  finances both new and used  equipment,  with used  equipment  financings  generally  having  shorter  terms and higher  interest  rates.  References  in this

                                                                    17

prospectus to the financing of equipment,  unless otherwise specified,  shall also include the leasing of equipment pursuant to finance leases.  The  construction  equipment  financed  by Cat  Financial  is used for the  building  of  housing,  industrial  buildings  and warehouses,  as well as for the  construction  of  highways,  bridges,  water and sewer  systems and other heavy  applications.  In the mining industry,  Cat Financial finances  equipment used to mine coal, metals,  non-metals and oil and gas. Cat Financial also finances engines  manufactured by Caterpillar Inc. and turbines  manufactured by Solar Turbines,  a subsidiary of Caterpillar Inc. These engines and turbines  are used in various  applications  including  equipment  manufactured  by other  manufacturers,  marine  (including  both commercial and pleasure)  craft,  in the generation of electric  power,  and in the production of petroleum and natural gas.  Equipment financed by Cat Financial is manufactured  primarily by Caterpillar Inc., except for lift trucks,  which are manufactured  primarily by
Mitsubishi Caterpillar Forklift America Inc., an affiliate of Caterpillar Inc.

         In 2000, Cat Financial  created a Customer  Business Center — "CBC" — located in its Nashville,  Tennessee  headquarters.  The
CBC serves U.S. customers and combines several areas of customer contact, including:

        o        credit approval;

        o        billing;

        o        account modification;

        o        cash receipts; and

        o        collections.

The CBC also provides back office functions, including:

        o        contract documentation;

        o        set-up;

        o        funding;

        o        adjustments; and

        o        terminations.

         Origination  Process.  Cat Financial  provides  Caterpillar  dealers with printed retail forms of  installment  sale contracts which  generally are used by those  dealers to arrange  transactions  and originate  receivables.  In addition,  in March of 2000,  Cat
Financial  introduced  Cat  FinanceExpressSM  — an  internet-based  business  system  that  links  the  main  components  of a  finance transaction:  quoting,  credit  approval  and  documentation.  Cat  FinanceExpressSM  allows a customer to get a quote,  secure  credit approval,  and create the  documents  necessary  to finalize a  financing.  In addition to  receivables  it  originates  directly,  Cat
Financial acquires individual receivables from Caterpillar dealers which generally meet the following criteria:

        o        are current in payment;

        o        have no payment on the receivable that has been past due more than 60 days since it was originated;

        o        have not been  extended for more than one month in the last six months or for more than two months in the last twelve  months;
                 and

                                                                    18

        o        have a remaining financed value of at least $10,000 and a remaining term to maturity of at least 12 months.

A credit  application  containing  basic  obligor  information  is  required  for each  receivable  financed  by Cat  Financial,  which application  may be submitted  verbally to Cat  Financial by a  Caterpillar  dealer or in writing  completed by the dealer,  obligor or applicable Cat Financial  territory  manager or through Cat  FinanceExpressSM.  The application is processed by the CBC, and additional information is obtained, as necessary,  in order to evaluate the prospective obligor's  creditworthiness.  The extent of the additional information  required varies based on the amount of financing  requested and the extent of information  available.  In most cases,  Cat
Financial  obtains a credit  bureau  report on the obligor from an  independent  credit  bureau and credit  references  provided by the obligor.  The credit  references  provided by the  obligor,  which are  typically  banks,  finance  companies  or  suppliers  that have furnished  credit to that  obligor,  are checked.  In general,  whenever  possible,  audited or certified  financial  statements of the obligor are obtained when the aggregate  amount of the obligor's  financed  contracts  exceed  $350,000.  Cat Financial  also maintains payment histories on many past and present Cat Financial customers which, if available, are reviewed before any financing is approved.

         Evaluation  of  Creditworthiness.  Creditworthiness  of  an  obligor  is  evaluated  based  on  criteria  established  by  Cat
Financial's  management.  The same credit criteria are applied regardless of whether Cat Financial  originates the receivable  directly or acquires the receivable from a Caterpillar  dealer after  origination.  In the event that the aggregate amount of receivables of any obligor  financed by Cat  Financial  exceeds the approval  limits of the CBC staff,  a credit  proposal is  forwarded to Cat  Financial headquarters  credit  operations for review and concurrence.  Depending on the size of the  transaction,  approval may also be required by a Cat  Financial  vice  president  or the  Cat  Financial  Credit  Committee,  composed  of the Cat  Financial  president  and  vice presidents.  In assessing the credit quality of a potential  receivable,  where the obligor's  equity position in the related  financed equipment  is not  significant,  Cat  Financial's  credit  decision  relies  more  on its  evaluation  of the  creditworthiness  of the prospective  obligor,  than the collateral value of the financed  equipment.  Finance leases generally do not require trade-ins or down payments,  and the prospective  obligor thus may not have significant equity positions in the related financed  equipment.  Installment sale contracts also may be originated without trade-ins or with low or no down payments.

         Dealer  Agreements.  In the case of receivables not originated  directly by Cat Financial,  at the time Cat Financial approves an  application  for credit and fully  executed  copies of all required  agreements and  instruments  are delivered by the  Caterpillar dealer to Cat Financial,  the related  receivable is sold by the dealer to Cat Financial  pursuant to a Dealer Agreement.  With respect to any issuing entity,  the depositor will assign to that issuing entity all of its rights under the Dealer  Agreements for the related receivables,  including its right to recourse  against the  Caterpillar  dealers,  if any, for losses due to defaults or prepayments or for unearned prepaid finance charges.

         The level of recourse to Caterpillar  dealers varies and may be subject to certain  conditions.  Neither the depositor nor the servicer makes any  representation as to the financial  condition of any of the Caterpillar  dealers.  There can be no assurances as to the ability of any dealer to perform its obligations under any Dealer  Agreement.  See "Risk  Factors-Bankruptcy  of Cat Financial or a
dealer could result in delays in payment or losses on the notes" in this prospectus.

         Installment  Sale Contracts — Contract  Terms.  Cat Financial  offers  installment  sale contracts with a variety of repayment schedules tailored to the obligor's anticipated cash flows,  including annual,  semi-annual,  quarterly and monthly payments.  However, qualifying  obligors may also select a "skip payments"  schedule at the time the installment sale contract is originated.  Under a skip payments  schedule,  certain  payments — generally up to three  predetermined  consecutive  months — are  "skipped" to coincide with an obligor's cash flow patterns.  Cat Financial will take into account the related  obligor's  equity  position in its financed  equipment at origination before approving a "skip payments" schedule.

         The maximum amount that Cat Financial will finance under an installment sale contract varies based on:

        o        the obligor's credit history;

        o        the type of equipment financed;

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        o        whether the equipment is new or used;

        o        the payment schedule; and

        o        the length of the contract, which generally ranges at origination from 12 to 72 months.

         The amount financed is calculated as a percentage of the value of the related  financed  equipment,  which  percentage  ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment.  These percentages,  however,  may vary,  depending on the obligor's  credit  history and the type of financed  equipment.  The value of new equipment is based on its original list price, and the value of used equipment is generally based on its "as is" value as derived from appropriate market references.

         Obligors are required to obtain and maintain  physical damage  insurance  covering the financed  equipment  under  installment sale contracts  naming Cat Financial as loss payee.  The CBC is responsible  for verifying  insurance  coverage on the equipment at the time the  receivable is originated or acquired.  Also, at the time the  receivable is  originated,  Cat Financial may make available to the obligor physical damage insurance and term life insurance that may be financed under the contract.

         Each installment  sale contract  provides for allocation of payments  according to the actuarial method and commence  accruing interest on their  origination  date. As such, an installment  sale contract  provides for  amortization  of the amount financed over a series of fixed level payment installments.  Each installment,  other than the installment  representing the final scheduled payment on that  installment  sale contract,  consists of an amount of interest equal to  one-twelfth of the annual  percentage  rate stated on an installment  sale contract (or a larger fraction based on the number of months since the last payment if a "skip payments"  schedule is in place)  multiplied by the unpaid  principal  balance of that  installment  sale  contract,  and an amount of principal  equal to the remainder  of the  installment.  The  obligor  pays a  fixed  monthly  installment  until  the  final  scheduled  payment  date of that installment sale contract,  at which time the amount of the final  installment is increased or decreased as necessary to repay the then outstanding principal balance thereof plus accrued interest thereon.

         If an  installment  sale contract is prepaid in part,  unless Cat  Financial and the related  obligor agree to an amendment of the payment  schedule,  prepayments  are held for  application to the next  succeeding  scheduled  payment or payments,  and the unpaid principal  balance — and the  interest  accrued on the  receivable — is not adjusted  downward  until the actual date of the  scheduled payment.  If an  installment  sale  contract is prepaid in full,  the  obligor  receives a rebate of any  unearned  portion of interest thereon computed on an actuarial basis.

         Finance Leases — Contract  Terms.  Cat Financial  offers finance leases with a variety of payment  schedules  designed to meet an  obligor's  needs.  The initial term of a finance  lease  generally  ranges from one to six years.  Generally,  each  finance  lease provides for the monthly payment of rent in advance.  These periodic  payments are referred to in this prospectus and the  accompanying prospectus  supplement as "Lease Scheduled Payments." Lease Scheduled Payments represent the amortization,  generally on a level basis, of the total amount that a lessee is required to pay  throughout the term of a finance lease.  Lease  Scheduled  Payments are separated by Cat Financial for its internal records into interest and principal  components  based on the Implicit  Interest Rate for the finance leases.  The "Implicit Interest Rate" for each finance lease is determined by Cat Financial.

         Finance leases are recorded by Cat Financial under generally  accepted  accounting  principles as direct financing  leases. As direct  financing  leases,  the finance leases to be included as  receivables in the issuing  entities are "net leases" and the related obligor assumes  responsibility for the financed items,  including  delivery,  installation,  operation,  maintenance and return of the related financed  equipment.  Except for the  accommodation  billing program  described below, no finance lease imposes any affirmative obligation  on Cat  Financial,  and the finance  leases are  non-cancelable  by the  lessees.  The related  obligor  further  agrees to indemnify  Cat  Financial  for any  liabilities  arising out of the finance  lease.  Cat  Financial is also  authorized  to perform the related obligor's  obligations under each finance lease, at the related  obligor's  expense,  if Cat Financial so elects in cases where the related  obligor has failed to perform.  In  addition,  finance  leases  contain  clauses  unconditionally  obligating  the related obligor to make periodic  payments,  without any right of setoff,  at the times and on the dates specified in the finance lease.  Other than a warranty of quiet enjoyment, Cat Financial makes no express or implied warranties with respect to the financed equipment.

                                                                    20

         Obligors  under any finance  lease are required to obtain and maintain  physical  damage  insurance and  comprehensive  public liability  insurance  covering the financed  equipment in the name of Cat Financial  for not less than  $1,000,000  combined  coverage.
This  insurance  must be in a form  and  with  companies  as Cat  Financial  shall  approve  and  shall be  primary,  without  right of contribution  from any other  insurance  carried by Cat  Financial.  The CBC is  responsible  for verifying  insurance  coverage on the equipment at the time the  receivable is  originated or acquired.  Also, at the time the  receivable  is  originated,  physical  damage insurance and term life insurance that can be financed under the receivable may be made available to the related obligor.

         Under an accommodation  billing system,  obligors may aggregate with their Lease Scheduled  Payment the periodic payment for a maintenance  contract,  which  maintenance  would be  performed  by a  Caterpillar  dealer  or other  service  provider  and not by Cat
Financial.  Upon receipt of funds by Cat  Financial,  Cat  Financial  would  generally  forward the  appropriate  amount to the service provider.  However,  Cat  Financial  will not  forward  this amount  until it has  received  the Lease  Scheduled  Payment in full.  As described  above,  failure to perform by a Caterpillar  dealer or the service provider is not a defense to payment by the obligor under the related finance lease.

         If Cat  Financial  receives  a payment or  payments  in advance  for a finance  lease,  those  advance  payments  are held for application to the next succeeding  payment or payments,  and no adjustment in the Lease  Scheduled  Payments  outstanding  takes place until the due date for that  payment.  Although  finance  leases are not  voluntarily  prepayable by their terms,  Cat  Financial  will generally  agree to  terminate  a finance  lease upon  payment  by the  related  obligor  of the  aggregate  Lease  Scheduled  Payments outstanding under that finance lease.

         The finance  leases  included as receivables of any issuing entity will be leases that  constitute  security  interests.  With respect to such leases,  the  Caterpillar  dealer or Cat Financial,  as applicable,  in effect  finances the "purchase" of the financed equipment by the related obligor and retains a security  interest in the financed  equipment.  The related obligor retains the financed equipment for substantially all its economic life and Cat Financial retains no significant  residual  interest.  Each finance lease has a fixed residual value of $1.00,  since at the expiration of the finance lease term, the lease  expressly  provides the related obligor with the option to purchase the related  financed  equipment for a bargain  purchase option price of $1.00.  Accordingly,  the residual value  component  of the related  asset pool is minimal.  These leases are  considered  conditional  sales-type  leases for federal tax purposes, and, accordingly, Cat Financial does not take any federal tax benefits.

         Obligors under any finance lease may alter or modify the financed  equipment  relating to Cat  Financial's  finance lease only if that  alteration or  modification  does not impair its originally  intended  function or use or reduce its value.  In addition,  the related  obligor  shall not make any  "non-reversible"  addition — as defined for federal  income tax purposes — to an item of financed equipment  without the prior written  consent of Cat Financial.  Upon the prior written  consent of Cat Financial,  the related obligor may  sublease  or  relocate  the  financed  equipment.  The right to  receive  that  notice and to grant or deny that  consent  will be exercised by the  servicer  pursuant to the  authority  delegated to it in the related sale and  servicing  agreement.  Finance  leases generally  do not permit the  related  obligor to assign its rights in the  finance  lease  without  the prior  written  consent of Cat
Financial.

         Cross-Collateralization.   In  the  course  of  its   business  of   financing   equipment,   receivables   are   occasionally
"cross-collateralized."  In that case,  Cat  Financial  takes first,  second or more junior liens on units in addition to the principal financed  equipment.  See "Certain  Legal Aspects of the  Receivables—Cross-Collateralization"  in the related  prospectus  supplement.
Cat Financial takes the value of these liens into account when calculating the amount it will finance under a receivable.

         Extension/Revision  Procedures.  Receivables  may be extended or modified  when payment  delinquencies  result from  temporary interruptions  in an obligor's  cash flow.  An extension  provides for one or more  payments to be moved to a future date either within the  original  maturity  or lease  term of the  receivable  or  beyond  the  original  maturity  or lease  term.  A  modification  is a restructuring  of the entire  receivable  normally  with lower  payments and a longer  term.  A  modification  of an  installment  sale contract can also involve  institution of a "skip payments"  schedule if Cat Financial  determines that "skip payments" are appropriate given the  obligor's  yearly cash flow pattern.  Cat Financial  charges the obligor a nominal  extension  fee,  which is payable at the

                                                                    21

time a  receivable  is extended.  The length of an  extension or  modification  generally  does not exceed six months.  In  determining whether a receivable should be extended or modified, Cat Financial will consider:

        o        the obligor's equity in the financed equipment;

        o        the obligor's financial status and prospects; and

        o        the reason for the obligor's deferral.

Cat Financial,  as servicer, to the extent specified in the related prospectus  supplement,  is not permitted to make certain revisions to a receivable assigned to an issuing entity, and if Cat Financial, as servicer,  extends,  modifies or revises a receivable it may be required to repurchase the related  receivable from the related issuing  entity.  In addition,  Cat Financial in the ordinary course of business  may  refinance  a  receivable  for an  obligor.  The  proceeds  of that  refinancing  would be used to prepay  that  existing receivable  in  full.  Any  new  receivable  resulting  from a  refinancing  would  not be  the  property  of an  issuing  entity.  See
"Description of the Transfer and Servicing Agreements—Servicing Procedures" in this prospectus.

         While the terms and conditions of the finance leases do not permit  cancellation  by the related  obligor,  finance leases may be  modified  or  terminated  before  the end of the  lease  term.  Modifications  generally  involve  repricing  a  finance  lease  or modification  of the lease  term.  Modifications  to a finance  lease term and early  lease  terminations  often are  permitted  by Cat
Financial  because they are  generally  associated  with  additional  financing  opportunities  from the same  obligor.  Cat  Financial expects,  as servicer,  to continue to allow these  modifications  and terminations  with respect to the finance leases included in the related  issuing  entity  pursuant to the  authority  delegated to it in the related sale and servicing  agreement,  subject to certain conditions and covenants of the servicer  described under "Description of the Transfer and Servicing  Agreements—Servicing  Procedures"
in this prospectus.

         Collection  Procedures.  Payments  received more than 10 days after their due date may be assessed a late fee where  permitted by law. A monthly  payment is deemed to be "31 to 60" days past due if it is not  collected  by the last day of the  succeeding  month.
For  example,  a payment  due any time in  February  is not  considered  "31 to 60" days past due unless it remains  uncollected  as of
March 31.  60, 90 and 120 day accounts are similarly  defined.  Any  receivable  that is unpaid after the stated due date is considered
"delinquent," and collection activity may commence at that time.

         Repossession/Writeoff  Procedures.  The CBC makes the determination as to whether to repossess the financed  equipment related to a delinquent receivable.  After this determination is made, the obligor and any guarantor are sent "default letters."

         Within 20 days of  repossession,  the remarketing  department at Cat Financial  reviews an appraisal and inspection  report of the related  financed  equipment and commences the process of selling the equipment.  Financed  equipment put up for sale is advertised or sold through a variety of means,  including  through the  Caterpillar  dealer  network and through  auction.  Once the  equipment is sold, a write-off or loss is taken,  if necessary.  Additionally,  if a receivable is delinquent  for a period of 180 days past its due date, as specified in the related retail  installment  sale contract or finance lease, Cat Financial will write-down such receivable to the estimated value of the receivable,  as determined by Cat Financial in accordance with its servicing standards,  and if necessary, a write-off or loss will be taken.

         Delinquencies,  Repossessions and Net Losses.  Certain  information  concerning the experience of Cat Financial  pertaining to delinquencies,  repossessions  and net losses with respect to its entire United States  portfolio of installment  sale contracts and/or its entire United States portfolio of finance leases, as applicable,  serviced by Cat Financial,  including receivables previously sold which Cat  Financial  continues to service  (respectively,  the "U.S.  ISC  Portfolio"  and the "U.S.  Finance  Lease  Portfolio,"  and
collectively,  the "U.S.  Portfolio")  will be set forth in the  related  prospectus  supplement.  There can be no  assurance  that the delinquency, repossession and net loss experience on any receivables will be comparable to prior experience or to that information.

                                                                    22

         Static Pool Data. Certain information  concerning the experience of Cat Financial  pertaining to delinquencies,  repossessions and net losses with respect to receivables from the U.S.  Portfolio that have been placed in prior  securitized pools the ("Static Pool
Data") and are serviced by Cat Financial  will be set forth in the related  prospectus  supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any receivables will be comparable to the Static Pool Data.

                                                  WEIGHTED AVERAGE LIFE OF THE NOTES

         The  weighted  average  life of the notes of any  series  will  generally  be  influenced  by the rate at which the  principal balances of the related  receivables are paid,  which payment may be in the form of scheduled  amortization  or  prepayments.  For this purpose, the term "prepayments" includes:

        o        prepayments in full;

        o        partial prepayments (including those related to rebates of insurance premiums);

        o        liquidations due to default;

        o        receipts of proceeds from physical damage and term life insurance policies; and

        o        the repurchase of receivables by Cat Financial,  the depositor or the servicer  pursuant to the servicer's  option to purchase the receivables,  for other administrative reasons set forth in this prospectus or the related prospectus supplement, or for breach of a representation or warranty.

         Installment  sale  contracts  are  prepayable  at any time  without  penalty by their terms.  Although the finance  leases are generally  not  prepayable  by their terms,  obligors  generally  are permitted to prepay a finance lease upon payment of the aggregate remaining  Lease  Scheduled  Payments due, which amount would include an implicit  interest  amount.  Each  prepayment will shorten the weighted  average  remaining term of the  receivables of any issuing entity and the weighted  average life of the related notes. If the related  prospectus  supplement  provides  for the  distribution  to  noteholders  of amounts on account of  principal in excess of the
Principal  Distribution  Amount on any  distribution  date, this effect would be greater upon the prepayment of a finance lease,  since the amount  prepaid  would be  greater  than the  related  contract  balance.  The  related  prospectus  supplement  will set forth the allocation of prepayments  among the various  classes of notes of the related  series.  See  "Description of the Transfer and Servicing
Agreements—Distributions" in the related prospectus supplement.

         The rate of  prepayments  on the  receivables  may be  influenced  by a variety of  economic,  financial,  climatic  and other factors.  However,  Cat  Financial  does not  maintain  historical  prepayment  data with  respect  to its entire  portfolio  of retail installment sale contracts and finance leases.  In addition, under some circumstances:

        o        Cat Financial or the depositor will be obligated to repurchase  receivables  from an issuing entity as a result of breaches of representations and warranties regarding the receivables and

        o        the servicer  will be obligated to purchase  receivables  from an issuing  entity  pursuant to the related sale and  servicing agreement as a result of breaches of certain covenants.

See "Description of the Transfer and Servicing  Agreements—Termination"  in this prospectus regarding the servicer's option to purchase the receivables from an issuing entity.

         Consistent with its normal  servicing  procedures,  the servicer may, in its discretion and on a case-by-case  basis,  arrange with the obligor  respecting  a  receivable  to extend or modify the related  payment  schedule to the extent  specified in the related prospectus  supplement.  Although each sale and  servicing  agreement  will restrict the ability of the servicer to otherwise  modify a receivable as described in this  prospectus and in the related  prospectus  supplement,  the servicer will be permitted to refinance an existing  receivable  for an  obligor,  so long as the  proceeds  of the  refinanced  receivable  would be used to prepay the  existing receivable in full and the  refinanced  receivable is evidenced by a new finance lease or installment  sale contract.  A new receivable

                                                                    23

resulting from a refinancing  would not be property of the related issuing entity.  Those extensions or modifications  may increase the weighted  average  remaining  term of the  receivables  and the  weighted  average  life of the  related  notes.  See "The  Receivables
Pools—The  Retail  Equipment  Financing  Business—Extension/Revision  Procedures"  and  "Description  of  the  Transfer  and  Servicing
Agreements—Sale and Assignment of Receivables" and "—Servicing Procedures" in this prospectus.

         In light of the above  considerations,  there can be no  assurance  as to the amount of  principal  payments to be made on the notes of a given series on each  distribution  date,  since that amount will depend,  in part, on the amount of principal  collected on the related  receivables  during the applicable  collection  period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of  receivables  will be borne  entirely by the  noteholders  of a given series,  as set forth in the related  prospectus supplement.  Those  reinvestment  risks may include the risk that interest  rates are lower at the time holders  receive  payments from the related  issuing entity than interest rates would  otherwise have been had those  prepayments  not been made or had the prepayments been made at a different time.

         The related  prospectus  supplement may set forth certain  additional  information with respect to the maturity and prepayment considerations applicable to the particular receivables and any class of notes of the related series.

                                                            USE OF PROCEEDS

         To the extent  provided in the related  prospectus  supplement,  the net proceeds from the sale of the notes of a given series will be applied by the depositor:

        o        to the purchase of the receivables from Cat Financial; and

        o        to make the initial deposit into the reserve account or yield supplement account, in each case, if any.

                                       THE DEPOSITOR, CATERPILLAR INC., THE SPONSOR AND SERVICER

Caterpillar Financial Funding Corporation

         The depositor is a wholly-owned  subsidiary of Cat Financial.  The depositor was  incorporated  in the State of Nevada on July
20, 1995.  The  depositor is organized for the limited  purpose of purchasing  wholesale  and retail  receivables  from Cat  Financial, transferring  those  receivables to third parties and any activities  incidental to and necessary or convenient for the  accomplishment of the foregoing  purposes.  The principal  executive  offices of the depositor are located at 4040 S. Eastern  Avenue,  Suite 344, Las
Vegas,  Nevada 89119 and its telephone  number is (702)  735-2514.  The depositor  does not engage in any other  activities.  Following the issuance of any series of notes, the depositor will not have any ongoing material  obligations other than its  representations  and warranties  and the  obligation to enforce its rights as a purchaser of the  receivables  from Cat Financial and to pay the fees of and enforce the obligations of the owner trustee and custodian.

Caterpillar Inc.

         Caterpillar Inc., together with its consolidated subsidiary companies, operates in three principal lines of business:

         1.       Equipment — design,  manufacture,  and marketing of earthmoving,  construction,  and materials handling equipment and related parts;

         2.       Engines — design, manufacture, and marketing of engines and related parts; and

         3.       Financial  Products — provide  financing to customers and dealers for the purchase and lease of Caterpillar and other equipment,  as well as some  financing  for  Caterpillar  sales to dealers;  provide  various  forms of  insurance to customers and dealers.

                                                                    24

         Caterpillar  Inc. is a Delaware  corporation  and its common stock is listed on the New York Stock  Exchange  under the symbol
"CAT". The principal  executive office of Caterpillar Inc. is located at 100 NE Adams Street,  Peoria,  Illinois 61629. As used in this prospectus and the related prospectus  supplement,  the term "Caterpillar Inc." means Caterpillar Inc. and its consolidated  subsidiary companies, unless the context otherwise requires.

         Caterpillar  Inc. is subject to the  informational  requirements  of the Securities  Exchange Act of 1934, as amended,  and in accordance  therewith  files  reports and other  information  with the  Securities  and Exchange  Commission.  For further  information regarding  Caterpillar  Inc.,  reference  is made to those  reports  and other  information  which are  available  as  described  under
"Available  Information" in this prospectus.  Certain current information  regarding  Caterpillar Inc. will be set forth in the related prospectus  supplement.  Caterpillar  Inc.  (other  than Cat  Financial,  the  depositor,  and the  issuing  entity)  will not have any obligations with respect to the notes or any transfer and servicing agreement.

Caterpillar Financial Services Corporation

         Cat Financial is a Delaware  corporation  which was  incorporated  in 1981 and is the  successor to a company  formed in 1954.
Unless the context  otherwise  requires,  the term "Cat Financial"  includes its predecessor and subsidiary  companies,  other than the depositor and the issuing  entity.  The  principal  executive  office of Cat  Financial is located at 2120 West End Avenue,  Nashville,
Tennessee  37203-0001,  and its telephone  number is (615)  341-1000.  Cat  Financial  has 43 offices,  of which 8 are located in North
America, 20 are in Europe, 10 are in Asia-Pacific and 5 are in Latin America.

         Cat Financial is a wholly-owned  finance  subsidiary of Caterpillar  Inc. Cat Financial and its  subsidiaries  are principally engaged in providing retail  financing  alternatives  for Caterpillar  products to customers and Caterpillar  dealers around the world.
Such retail financing is primarily comprised of financing  Caterpillar  equipment,  machinery and engines.  In addition,  Cat Financial also provides  financing for vehicles,  power  generation  facilities and marine vessels that, in most cases,  incorporate  Caterpillar products.  Cat Financial also provides  wholesale  financing to Caterpillar  dealers and purchases  short-term dealer  receivables from
Caterpillar Inc.  Cat Financial began providing lease financing and servicing related receivables in 1981.

         Cat  Financial's  business  is largely  dependent  upon the  ability of  Caterpillar  dealers to  generate  sales and  leasing activity,  the  willingness  of the  customers  and the  dealers to enter  into  financing  transactions  with Cat  Financial,  and the availability of funds to Cat Financial to finance those transactions.

         Cat Financial currently offers the following types of retail financing plans:

        o        Tax leases that are  classified as either  operating or finance  leases for financial  accounting  purposes,  depending on the characteristics of the lease.  For tax purposes, Cat Financial is considered the owner of the equipment.

        o        Finance  (non-tax)  leases where the lessee is  considered  the owner of the  equipment  during the term of the lease and that either require or allow the customer to purchase the equipment for a fixed price at the end of the term.

        o        Installment  sale  contracts,  which are equipment  loans that enable  customers to purchase  equipment with a down payment or trade-in and structure payments over time.

        o        Governmental  lease-purchase  plans in the U.S.  that offer low  interest  rates and flexible  terms to qualified  non-federal government agencies.

         Cat Financial has completed 12  publicly-registered  asset-backed  offerings,  all of which were backed by retail  installment sale contracts and finance  leases,  commencing in 1994.  The aggregate  initial Note Value of the contracts and finance leases sold in these transactions is as follows:

                                                                    25

                  Year and Series             Aggregate Initial Note Value (000s)
                       1994-A                               $242,518
                       1995-A                               $459,119
                       1996-A                               $371,897
                       1997-A                               $346,637
                       1997-B                               $314,430
                       1998-A                               $605,679
                       1999-A                               $591,421
                       2001-A                               $621,085
                       2002-A                               $632,028
                       2003-A                               $681,043
                       2004-A                               $658,742
                       2005-A                               $853,817

         Cat Financial was the sole servicer and sponsor of each of these  transactions.  No  securitizations  serviced or sponsored by
Cat Financial have defaulted or experienced an early amortization triggering event.

         Additionally,  Cat Financial  maintains an asset-backed  commercial paper conduit.  In this facility,  Cat Financial transfers to the  program  agents an  undivided  fractional  interest  in North  American  dealer  receivables  purchased  from  Caterpillar.  In accordance with Statement of Financial  Accounting  Standard 140 (SFAS 140) "Accounting for Transfers and Servicing of Financial Assets
and Extinguishment of Liabilities," the transfer to the third party purchasers is accounted for as a sale.

         The following  tables set forth the growth of the portfolio of retail  installment  sale contracts and finance leases serviced by Cat Financial since 1996:

                             1996              1997              1998              1999              2000
                        ($ in millions)  ($ in millions)   ($ in millions)    ($ in millions)   ($ in millions)
__________________________________________________________________________________________________________________
Installment Sale              $1,269.4        $1,634.9          $2,075.5          $2,445.4           $2,558.9
Contracts (1)
Finance Leases (2)              $803.9          $983.5          $1,151.1          $1,185.8           $1,057.9

                             2001              2002              2003              2004              2005
                        ($ in millions)  ($ in millions)   ($ in millions)    ($ in millions)   ($ in millions)
__________________________________________________________________________________________________________________
Installment Sale              $2,778.2        $2,841.3          $3,159.7          $4,155.4           $4,955.9
Contracts (1)
Finance Leases (2)              $957.9          $773.2            $645.1            $608.5             $711.8

         (1)      The amount of the gross portfolio is based on the aggregate contract balance of the U.S. ISC Portfolio.

         (2)      The amount of the gross  portfolio is based on the aggregate  contract  balance of the U.S. lease  portfolio less the residual amount.

         Cat Financial's  delinquency,  repossession  and loss  experience as of the end of the most recent calendar  quarter for which that  information  is available  on the  aggregate  portfolio of  receivables  for which Cat  Financial  acts as servicer and that were originated pursuant to Cat Financial's  underwriting  guidelines will be summarized in each related prospectus supplement relating to a pool of  receivables  for  which  Cat  Financial  will  act as  servicer.  There  can be no  assurance  that  this  experience  will be representative of the results that may be experienced for any particular pool of receivables backing any particular series of notes.

         Certain current information regarding Cat Financial will be set forth in the related prospectus supplement.

                                                                    26

Affiliations Among Transaction Parties

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                           Caterpillar Inc.
                                                                   |
                                                                   |
                                                                   |
                                                                   |
                                               Caterpillar Financial Services Corporation
                                                         (sponsor and servicer)
                                                                   |
                                                                   |
                                                                   |
                                                                   |
                                               Caterpillar Financial Funding Corporation
                                                              (depositor)

                                                       DESCRIPTION OF THE NOTES

General

         With respect to each issuing  entity,  one or more classes of notes of a given series will be issued  pursuant to the terms of an indenture  (the  "indenture")  between the related  issuing  entity and the indenture  trustee  specified in the related  prospectus supplement  (the  "indenture  trustee").  The  indenture  will be  substantially  in the form filed as an  exhibit to the  Registration
Statement of which this prospectus forms a part. The following summary,  as well as other pertinent  information  included elsewhere in this prospectus and in the related  prospectus  supplement,  describes the material terms generally  applicable to the notes,  but does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the notes and the indenture.

         If so specified in the related prospectus  supplement,  each class of notes will initially be represented by one or more notes registered in the name of the nominee of DTC (together with any successor  selected by the related  issuing entity,  the  "depository")
except as set forth below. The notes will be available for purchase in  denominations  specified in the related  prospectus  supplement and,  if so  specified  in the related  prospectus  supplement,  will be  available  in  book-entry  form only.  See  "Issuance  of the
Notes—Definitive Notes" and
"—Book-Entry Registration" in this prospectus.

Principal and Interest on the Notes

         The timing and priority of payments,  seniority,  allocations of losses,  interest rate and amount of or method of determining payments  of  principal  and  interest  on each  class  of notes of a given  series  will be as  described  in the  related  prospectus supplement.  The rights of  noteholders  to receive  payments of principal and interest may be senior or  subordinate  to the rights of noteholders of another class or series, as described in the related  prospectus  supplement.  If so provided in the related  prospectus supplement,  payments of interest on the notes of a series will be made prior to payments of principal  on those  notes.  To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

        o        principal payments with disproportionate, nominal or no interest payments; or

        o        interest payments with disproportionate, nominal or no principal payments.

                                                                    27

Each class of notes may have a different  interest  rate,  which may be a fixed,  variable or  adjustable  interest rate — which may be zero for certain  classes of strip notes — or any  combination of the foregoing.  The related  prospectus  supplement  will specify the interest  rate for each  class of notes of a given  series  or the  method  for  determining  that  interest  rate.  See also  "Certain
Information Regarding the Notes—Fixed Rate Notes" and "—Floating Rate Notes" in this prospectus.

         One or more  classes  of notes of a series may be  prepayable  in whole or in part under the  circumstances  specified  in the related prospectus  supplement,  including as a result of the servicer exercising its option to purchase the receivables of the related issuing entity in the manner and on the respective  terms and conditions  described  under  "Description  of the Transfer and Servicing
Agreements—Termination" in this prospectus.

         To the  extent  specified  in any  prospectus  supplement,  one or more  classes  of notes of a given  series  may have  fixed principal  payment  schedules.  Holders of those notes would be entitled to receive as payments of principal on any given  distribution date the  applicable  amounts  set forth on the  schedule  for those  notes,  in the manner and to the extent set forth in the  related prospectus supplement.

         Under some  circumstances,  the amount  available for payments to  noteholders  in respect of interest  could be less than the amount of  interest  payable on the notes on any of the dates  specified  for  payments  thereon in the related  prospectus  supplement
(each, a  "distribution  date").  In that case, if so provided in the related  prospectus  supplement,  each class of noteholders  will receive its ratable  share,  based upon the aggregate  amount of interest due to that class of  noteholders,  of the  aggregate  amount available  to be  distributed  in respect of interest on the notes of that series.  See  "Description  of the  Transfer  and  Servicing
Agreements—Distributions" in the related prospectus supplement.

         In the case of a series of notes which  includes two or more classes of notes,  the  sequential  order and priority of payment in respect of principal and interest,  and any schedule or formula or other provisions  applicable to the  determination  thereof,  for those  classes will be set forth in the related  prospectus  supplement.  Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

         If the servicer  exercises its option to purchase the  receivables  of an issuing  entity in the manner and on the  respective terms and conditions  described  under  "Description  of the Transfer and Servicing  Agreements—Termination"  in this  prospectus,  the related  outstanding notes will be prepaid as set forth in the related  prospectus  supplement.  In the event of a partial  prepayment, the noteholders of the related series may be entitled to receive a prepayment  premium from the related  issuing entity,  in the amount and to the extent provided in the related prospectus supplement.  See "Weighted Average Life of the Notes" in this prospectus.

The Indenture

         Modification  of  Indenture.  With  respect to each  issuing  entity,  with the  consent of the  holders of a majority  of the outstanding  principal  amount of the notes of the related  series,  the related  indenture  trustee and the related issuing entity may execute a  supplemental  indenture to add  provisions  to, or change in any manner or eliminate any  provisions  of, the indenture with respect to the notes, or, except as provided below, to modify in any manner the rights of the noteholders.

         Notwithstanding  the foregoing,  without the consent of the holder of each  outstanding  note of the related  series  affected thereby, no supplemental indenture shall:

        o        change the due date of any  installment of principal of or interest on any note of that series or reduce the principal  amount of that note, the interest rate  specified on that note or the  prepayment  price with respect to that note or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

        o        impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

                                                                    28

        o        reduce the percentage of the aggregate  amount of the outstanding  notes of that series the consent of the holders of which is required  for any  supplemental  indenture  or the  consent  of the  holders of which is  required  for any waiver of compliance with certain provisions of the related indenture or of certain defaults  thereunder and their consequences as provided for in that indenture;

        o        modify or alter the  provisions of the related  indenture  regarding the voting of notes held by the related  issuing  entity, the depositor, an affiliate of either of them or any other obligor on those notes;

        o        reduce the percentage of the aggregate  outstanding  amount of the notes of that series the consent of the holders of which is required to direct the related  indenture  trustee to sell or liquidate  the related  receivables  if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding  notes of that series;

        o        decrease  the  percentage  of the  aggregate  principal  amount of those notes  required to amend the  sections of the related indenture  which specify the  applicable  percentage of the  aggregate  principal  amount of the notes of that series necessary to amend the related indenture or certain of the transfer and servicing agreements;

        o        modify any of the  provisions of the indenture in such a manner as to affect the  calculation  of the amount of any payment of interest or principal due on any note on any  distribution  date  (including the calculation of any of the individual components  of such  calculation)  or to affect  the  rights of the  holders  of those  notes to the  benefit  of any provisions for the mandatory redemption of the notes contained therein; or

        o        permit the creation of any lien  ranking  prior to or on a parity with the lien of the related  indenture  with respect to any of the collateral for those notes or, except as otherwise  permitted or contemplated in the indenture,  terminate the lien of the related  indenture on that  collateral or deprive the holders of those notes of the security  afforded by the lien of that indenture.

         The related issuing entity and the related indenture trustee may also enter into  supplemental  indentures,  without obtaining the  consent of  noteholders  of the  related  series,  for the  purpose  of adding  any  provisions  to or  changing  in any manner or eliminating  any of the provisions of the related  indenture or of modifying in any manner the rights of those  noteholders,  including curing any  ambiguity or  correcting  or  supplementing  any  inconsistent  provision  therein.  It will be a condition to execution of delivery of any such supplemental  indenture that the indenture  trustee receive an opinion of counsel that the supplemental  indenture will not materially and adversely affect the interest of those noteholders.

         In addition,  the related issuing entity and the related  indenture trustee may enter into  supplemental  indentures,  without obtaining the consent of the noteholders of the related series, to substitute credit  enhancement for any class of notes,  provided the rating agencies confirm in writing that such  substitution  will not result in the reduction or withdrawal of the rating for that class of notes or any other class of notes of the related series.

         Events of  Default;  Rights  upon Event of  Default.  With  respect  to the notes of a given  class and  series,  an "event of default" with respect to those notes will be defined in the related indenture as being:

        o        a default for five days or more in the payment of any interest on those notes;

        o        a default in the payment of the  principal  of or any  installment  of the  principal of those notes when the same becomes due and payable;

        o        a default in the  observance or  performance  of any covenant or agreement of the related  issuing  entity made in the related indenture and the  continuation of that default for a period of 30 days after notice thereof is given to that issuing entity by the related  indenture  trustee or to that issuing entity and that  indenture  trustee by the holders of at least 25% in principal amount of the notes then outstanding;

                                                                    29

        o        any  representation or warranty made by that issuing entity in the related indenture or in any certificate  delivered pursuant to the indenture or in connection  therewith  having been  incorrect in a material  respect as of the time made,  and that breach not having been cured within 30 days after notice of that breach is given to that issuing  entity by that indenture  trustee or to that issuing entity and that  indenture  trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

        o        certain events of bankruptcy, insolvency, receivership or liquidation of the related issuing entity.

However,  the amount of  principal  required to be  distributed  to the  noteholders  of a series under the related  indenture  will be generally limited to amounts available  therefor in the related principal  distribution  account absent  acceleration of the notes, and will be  distributed to the  noteholders of each class in the manner set forth in the related  prospectus  supplement.  Therefore,  the failure to pay  principal  on notes may not  result in the  occurrence  of an event of default  until the  applicable  final  scheduled distribution date.

         If an event of default  should  occur and be  continuing  with  respect to the notes of any series or any class  thereof,  the related  indenture  trustee or holders of a majority in principal  amount of the notes of that series then  outstanding may declare the principal  of the notes to be  immediately  due and  payable.  That  declaration  may,  under some  circumstances,  be rescinded by the holders of a majority in principal amount of the notes then outstanding.

         Subject to the conditions  specified  below, if the notes of any series have been declared to be due and payable  following an event of default with respect  thereto,  the related  indenture  trustee may, in its discretion,  to the extent permitted by applicable law,  either sell the related  receivables or elect to have the related  issuing entity  maintain  possession of those  receivables and continue to apply  distributions  on those  receivables  as if there had been no  declaration of  acceleration.  The related  indenture trustee is prohibited from selling the related  receivables  following an event of default,  other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

        o        all the holders of the outstanding notes of that series consent to the sale;

        o        the proceeds of that sale are  sufficient to pay in full the principal of and the accrued  interest on the  outstanding  notes of that series at the date of that sale; or

        o        the indenture  trustee  determines  that the proceeds of the related  receivables may not be sufficient on an ongoing basis to make all payments on the notes as those  payments  would have become due if those  obligations  had not been declared due and  payable,  and that  indenture  trustee  obtains  the  consent  of the  holders  of 66 2/3% of the  aggregate outstanding amount of the notes.

         Subject to the provisions of the related indenture relating to the duties of the related indenture  trustee,  in case an event of default  shall occur and be continuing  with respect to a series of notes,  that  indenture  trustee shall be under no obligation to exercise  any of the rights or powers  under that  indenture  if  requested  or  directed  by any of the holders of those notes if that indenture trustee reasonably  believes it will not be adequately  indemnified  against the costs,  expenses and liabilities which might be incurred by it in complying with that request.  Subject to these provisions for indemnification  and certain  limitations  contained in the related  indenture,  the holders of a majority,  or 66 2/3% if an event of default has occurred and is continuing,  in principal amount of the  outstanding  notes of a series will have the right to direct the time,  method and place of conducting any proceeding or any remedy available to the related  indenture  trustee.  In addition,  the holders of a majority in principal amount of the notes then outstanding  may, in some cases,  waive any default under the indenture,  except a default in the payment of principal or interest or a default in respect of a covenant or provision  of that  indenture  that cannot be modified  without the waiver or consent of all of the holders of the outstanding notes.

                                                                    30

         No noteholder of any series will have the right to institute any proceeding with respect to the related indenture, unless:

        o        that noteholder previously has given to the related indenture trustee written notice of a continuing event of default;

        o        the holders of not less than 25% in principal  amount of the  outstanding  notes of that series have made  written  request to the related indenture trustee to institute that proceeding in its own name as indenture trustee;

        o        such noteholder or noteholders have offered the related indenture trustee reasonable indemnity;

        o        the related indenture trustee has for 60 days failed to institute that proceeding; and

        o        no  direction  inconsistent  with that  written  request has been given to the related  indenture  trustee  during that 60-day period by the holders of a majority in principal amount of the outstanding notes of the applicable series.

         Notwithstanding  anything in this  prospectus  to the  contrary,  if junior  notes of a series are  issued,  the rights of the junior  noteholders  of any class of that  series to  consent  to or direct  any  action  may be  limited  as set forth in the  related indenture and as described in the related prospectus supplement.

         In addition,  with respect to any issuing entity,  the related  indenture  trustee and the related  noteholders  will covenant that they will not at any time institute  against that issuing entity any  bankruptcy,  reorganization  or other  proceeding  under any federal or state bankruptcy or similar law.

         With respect to any issuing  entity,  neither the related  indenture  trustee nor the related owner trustee in its  individual capacity,  nor any holder of a certificate  representing  an ownership  interest in that issuing  entity,  nor any of their  respective owners, beneficiaries,  agents, officers, directors,  employees, successors or assigns shall, in the absence of an express agreement to the contrary,  be personally  liable for the payment of the principal of or interest on the notes or for the agreements of that issuing entity contained in the related indenture.

         Certain  Covenants by the Issuing  Entities.  Each indenture will provide that the related  issuing entity may not consolidate with or merge into any other entity, unless:

        o        the entity formed by or surviving the  consolidation  or merger is organized  under the laws of the United  States,  any state thereof or the District of Columbia;

        o        the entity surviving the consolidation or merger expressly  assumes that issuing entity's  obligation to make due and punctual payments upon the notes of the related series and the  performance  or observance of every  agreement and covenant of that issuing entity under the related indenture;

        o        no event of default shall have occurred and be continuing immediately after that merger or consolidation;

        o        the issuing  entity has been  advised  that the ratings of the notes of that series  would not be reduced or  withdrawn by the applicable rating agencies as a result of that merger or consolidation;

        o        the issuing entity has received an opinion of counsel to the effect that such  consolidation  or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder;

        o        any action as is necessary to maintain the lien of the related indenture shall have been taken; and

                                                                    31

        o        the issuing  entity has received an opinion of counsel and  officer's  certificate  each stating  that such  consolidation  or merger satisfies all requirements under the related indenture.

         Each issuing entity will not, among other things:

        o        except as expressly  permitted by the related  indenture,  the related  transfer and servicing  agreements or certain  related documents  (collectively,  the "related  documents"),  sell,  transfer,  exchange or otherwise  dispose of any of its assets;

        o        claim any credit on or make any  deduction  from the  principal  and  interest  payable in respect of the notes of the related series or assert any claim  against any present or former  holder of notes  because of the payment of taxes levied or assessed upon that issuing entity, other than amounts withheld under the Code or applicable state law;

        o        except as contemplated by the related documents, dissolve or liquidate in whole or in part;

        o        permit the validity or  effectiveness  of the related  indenture  to be impaired or permit any person to be released  from any covenants  or  obligations  with  respect to the notes  under that  indenture  except as may be  expressly  permitted thereby; or

        o        permit any lien, charge,  excise,  claim,  security  interest,  mortgage or other encumbrance to be created on or extend to or otherwise  arise upon or burden its assets or any part thereof,  except as may be created by the terms of the related indenture.

         No issuing entity may engage in any activity other than as specified  under the section of the related  prospectus  supplement entitled  "Formation of the Issuing  Entity—The  Issuing  Entity." No issuing entity will incur,  assume or guarantee any  indebtedness other than  indebtedness  incurred  pursuant to the related notes and the related indenture or otherwise in accordance with the related documents.

         If so specified in the related  prospectus  supplement,  the related issuing entity will not make any payments,  distributions or dividends to  certificateholders  in respect of their certificates for any collection period unless the conditions set forth in that prospectus supplement have been satisfied.

         Each issuing entity will or will cause the servicer to deliver to the related  indenture  trustee on each  determination  date the servicer's certificate as required by the related sale and servicing agreement.

         List of  Noteholders.  Three or more  holders of the notes of any  series  that have each owned a note for at least six months may, by written request to the related  indenture  trustee,  obtain access to the list of all noteholders of that series  maintained by that indenture  trustee for the purpose of communicating  with other noteholders of that series with respect to their rights under that indenture  or those  notes.  That  indenture  trustee may elect not to afford the  requesting  noteholders  access to the list of those noteholders if it agrees to mail the desired  communication  or proxy, on behalf and at the expense of the requesting  noteholders,  to all noteholders of record.

         Annual  Compliance  Statement.  The  administrator on behalf of each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

         Indenture  Trustee's Annual Report.  If required by law, the indenture  trustee for each issuing entity will mail each year to all related  noteholders a brief report relating to its eligibility and  qualification  to continue as the indenture  trustee under the related  indenture,  any  amounts  advanced  by it under  that  indenture,  the  amount,  interest  rate and  maturity  date of certain indebtedness  owing by that issuing entity to that  indenture  trustee in its individual  capacity,  the property and funds  physically held by that  indenture  trustee as such and any action taken by it that  materially  affects the notes  issued by that issuing  entity that has not been previously reported.

                                                                    32

         Satisfaction  and Discharge of Indenture.  An indenture  will be discharged  with respect to the trust  property  securing the related notes upon the delivery to the related  indenture  trustee for  cancellation  of all those notes or, with certain  limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all of those notes.

         The Indenture  Trustee.  The indenture trustee for a series of notes will be specified in the related  prospectus  supplement.
The indenture  trustee for any series may resign at any time, in which event the related  issuing entity will be obligated to appoint a successor  indenture  trustee for that series.  The holders of a majority of the outstanding  principal  amount of the notes may remove the indenture  trustee by so notifying the  indenture  trustee and may appoint a successor  indenture  trustee.  An issuing  entity may also  remove the  related  indenture  trustee if that  indenture  trustee  ceases to be  eligible to continue as such under the related indenture.  In those  circumstances,  the issuing  entity will be  obligated to appoint a successor  indenture  trustee for the related series of notes.  If the  related  prospectus  supplement  provides  that a given  class of notes is junior in  priority to one or more other classes of notes,  pursuant to the Trust Indenture Act of 1939, as amended,  the related  indenture trustee may be deemed to have a conflict of interest  and be required to resign as trustee for one or more of those  classes if an event of default  occurs under the indenture.  The related  indenture  will provide for a successor  trustee to be appointed  for one or more of those classes of notes in these instances.  In addition,  the related  indenture will set forth the rights of senior  noteholders and junior  noteholders,  which may be different,  to consent to or direct actions by the related indenture  trustee in these instances.  Any resignation or removal of an  indenture  trustee  and  appointment  of a successor  indenture  trustee  for any series of notes does not become  effective  until acceptance of the appointment by the successor indenture trustee for that series.

                                                CERTAIN INFORMATION REGARDING THE NOTES

Fixed Rate Notes

         Each class of notes,  other than certain  classes of strip  notes,  may bear  interest at a fixed rate per annum  ("Fixed Rate
Notes") or at a variable or  adjustable  rate per annum  ("Floating  Rate  Notes"),  as more fully  described  below and in the related prospectus  supplement.  Each class of Fixed Rate Notes will bear interest at the  applicable  per annum interest rate specified in the related  prospectus  supplement.  Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day  year of twelve
30-day months or such other basis as may be set forth in the related  prospectus  supplement.  See "Description of the  Notes—Principal and Interest on the Notes" in this prospectus.

Floating Rate Notes

         Each class of Floating Rate Notes will bear interest for each  applicable  period at a rate per annum  determined by reference to an interest rate basis (the "Base Rate"),  plus or minus the related  Spread,  if any, or  multiplied by the Spread  Multiplier,  if any, in each case as  specified  in the related  prospectus  supplement.  The  "Spread" is the number of basis  points (one basis point equals one  one-hundredth  of a percentage  point) that may be specified in the related  prospectus  supplement as being  applicable to that class,  and the "Spread  Multiplier"  is the  percentage  that may be  specified  in the related  prospectus  supplement  as being applicable to that class.

         The related  prospectus  supplement  will  designate a Base Rate for a given  Floating Rate Note based on LIBOR (as defined in that prospectus  supplement),  commercial paper rates,  federal funds rates, U.S.  Government  treasury  securities rates or negotiable certificates of deposit rates.

         As specified in the related  prospectus  supplement,  Floating Rate Notes of a given class may also have either or both of the following, in each case expressed as a rate per annum:

        o        a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

        o        a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

                                                                    33

In addition to any maximum  interest rate that may be applicable to any class of Floating Rate Notes,  the interest rate  applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law.

         Calculation  Agent.  Each issuing  entity with respect to which one or more classes of Floating Rate Notes will be issued will appoint,  and enter into agreements with, a calculation agent (each, a "Calculation  Agent") to calculate interest rates on the related classes of Floating Rate Notes.  The  prospectus  supplement  relating to any series of notes with one or more classes of Floating Rate
Notes will set forth the identity of the  Calculation  Agent for the related  classes of Floating  Rate Notes,  which may be either the owner trustee or indenture  trustee with respect to that series.  All  determinations  of interest by the  Calculation  Agent shall, in the absence of manifest  error,  be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class.  To the extent specified in the related prospectus  supplement,  all percentages  resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded,  if necessary,  to the nearest  1/1,000,000  of 1%  (.00000001),  with five  one-millionths  of a percentage point rounded upward.

                                                         ISSUANCE OF THE NOTES

Definitive Notes

         The  prospectus  supplement  related to a given series will  specify  whether the notes of that series will be issued in fully registered, certificated form ("Definitive Notes") to the noteholders or their respective nominees.

         Distributions  of principal of and interest on Definitive  Notes will be made by the indenture  trustee in accordance with the procedures  set forth in the  related  indenture  directly to holders of  Definitive  Notes in whose  names the  Definitive  Notes were registered at the close of business on the applicable  "Record Date" (as defined in the related  prospectus  supplement)  specified for those notes in the related  prospectus  supplement.  Those  distributions  will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any Definitive Note,  however,  will be made only upon  presentation and surrender of that Definitive Note at the office or agency  specified in the notice of final  distribution to the applicable noteholders.

         Definitive Notes will be transferable  and  exchangeable at the offices of the indenture  trustee or of a note registrar named in a notice  delivered  to holders of  Definitive  Notes.  No service  charge  will be imposed  for any  registration  of  transfer  or exchange,  but the indenture trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge imposed in connection therewith.

Book-Entry Registration

         The  prospectus  supplement  related to a given series will  specify  whether the holders of the notes of that series may hold their  respective  notes through DTC, in the United States,  or  Clearstream  Banking,  société  anonyme  ("Clearstream")  or Euroclear
("Euroclear"),  in Europe,  if they are participants of those systems,  or indirectly  through  organizations  that are participants in those systems ("Book-Entry Notes").

         The  depositor  has been  informed by DTC that DTC's  nominee will be Cede & Co. or another  nominee  specified in the related prospectus  supplement.  Accordingly,  that  nominee is  expected  to be the holder of record of the notes of any series  held  through
DTC. Cede, as nominee for DTC, or such other nominee  specified in the related  prospectus  supplement,  will hold the Global Notes (as defined in the related  prospectus  supplement).  Clearstream  and Euroclear will hold omnibus  positions on behalf of the  Clearstream participants and the Euroclear  participants,  respectively,  through customers'  securities  accounts in Clearstream's and Euroclear's names on the books of their respective  depositaries  (collectively,  the  "depositaries"),  which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited  purpose trust  company  organized  under the laws of the State of New York, a member of the Federal  Reserve
System,  a  "clearing  corporation"  within the meaning of the New York  Uniform  Commercial  Code (the "UCC") and a "clearing  agency"
registered  pursuant to Section 17A of the  Securities  Exchange Act of 1934, as amended.  DTC was created to hold  securities  for its

                                                                    34

participants  and to facilitate  the  clearance and  settlement of securities  transactions  between  participants  through  electronic book-entries,  thereby  eliminating  the need for  physical  movement of  certificates.  Participants  include  securities  brokers and dealers,  banks,  trust companies and clearing  corporations and may include any of the  underwriters of any series of notes.  Indirect access to the DTC system  also is  available  to others  such as banks,  brokers,  dealers and trust  companies  that clear  through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules.  Transfers  between  Clearstream  participants and
Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market  transfers  between  persons  holding  directly  or  indirectly  through  DTC, on the one hand,  and  directly or indirectly through  Clearstream  participants or Euroclear  participants,  on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European  international  clearing system by its depositary.  However,  those cross-market  transactions will require  delivery of instructions to the relevant  European  international  clearing system by the  counterparty in that system in accordance with its rules and procedures and within its established  deadlines  (European  time). The relevant  European  international clearing system will, if the transaction meets its settlement  requirements,  deliver  instructions to its depositary to take action to effect final  settlement  on its behalf by delivering  or receiving  securities  in DTC, and making or receiving  payment in accordance with normal procedures for same-day funds settlement  applicable to DTC.  Clearstream  participants and Euroclear  participants may not deliver instructions directly to the depositaries.

         Because of time-zone  differences,  credits of securities in Clearstream or Euroclear as a result of a transaction  with a DTC participant will be made during the subsequent  securities settlement  processing,  dated the business day following the DTC settlement date,  and those credits or any  transactions  in those  securities  settled  during that  processing  will be reported to the relevant
Clearstream  participant  or Euroclear  participant  on that business day.  Cash  received by  Clearstream  or Euroclear as a result of sales of securities by or through a Clearstream  participant  or a Euroclear  participant  to a DTC  participant  will be received with value on the DTC  settlement  date but will be available in the relevant  Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         The noteholders that are not  participants or indirect  participants  but who desire to purchase,  sell or otherwise  transfer ownership of, or other interests in, notes may do so only through  participants  and indirect  participants.  In addition,  noteholders will receive all  distributions of principal and interest from the indenture  trustee through the participants who in turn will receive them from DTC. Under a book-entry  format,  noteholders  may experience  some delay in their receipt of payments,  since those payments will be forwarded by the  indenture  trustee to Cede, as nominee for DTC. DTC will forward those  payments to its  participants,  which thereafter will forward them to indirect  participants or noteholders.  To the extent the related prospectus  supplement  provides that
Book-Entry Notes will be issued,  the only  "noteholder"  will be Cede & Co., as nominee of DTC.  Noteholders will not be recognized by the indenture trustee as "noteholders,"  as that term is used in the related  indenture,  and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the  rules,  regulations  and  procedures  creating  and  affecting  DTC and its  operations,  DTC is  required  to make book-entry  transfers  of notes  among  participants  on whose  behalf it acts with  respect to the notes and to receive  and  transmit distributions  of principal of, and interest on, the notes.  Participants  and indirect  participants  with which the noteholders  have accounts with respect to their  respective  notes  similarly are required to make  book-entry  transfers and receive and transmit those payments on behalf of their respective  noteholders.  Accordingly,  although the noteholders  will not possess their respective  notes, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because  DTC can only act on behalf of  participants,  who in turn act on behalf of  indirect  participants,  the ability of a noteholder  to pledge notes to persons or entities  that do not  participate  in the DTC system,  or to  otherwise  act with respect to those notes, may be limited due to the lack of a physical certificate for those notes.

         DTC will advise each issuing entity that it will take any action  permitted to be taken by a note under the related  indenture only at the  direction of one or more  participants  to whose  accounts  with DTC those notes are  credited.  DTC may take  conflicting

                                                                    35

actions with respect to other undivided  interests to the extent that those actions are taken on behalf of participants  whose holdings include those undivided interests.

         Clearstream is incorporated  under the laws of Luxembourg as a professional  depository.  Clearstream holds securities for its participating  organizations and facilitates the clearance and settlement of securities  transactions between Clearstream  participants through electronic  book-entry changes in accounts of Clearstream  participants,  thereby eliminating the need for physical movement of certificates.  Transactions  may be settled in  Clearstream  in any of 36  currencies,  including  United States  dollars.  Clearstream provides to its Clearstream  participants,  among other things, services for safekeeping,  administration,  clearance and settlement of internationally  traded  securities  and securities  lending and borrowing.  Clearstream  interfaces  with domestic  markets in several countries.  As a  professional  depository,  Clearstream  is subject to regulation by the Luxembourg  Monetary  Institute.  Clearstream
participants are recognized financial institutions around the world,  including  underwriters,  securities brokers and dealers,  banks, trust companies,  clearing  corporations and certain other organizations and may include the underwriters with respect to any series of notes.  Indirect  access to Clearstream is also available to others,  such as banks,  brokers,  dealers and trust  companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         The  Euroclear  system was  created  in 1968 to hold  securities  for its  participants  and to clear and settle  transactions between Euroclear  participants through simultaneous  electronic book-entry delivery against payment,  thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear  system has  subsequently  been extended to clear and settle  transactions  between  Euroclear  participants and counterparties  both in  Clearstream  and in many  domestic  securities  markets.  Transactions  may be settled in any of 34 settlement currencies.  In addition to safekeeping  (custody) and securities  clearance and settlement,  the Euroclear system includes  securities lending and borrowing and money transfer services.  Euroclear Bank S.A./N.V. is the operator of and banker to the Euroclear system.

         All operations are conducted by the Euroclear operator and all Euroclear  securities  clearance accounts and cash accounts are accounts  with the  Euroclear  operator.  They are governed by the Terms and  Conditions  Governing  Use of  Euroclear  and the related
Operating  Procedures of the Euroclear system,  and applicable Belgian law  (collectively,  the "Terms and Conditions").  The Terms and
Conditions  govern all transfers of securities and cash,  both within the Euroclear  system and receipts and  withdrawals of securities and cash.  All  securities in the  Euroclear  system are held on a fungible  basis  without  attribution  of specific  certificates  to specific securities clearance accounts.

         Euroclear  participants  include  banks  (including  central  banks),  securities  brokers and dealers and other  professional financial  intermediaries  and may include any of the  underwriters of any series of notes.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial  relationship  with a Euroclear  participant,  either directly or  indirectly.  The  Euroclear  operator  acts under the Terms and  Conditions  only on behalf of Euroclear  participants,  and has no record of or relationship with persons holding through Euroclear participants.

         Unless and until  Definitive Notes are issued under the limited  circumstances  described in this prospectus or in the related prospectus  supplement,  no  noteholder  will be  entitled  to receive a physical  certificate  representing  a  Book-Entry  Note.  All references in this prospectus and in the related  prospectus  supplement to actions by Noteholders  shall refer to actions taken by DTC upon  instructions  from  its  participants,  and all  references  in this  prospectus  and in the  related  prospectus  supplement  to distributions,  notices, reports and statements to noteholders shall refer to distributions,  notices, reports and statements to DTC or its nominee as the registered  holder of the Book-Entry  Notes for distribution to holders of Book-Entry Notes in accordance with DTC's procedures with respect thereto.

                                                                    36

         If:

        o        the issuing  entity advises the indenture  trustee in writing that DTC is no longer willing or able to discharge  properly its responsibilities as depository with respect to any notes held in book-entry form;

        o        the issuing entity,  to the extent permitted by law, advises the indenture  trustee in writing that it elects to terminate the book-entry system through DTC with respect to the Book-Entry Notes; or

        o        after the  occurrence  of an event of default or a  Servicer  Default,  noteholders  representing  at least a majority  of the outstanding  principal  amount of the notes of the  applicable  series  advise the indenture  trustee  through DTC in writing that the continuation of a book-entry  system through DTC, or a successor  thereto,  is no longer in the best interest of those noteholders;

then any notes held in book-entry form will be issued as Definitive Notes to the applicable noteholders or their respective nominees.

         Upon the occurrence of any event described in the immediately  preceding paragraph,  the indenture trustee will be required to notify all  applicable  noteholders  through  participants  of the  availability  of  Definitive  Notes.  Upon  surrender by DTC of the definitive  certificates  representing the corresponding notes and receipt of instructions for  re-registration,  the indenture trustee will reissue those notes to the applicable noteholders as Definitive Notes.

         Except as  required by law, no issuing  entity or  indenture  trustee  will have any  liability  for any aspect of the records relating  to or  payments  made on account of  beneficial  ownership  interests  of the notes held by Cede,  as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                                         DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The  following  summary,  as well as other  pertinent  information  included  elsewhere  in this  prospectus  and the  related prospectus supplement, describes the material terms with respect to each series of notes relating to:

        o        the sale and servicing  agreement  pursuant to which an issuing  entity will purchase  receivables  from the depositor and the servicer will undertake to service those receivables (the "sale and servicing agreement");

        o        the purchase  agreement  pursuant to which the depositor  will purchase  those  receivables  from Cat Financial (the "purchase agreement");

        o        the  administration  agreement  pursuant to which Cat Financial will undertake certain  administrative  duties with respect to that issuing entity;

        o        the trust  agreement  pursuant to which that issuing entity will be created and the related  certificates  will be issued (the
                 "trust agreement"); and

        o        if provided for in the related prospectus  supplement,  the custodial agreement (the "custodial  agreement") pursuant to which the related  custodian will maintain  custody of the related  receivables  files on behalf of that issuing entity and the related indenture trustee (collectively, the "transfer and servicing agreements").

Forms of the transfer and  servicing  agreements  have been filed as exhibits to the  Registration  Statement of which this  prospectus forms a part.  This  summary  does not purport to be complete  and is subject to, and is  qualified  by  reference  to, the  applicable provisions of the related transfer and servicing agreements.

                                                                    37

Sale and Assignment of Receivables

         Receivables.  On the closing  date  specified in the related  prospectus  supplement  with  respect to an issuing  entity (the
"closing  date"),  Cat  Financial  will sell and  assign to the  depositor,  without  recourse,  its  entire  interest  in the  related receivables,  including the security interests in the related financed equipment and in certain other  cross-collateralized  equipment, pursuant to a purchase  agreement.  On the closing date,  the depositor  will sell and assign to the related  issuing  entity,  without recourse,  its entire interest in those  receivables,  including the security  interests in the related financed  equipment and in that cross-collateralized  equipment,  pursuant to the related  sale and  servicing  agreement.  Each  receivable  will be  identified  in a schedule appearing as an exhibit to the related sale and servicing agreement.

         The related owner trustee,  on behalf of that issuing entity,  will,  concurrently with the sale and assignment on the related closing date,  execute,  authenticate and deliver the related  certificates  and execute the related notes,  and the indenture  trustee will  authenticate and deliver the related notes. The net proceeds  received from the sale of those notes and the certificates  will be applied to the  purchase of the related  receivables  and,  if so  specified  in the related  prospectus  supplement,  to make  initial deposits to any reserve account or other specified account.

         Representations and Warranties  Regarding  Receivables.  In each purchase agreement,  Cat Financial will represent and warrant to the depositor, among other things, that:

        o        the information provided with respect to the related receivables is correct in all material respects;

        o        the obligor on each receivable is required to maintain  physical damage insurance and/or liability  insurance,  as applicable, covering the financed equipment in accordance with Cat Financial's normal requirements;

        o        as of the related  closing date, the related  receivables  are free and clear of all security  interests,  liens,  charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened;

        o        as of the related closing date, each of those  receivables is secured by a first priority  perfected  security interest in the financed equipment in favor of Cat Financial;

        o        each  receivable,  at the time it was  originated,  complied  and, as of the related  closing  date,  complies in all material respects with applicable federal and state laws including,  without  limitation,  consumer credit,  truth in lending, equal credit opportunity and disclosure laws; and

        o        each finance lease, if any:

                  1.     constitutes a security interest under the UCC; and

                  2.     constitutes "tangible chattel paper", as defined in the UCC.

If so provided in the  related  prospectus  supplement,  Cat  Financial  will also  represent  that there is only one  original of each related installment sale contract and/or finance lease.

         Repurchase  Obligation.  To the extent specified in the related  prospectus  supplement,  if the depositor breaches any of its representations  and warranties  made in the related sale and servicing  agreement,  and that breach has not been cured by the last day of the second (or, if the  depositor  elects,  the first) month  following  the discovery by or notice to the depositor of that breach, the depositor will repurchase any receivable  materially and adversely  affected by that breach from the related issuing entity, and if that breach arises from the breach of a representation and warranty by Cat Financial in the related purchase  agreement,  Cat Financial will repurchase that receivable from the depositor,  in each case at a price (the "Purchase  Amount") equal to the "Principal  Balance"
(as that term is defined in the related  prospectus  supplement)  plus interest  thereon at the respective  "discount  factor" (as that term is defined in the related  prospectus  supplement).  The obligation of the depositor to repurchase any receivable  with respect to

                                                                    38

which a representation  or warranty of Cat Financial has been breached is subject to Cat Financial's  repurchase of that receivable for the Purchase Amount.  The repurchase  obligation will constitute the sole remedy available to the noteholders,  the indenture  trustee, the certificateholders, the issuing entity or the owner trustee for any such uncured breach.

         Custodial  Arrangements.  If so provided in the related prospectus supplement,  the depositor,  the related issuing entity and the related  indenture  trustee  will appoint the  custodian  specified  in the related  prospectus  supplement  (the  "custodian")  as custodian of the related receivables.

         If the related  prospectus  supplement so specifies,  the servicer will maintain  possession of the related  installment  sale contracts and/or finance leases to facilitate servicing and to minimize administrative burden and expense.

Accounts

         With respect to each issuing entity,  the servicer will establish and maintain with the related  indenture trustee one or more accounts,  in the name of the indenture  trustee,  into which all payments made on or with respect to the related  receivables  will be deposited  (collectively,  the  "collection  account").  The  indenture  trustee will  establish  and maintain one or more  accounts or sub-accounts,  in the name of the  indenture  trustee,  in which certain  amounts  released from the  collection  account,  the reserve account or yield  supplement  account,  in each case,  if any,  or any other  credit  enhancement  for payment to  noteholders  and the certificateholders  will be deposited and from which certain  payments to  noteholders  will be made (each,  a "principal  distribution account").  The owner  trustee will  establish and maintain an account,  in the name of the owner  trustee,  in which amounts  released from the related collection account, the reserve account or the yield supplement account, and principal  distribution  account, if any, or any other  credit  enhancement  for  distribution  to  certificateholders  will be  deposited  and from which all  distributions  to certificateholders  will be made (the  "certificate  distribution  account").  The servicer  will make all  calculations  and decisions regarding the transfer and  disbursement  of funds from these  accounts.  There will be no independent  verification of the activity in these accounts.

         Any other  accounts  to be  established  with  respect  to an issuing  entity  will be  described  in the  related  prospectus supplement.

         With respect to any series of notes, funds in the collection  account,  the principal  distribution  account,  the certificate distribution  account, any reserve account and any yield supplement account  (collectively,  the "trust accounts") shall be invested as provided in the related  sale and  servicing  agreement  in eligible  investments.  "Eligible  investments"  are  generally  limited to investments  acceptable  to the rating  agencies  as being  consistent  with the  ratings  of those  notes (and shall be defined in the related sale and servicing  agreement).  Except as described below or in the related prospectus  supplement,  eligible  investments are limited to  obligations  or  securities  that mature on or before the  business day  preceding  the day of the next  distribution.  The indenture  trustee will invest  amounts in the  collection  account,  the  principal  distribution  account and the reserve  account in eligible investments  selected by the servicer.  However, to the extent permitted by the rating agencies and as provided in the related sale and servicing  agreement,  funds in any reserve account and any yield  supplement  account may be invested in securities that will not mature prior to the next  distribution  date and will not be sold to meet any  shortfalls.  Thus, the amount of cash in any reserve account or any yield  supplement  account at any time available for  withdrawal may be less than the balance of the reserve  account or the yield  supplement  account,  respectively,  at that time. If the amount  required to be withdrawn  from any reserve  account or any yield supplement  account,  as applicable,  to cover  shortfalls in collections on the related  receivables (as provided in the related prospectus  supplement)  exceeds the amount of cash in that reserve  account or yield  supplement  account,  respectively,  a temporary shortfall in the amounts distributed to the related noteholders or  certificateholders,  as applicable,  could result,  which could, in turn,  increase the average life of the related notes. If so specified in the related  prospectus  supplement,  investment  earnings on funds  deposited  in the trust  accounts,  net of losses  and  investment  expenses  (collectively,  "investment  earnings"),  shall be deposited in the related  collection  account on each  distribution date and shall be treated as collections of interest on the related receivables.

                                                                    39

         The trust accounts of all series will be maintained as eligible deposit accounts.  "Eligible deposit account" means either:

        o        a segregated account with an eligible institution; or

        o        a segregated  trust account with the corporate trust  department of a depository  institution  organized under the laws of the
                 United States of America or any one of the states  thereof or the District of Columbia,  or any domestic  branch of a foreign bank,  having  corporate trust powers and acting as trustee for funds  deposited in that account,  so long as any of the  securities  of that  depository  institution  have a credit  rating from each rating agency in one of its generic rating categories which signifies investment grade.

         "Eligible institution" means, with respect to any series:

        o        the  corporate  trust  department  of the related  indenture  trustee,  the related  owner  trustee or such other  institution acceptable to the rating agencies as being consistent with the ratings of the notes; or

        o        a depository  institution  organized  under the laws of the United  States of America or any one of the states  thereof or the
                 District of Columbia, or any domestic branch of a foreign bank which:

                 o        has either a long-term or short-term unsecured debt rating acceptable to the rating agencies; and

                 o        whose deposits are insured by the Federal Deposit Insurance Corporation;

                 or —

                 o        the  parent  corporation  of which has either a  long-term  or  short-term  unsecured  debt  rating  acceptable  to the rating agencies; and

                 o        whose deposits are insured by the Federal Deposit Insurance Corporation.

Servicing Procedures

         The servicer  will make  reasonable  efforts to collect all payments due with respect to the  receivables  held by any issuing entity and will use the same  collection  procedures as the servicer  follows with respect to  installment  sale  contracts and finance leases it services for itself and others.  Consistent with its normal servicing  procedures,  the servicer may arrange with the obligor on a receivable to extend or modify the related payment schedule; provided, however, that no such modification may:

        o        reduce the underlying APR or contract balance of the related receivable;

        o        reduce the aggregate amount of scheduled payments or the amount of any scheduled payment due under the related receivable;

        o        release or modify Cat Financial's security interest in the financed equipment securing the related receivable; or

        o        otherwise  amend or modify the related  receivable in a manner that would have a material  adverse  effect on the interests of the related securityholders.

         To the extent  provided in the related  prospectus  supplement,  some  extensions  may not be  permitted  or may result in the servicer's  repurchase  of the  related  receivable.  Although  each sale and  servicing  agreement  will  restrict  the ability of the

                                                                    40

servicer to otherwise modify a receivable,  the servicer will be permitted to refinance an existing  receivable for an obligor, so long as the proceeds of that refinanced  receivable will be used to prepay the existing receivable in full and any refinanced  receivable is evidenced by a new finance lease or  installment  sale  contract.  Any new  receivable  resulting  from a refinancing  would not be the property of the related issuing entity. If there is a default on a receivable,  the servicer may sell the financed  equipment  securing that  receivable at a public or private sale, or take any other action  permitted by  applicable  law. See "The  Receivables  Pools—The
Retail Equipment Financing Business—Extension/ Revision Procedures" and "Certain Legal Aspects of the Receivables" in this prospectus.

Payments on Receivables

         With respect to each issuing  entity,  the servicer  will  deposit all  payments on the related  receivables  — from  whatever source,  but subject to net deposits by the servicer as described  under "—Net Deposits" in this prospectus — and all proceeds of those receivables  collected  during each  collection  period  specified in the related  prospectus  supplement  into the related  collection account;  provided,  however, that when a receivable becomes a Liquidated Receivable (as defined in the related prospectus supplement), the receivable  will be reassigned to the depositor,  and any proceeds after that date  (deficiency  proceeds) would not be proceeds of receivables in the related issuing entity and the holders of notes will in no event be entitled to  distributions  of those  deficiency proceeds.

         Unless the related  prospectus  supplement  provides for more  frequent  deposits (as described  below),  the servicer will be permitted to deposit all  collections of receivables  into the related  collection  account on or before the business day preceding the related distribution date so long as:

        o        Cat Financial is the servicer;

        o        each other  condition to making  deposits less  frequently  than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied; and

        o        a Servicer Default (as described below) does not exist.

         If the  related  prospectus  supplement  so  provides,  or if the above  described  conditions  are not met,  the  deposit  of collections  for a collection  period will be made within two business  days of receipt and  identification  thereof,  and any Purchase
Amounts  will be  deposited  in the related  collection  account  when due.  Normally,  collections  are  identified  within one day of receipt.  Pending  deposit  into the  collection  account,  regardless  of  frequency  of deposit,  collections  may be invested by the servicer at its own risk,  for its own benefit and without being  subject to any  investment  restrictions,  and will not be segregated from funds of the  servicer.  If the  servicer  were unable to remit those  funds,  or if the servicer  were to become  insolvent,  the noteholders  might  incur a loss.  See "Risk  Factors-Bankruptcy  of Cat  Financial  or a dealer  could  result in delays in payment or losses on the notes" and "Risk  Factors-The  notes may suffer losses if other liens have  priority  over the lien of the  indenture" in this  prospectus.  To the  extent  set  forth in the  related  prospectus  supplement,  the  servicer  may,  in order  to  satisfy  the requirements  described  above for  monthly  remittances,  obtain a letter of credit or other  security  for the benefit of the related issuing entity to secure the timely  remittances of collections on the related  receivables  and the payment of the aggregate  Purchase
Amount with respect to those receivables purchased by the servicer.

Servicing and Administrative Compensation and Payment of Expenses

         To the extent  specified in the prospectus  supplement  with respect to any issuing  entity,  the servicer will be entitled to receive a Servicing  Fee on each  distribution  date in an amount equal to 1/12 of a fixed  percentage  per annum (as  specified in the related  prospectus  supplement,  the "Servicing  Fee Rate") of the "Pool  Balance" (as that term is defined in the related  prospectus supplement)  as of the first day of the  related  collection  period (the  "Servicing  Fee").  The  Servicing  Fee with  respect to any issuing  entity,  together  with any portion of that  Servicing Fee that remains  unpaid from prior  distribution  dates,  will be paid solely to the extent of the funds  available  therefor as set forth in the related  prospectus  supplement  under  "Description  of the
Transfer and Servicing  Agreements—Distributions."  However, the Servicing Fee will be paid prior to the distribution of any portion of the "Total  Distribution  Amount" (as that term is defined in the related  prospectus  supplement)  to the related  noteholders  or the

                                                                    41

related  certificateholders  and prior to payment of the related  administration fee. The Servicing Fee with respect to each collection period will decline over the life of the notes as the Pool Balance decreases.

         If so specified in the  prospectus  supplement  with respect to any issuing  entity,  the servicer will collect any late fees, extension fees, and other  administrative  fees or similar  charges  allowed by applicable law with respect to the related  receivables
(collectively,  the  "additional  servicing  compensation"),  and will be  entitled  to amounts of  additional  servicing  compensation collected  as those  amounts are  received.  Payments by or on behalf of obligors on the  receivables  will be  allocated  first to any overdue scheduled payment (including taxes and miscellaneous  billables),  second to the current scheduled payment (including taxes and miscellaneous billables) and third, to late fees, all in accordance with the servicer's normal practices and procedures.

         The Servicing Fee with respect to any issuing  entity will  compensate  the servicer for  performing  the functions of a third party servicer of equipment receivables as an agent for their owner, including:

        o        collecting and posting payments;

        o        responding to inquiries of obligors on the related receivables;

        o        investigating delinquencies;

        o        sending payment coupons to obligors;

        o        reporting tax information to obligors;

        o        paying costs of disposition of defaults; and

        o        policing the collateral.

         The Servicing Fee also will compensate the servicer for:

        o        administering the related receivables;

        o        accounting for collections and furnishing  monthly and annual  statements to the depositor,  the related owner trustee and the related indenture trustee with respect to distributions; and

        o        if applicable, retaining the custodian to hold custody of the related receivables.

         The Servicing Fee also will reimburse the servicer for certain taxes,  accounting fees,  outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables of each issuing entity.

         To the extent specified in the prospectus  supplement with respect to any issuing entity,  the administrator  will be entitled to  receive  an  administration  fee on  each  distribution  date  in an  amount  stated  in the  related  prospectus  supplement.  The administration  fee will be paid prior to the distribution of any portion of the Total Distribution  Amount to the related  noteholders or the related certificateholders.

         If so specified in the  prospectus  supplement  with respect to any issuing  entity,  the servicer  will collect  property and sales taxes (with respect to finance  leases) with respect to the related  receivables  and pay such amounts to the  applicable  taxing authority.  Under some  circumstances,  the servicer will be permitted to make deposits of collections into the collection  account net of the  administration  fee, the Servicing Fee and the additional  servicing  compensation,  as described below under "—Net  Deposits."
For additional  information on the administration fee, the Servicing Fee and the additional  servicing  compensation,  see "Description of the  Transfer  and  Servicing  Agreement  – Servicing  and  Administrative  Compensation  and  Payment of  Expenses"  in the related prospectus supplement.

                                                                    42

Distributions

         With respect to each series of notes,  beginning on the  distribution  date  specified in the related  prospectus  supplement, distributions  of principal and interest or, where  applicable,  of principal or interest only, on each class of notes entitled thereto will be made by the  indenture  trustee to the  noteholders  of that  series.  The  timing,  calculation,  allocation,  order,  source, priorities  of and  requirements  for all  payments  to each  class of  noteholders  of that  series  will be set forth in the  related prospectus supplement.

         With respect to each issuing entity, on each  distribution  date,  collections on the related  receivables will be distributed to  noteholders  and  certificateholders  of the related series to the extent  provided in the related  prospectus  supplement.  Credit enhancement,  such as a reserve  account  or a yield  supplement  account,  will be  available  to cover any  shortfalls  in the amount available for distribution on that date to the extent specified in the related  prospectus  supplement.  As more fully described in the related prospectus supplement,  and unless otherwise specified therein,  distributions in respect of principal of a class of notes of a given  series  will be  subordinate  to  distributions  in respect of  interest  on that  class,  and  distributions  in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.

Credit and Payment Enhancement

         The amounts and types of credit enhancement  arrangements and the provider thereof, if applicable,  with respect to each class of notes of a given  series,  if any,  will be set forth in the related  prospectus  supplement.  If and to the extent  provided in the related prospectus supplement, credit enhancement may be in the form of:

        o        subordination of one or more classes of securities;

        o        cash accounts, which may include one or more reserve accounts or yield supplement accounts;

        o        "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

        o        "overcollateralization," or collateralization greater than the principal amount of the notes;

        o        letters of credit and other credit facilities;

        o        surety bonds or insurance policies;

        o        guaranteed investment contracts;

        o        interest rate swaps or interest rate caps; or

        o        any combination of two or more of the foregoing.

If specified in the related  prospectus  supplement,  credit  enhancement  for a class of notes may cover one or more other  classes of notes of the same series. In addition,  if specified in the related prospectus  supplement,  credit enhancement for one or more classes of notes of a series may cover all or a portion of the  outstanding  amount of those classes or may cover losses incurred from all or a portion of the related receivables.

         Subordination  Between Classes of Notes. If so specified in the related  prospectus  supplement,  one or more classes of notes in a series will be  subordinated  as described in the related  prospectus  supplement  to the extent  necessary to fund  payments with respect  to the notes  that are more  senior  within  that  series.  The rights of the  holders  of the  subordinated  notes to receive distributions of principal  and/or interest on any  distribution  date for that series will be subordinate in right and priority to the rights of the holders of notes  within that series  that are more  senior,  but only to the extent set forth in the related  prospectus supplement.  If so specified in the related  prospectus  supplement,  subordination  may apply only in the event of specified  types of losses or shortfalls not covered by another credit enhancement.

                                                                    43

         The related prospectus supplement will also set forth information concerning:

         1.       the amount of subordination of a class or classes of subordinated notes within a series;

         2.       the circumstances in which that subordination will be applicable;

         3.       the manner, if any, in which the amount of subordination will change over time; and

         4.       the  conditions  under  which  amounts  available  from  payments  that would  otherwise  be made to holders of those subordinated notes will be distributed to holders of notes of that series that are more senior.

         Subordination  of  Certificates  to Notes.  The  certificates  issued by an  issuing  entity  will be in  definitive  form and initially  retained  by the  depositor.  Payments  on the  certificates  will be  subordinated  to  payments on the notes to the extent described in the related prospectus supplement.  The certificates will not bear interest.

         Reserve Account.  If so provided in the related prospectus  supplement,  the depositor will establish for a series or class of notes an account which will be  maintained in the name of the related  indenture  trustee (the  "reserve  account").  If so provided in the related prospectus  supplement,  the reserve account will be funded by an initial deposit by the depositor or the issuing entity on the  related  closing  date in the  amount  set forth in the  related  prospectus  supplement.  As  further  described  in the  related prospectus  supplement,  the amount on deposit in the reserve account will be increased on each  distribution date thereafter up to the
"Specified  Reserve  Account  Balance" (as that term is defined in the related  prospectus  supplement)  by the deposit  therein of the amount of collections on the related  receivables,  as more specifically  described in the related prospectus  supplement.  The related prospectus  supplement will describe the  circumstances  and manner under which  distributions  may be made out of the reserve account, either to holders of the notes covered thereby, to the depositor or to any transferee or assignee of the depositor.

         The depositor may at any time, without consent of the noteholders,  sell, transfer,  convey or assign in any manner its rights to and interests in distributions from the reserve account, including interest earnings thereon, provided, that:

        o        the rating  agencies  confirm in writing  that such action will not result in a reduction or  withdrawal  of the rating of any class of notes;

        o        the depositor  provides to the related owner trustee and the related  indenture trustee an opinion of counsel from independent counsel  that such action will not cause the related  issuing  entity to be treated as an  association  (or  publicly traded partnership) taxable as a corporation for federal income tax purposes; and

        o        the transferee or assignee agrees in writing to take positions for tax purposes  consistent  with the tax positions  agreed to be taken by the depositor.

         Yield Supplement Account; Yield Supplement Agreement.  A "yield supplement account" may be established with respect to any class or series of notes. The terms relating to any yield supplement account will be set forth in the related prospectus supplement.
Each yield supplement account will be designed to hold funds or other receivables or assets, not already a part of the relevant issuing entity.  Such funds or amounts collected under the receivables or assets will be applied by the related indenture trustee to provide payments to holders of the notes in respect of receivables that have an APR that is less than (x) the sum of the interest rate specified in the related prospectus supplement plus the Servicing Fee Rate specified in the related prospectus supplement plus any additional rate (expressed as a percentage) specified in the related prospectus supplement, or (y) a particular rate (expressed as a percentage) specified in the related prospectus supplement (in either case, the "required rate "). Each yield supplement account will be maintained with the same entity with which the related collection account is maintained and will be created on the related closing date with an initial cash deposit and/or a pledge of other receivables or assets by the depositor or other person specified in the related prospectus supplement.

                                                                    44

         On each distribution date, the related owner trustee or indenture trustee will transfer to the collection account from monies on deposit in the yield supplement account an amount specified in the related prospectus supplement (the "yield supplement deposit")
in respect of the receivables having an APR less than the required rate for that distribution date. Amounts on deposit on any distribution date in the yield supplement account in excess of the "Required Yield Supplement Amount " specified in the related prospectus supplement, after giving effect to all payments to be made on that distribution date, will be deposited into the collection account for distribution by the related owner trustee or indenture trustee in accordance with the terms of the related sale and servicing agreement. Unless otherwise described in the related prospectus supplement, the depositor or other person specified in the related prospectus supplement will not have any obligation after the related closing date to deposit any cash amounts, receivables or assets into the yield supplement account after the related closing date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any distribution date. Monies on deposit in the yield supplement account may be invested in eligible investments under the circumstances and in the manner described in the sale and servicing agreement. Earnings on investment of funds in the yield supplement account in eligible investments will be deposited into the collection account as a component of the yield supplement deposit on each distribution date. Any monies remaining on deposit in the yield supplement account upon the termination of the issuing entity will be released to the depositor or other entity specified in the prospectus supplement.

         The depositor may at any time,  without the consent of the  noteholders,  sell,  transfer,  convey or assign in any manner its rights to and interests in distributions from the yield supplement account, including interest earnings thereon, provided, that:

        o        the rating  agencies  confirm in writing  that such action will not result in a reduction or  withdrawal  of the rating of any class of notes;

        o        the depositor  provides to the related owner trustee and the related  indenture trustee an opinion of counsel from independent counsel  that such action will not cause the related  issuing  entity to be treated as an  association  (or  publicly traded partnership) taxable as a corporation for federal income tax purposes; and

        o        the transferee or assignee agrees in writing to take positions for tax purposes  consistent  with the tax positions  agreed to be taken by the depositor.

         If a yield supplement account is to be established with respect to a series of notes, on or prior to the related closing date, the depositor or other entity specified in the prospectus supplement will enter into a "yield supplement agreement" with the servicer, the issuing entity, and the entity with which the account is maintained.

         Excess Spread. If so provided in the related prospectus supplement, "excess spread" or, the excess of interest collections on the receivables over all payables, account deposits and expenses related to such series, may be available to make payments on the notes.

         Overcollateralization. Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables exceeds the aggregate principal amount of the notes. If so provided in the related prospectus supplement, overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by collections on or in respect of the receivables, if any.  If so provided in the prospectus supplement, the application of funds may be designed to create overcollateralization and to increase over time the amount of overcollateralization as of any distribution date to a target amount equal to a predetermined percentage of the aggregate outstanding principal balance of the receivables as of the last day of the related collection period, and if so stated in the related prospectus supplement, not less than a fixed dollar amount. If so provided in the related prospectus supplement, this may be effected by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.

         Letter of Credit or other Credit Facilities.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit or other credit facilities. A letter of credit or other credit facility may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit or other credit facility will be obligated to honor demands with respect

                                                                    45

to that letter of credit or facility documents, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the related prospectus supplement. The maximum liability of an issuer of a letter of credit or other credit facility will be set forth in the related prospectus supplement.

         Interest Rate Swaps or Interest Rate Caps. If so provided in the related prospectus supplement, the notes may have the benefit of interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on a specific index, as described in the related prospectus supplement, and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent a specific index, as described in the related prospectus supplement, exceeds a stated, or capped, amount.

         Surety Bond or Insurance  Policy. If so specified in the related  prospectus  supplement,  credit  enhancement for a series or one or more of the related  classes will be provided by one or more insurance  companies.  The insurance  policy will  guarantee,  with respect to one or more classes of the related  series,  distributions  of  interest,  principal  and other  expenses and amounts in the manner and amount specified in the related prospectus supplement.

         Guaranteed investment contracts. If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by guaranteed investment contracts under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the related prospectus supplement.

         Credit  Enhancement  May Not Provide  Coverage  Against all Risks.  The  presence of a reserve  account or a yield  supplement account  and other  forms of credit  enhancement  for the  benefit of all or any portion of any class or series of notes is intended to enhance the  likelihood of receipt by the  noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the  likelihood  that such  noteholders  will  experience  losses.  To the extent  specified in the related  prospectus supplement,  the credit  enhancement for all or any portion of a class or series of notes will not provide protection against all risks of loss and will not  guarantee  repayment  of the entire  principal  balance and  interest  thereon.  If losses occur which exceed the amount covered by any credit  enhancement or which are not covered by any credit  enhancement,  noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.

         If so provided in the related prospectus  supplement,  the depositor may replace the credit enhancement for any class of notes with another form of credit enhancement  described in this prospectus  without the consent of the noteholders,  provided the applicable rating  agencies  confirm in writing that  substitution  will not result in the  reduction or withdrawal of the rating of that class of notes or any other class of notes of the related series.

Net Deposits

         As an administrative  convenience,  the servicer will be permitted to make the deposit of collections and Purchase Amounts for any issuing  entity for or with  respect to the related  collection  period net of  distributions  to be made to the  servicer for that issuing  entity with respect to that  collection  period,  including  the  Servicing  Fee and any  additional  servicing  compensation;
provided,  that if the servicer is required to remit  collections  daily (see  "—Payments  on  Receivables"  above),  deposits of those amounts may only be made net of the  additional  servicing  compensation  and may not be made net of the  Servicing  Fee. The servicer, however,  will account to the indenture trustee,  the owner trustee,  the noteholders and the  certificateholders  with respect to each issuing entity as if all deposits, distributions and transfers were made individually.

Reports to Noteholders

         With respect to each series of notes, on or prior to each  distribution  date, the servicer will prepare a servicer report, to be provided to the related indenture trustee for delivery to the related noteholders.

         Each servicer report to be delivered to noteholders  will include,  to the extent  applicable,  the following  information and any other information so specified in the related  prospectus  supplement as to the notes of the applicable series with respect to that distribution date or the period since the previous distribution date, as applicable:

                                                                    46

         1.       the amount of the distribution allocable to principal of each class of notes of that series;

         2.       the amount of the distribution allocable to interest on or with respect to each class of notes of that series;

         3.       the Pool Balance as of the close of business on the last day of the preceding collection period;

         4.       the aggregate  outstanding  principal  balance and the pool factor for each class of notes after giving effect to all payments reported under clause 1 above on that date;

         5.       the amount of the Servicing Fee paid to the servicer with respect to the related collection period;

         6.       the interest rate for the next period for any class of notes of that series with variable or adjustable rates;

         7.       the amount of the administration fee paid to the administrator in respect of the related collection period;

         8.       the amount of the aggregate  "Realized Losses" (as defined in the related  prospectus  supplement),  if any, for that collection period;

         9.       the aggregate  Purchase  Amounts for  receivables,  if any,  that were  repurchased  or purchased in that  collection period; and

         10.      the balance of the reserve account or the yield supplement  account, in each case, if any, on that distribution date, after giving  effect to  withdrawals  therefrom and deposits  thereto on that  distribution  date,  and the Specified
                  Reserve Account Balance or Required Yield Supplement Amount, as applicable, for such distribution date.

         Each amount set forth  pursuant to  subclauses  1 and 2 with  respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those notes.

         Within the prescribed  period of times for tax reporting  purposes after the end of each calendar year during the term of each issuing  entity,  the indenture  trustee will mail to each person who at any time during that calendar year has been a noteholder  with respect to that issuing entity and received any payment thereon, a statement  containing  certain  information for the purposes of that noteholder's preparation of federal income tax returns.  See "Federal Income Tax Consequences" in this prospectus.

Evidence as to Compliance

         Each sale and servicing  agreement  will provide that a firm of  independent  public  accountants  will furnish to the related issuing entity and indenture  trustee  annually an  attestation  as to compliance by the servicer  during the preceding 12 months ended
December 31 (or, in the case of the first such  certificate,  the period from the related closing date to December 31 of the same year)
with certain minimum servicing criteria  regarding general  servicing,  cash collection and  administration,  investor  remittances and reporting  and pool asset  administration  during the  preceding  calendar  year,  including  disclosure  of any  material  instance of noncompliance identified by the servicer.

         Each sale and  servicing  agreement  will also  provide for  delivery to the related  issuing  entity and  indenture  trustee, substantially  simultaneously with the delivery of the accountants'  statement referred to above, of a certificate signed by an officer of the servicer:

                                                                    47

        o        stating that the servicer has  fulfilled  its  obligations  under the sale and  servicing  agreement in all material  respects throughout the preceding 12 months ended December 31 (or, in the case of the first such certificate,  the period from the related closing date to December 31 of the same year) or,

        o        if there has been a default in the fulfillment of any obligation in any material respect, describing each default.

         The servicer also will agree to give each indenture  trustee and each owner trustee notice of certain Servicer  Defaults under the related sale and servicing agreement.

         Noteholders may obtain copies of these statements and certificates by submitting a written request to the indenture trustee.

Certain Matters Regarding the Servicer

         Each sale and servicing  agreement will provide that Cat Financial may not resign from its  obligations and duties as servicer thereunder,  except upon  determination  that Cat Financial's  performance of those duties is no longer  permissible  under  applicable law.  No such  resignation  will  become  effective  until the  related  indenture  trustee or a  successor  servicer  has  assumed Cat
Financial's servicing obligations and duties under the applicable sale and servicing agreement.

         Each sale and  servicing  agreement  will  further  provide that  neither the  servicer  nor any of its  directors,  officers, employees  and  agents  shall  be  under  any  liability  to the  related  issuing  entity,  the  related  noteholders  or the  related certificateholders  for taking any action or for refraining  from taking any action pursuant to that sale and servicing  agreement,  or for errors in  judgment.  However,  neither the  servicer  nor any such  person will be  protected  against  any  liability  that would otherwise be imposed by reason of willful  misfeasance,  bad faith or negligence in the  performance of duties or by reason of reckless disregard of  obligations  and duties  thereunder.  In addition,  each sale and servicing  agreement  will provide that the servicer is under no  obligation to appear in,  prosecute,  or defend any legal action that is not  incidental  to its  servicing  responsibilities under that sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances  specified in each sale and servicing  agreement,  including  confirmation by the rating agencies that the  succession  will not result in the reduction or withdrawal of the rating of any class of notes of the related  series,  any of the following  entities that assumes the  obligations  of the servicer  will be the successor of the servicer  under the sale and servicing agreement:

        o        any entity into which the servicer may be merged or consolidated;

        o        any entity resulting from any merger or consolidation to which the servicer is a party;

        o        any entity succeeding to the properties and assets of the servicer substantially as a whole; or

        o        any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar Inc.

         The servicer,  an affiliate of the  depositor,  will be  responsible  for servicing the  receivables.  The  servicer's  duties include but are not limited to:

        o        communicating with obligors;

        o        sending monthly remittance statements to obligors;

        o        collecting payments from obligors;

                                                                    48

        o        accurate and timely  accounting,  reporting  and  remitting of the  principal  and interest  components  of monthly  payments, together with any other sums required to be remitted by the obligors with respect to the receivables;

        o        calculating remittance amounts to noteholders and certificateholders;

        o        sending  remittances to the indenture trustee and owner trustee for  distributions to the noteholders and  certificateholders, respectively;

        o        investor and tax reporting;

        o        coordinating repurchases of receivables as required under the transfer and servicing agreements;

        o        oversight of all repossession and liquidation activity;

        o        following up with obligors with respect to  receivables  that are delinquent or for which  servicing  decisions may need to be made and developing loss mitigation strategies for such delinquent receivables; and

        o        providing certain notices and other responsibilities as detailed in the transfer and servicing agreements.

Servicer Default

         With respect to each issuing entity, a "Servicer Default" under each sale and servicing agreement will consist of:

        o        any failure by the servicer:

                   1.     to deliver to the related  indenture  trustee for deposit in any of the related  trust  accounts any required payment; or

                   2.     to direct the related indenture trustee to make any required  distributions  therefrom,  in either case which failure continues  unremedied for three business days after written notice from the related indenture trustee or the related owner trustee is received by the servicer or after discovery by the servicer;

        o        any failure by the  servicer,  duly to observe or perform in any  material  respect any other  covenant  or  agreement  in any transfer and  servicing  agreement,  which failure  materially  and adversely  affects the rights of  noteholders  or certificateholders  of the  related  series and which  continues  unremedied  for 60 days after the giving of written notice of that failure:

                   1.     to the servicer by the related indenture trustee or owner trustee; or

                   2.     to the servicer and to the related  indenture  trustee and owner trustee by holders of notes or  certificates of that series, as applicable,  evidencing not less than 25% in aggregate principal amount of the outstanding notes or certificates of the related series;

        o        certain  events of insolvency,  readjustment  of debt,  marshalling of assets and  liabilities,  or similar  proceedings  with respect to the servicer and certain  actions by the servicer  indicating its insolvency,  reorganization  pursuant to bankruptcy proceedings, or inability to pay its obligations; and

                                                                    49

        o        with respect to any issuing entity, the additional event or events, if any, specified in the related prospectus supplement.

Rights Upon Servicer Default

         As long as a Servicer Default under a sale and servicing  agreement remains  unremedied,  the related indenture trustee or the noteholders  of the  related  series  (without  the  consent of the  related  indenture  trustee)  evidencing  not less than 25% of the outstanding  principal  amount of those notes (or the class or classes of notes  specified in the related  prospectus  supplement)  may terminate all the rights and obligations of the servicer under that sale and servicing  agreement.  Upon that termination,  a successor servicer  appointed by the related  indenture trustee or that indenture  trustee will succeed to all the  responsibilities,  duties and liabilities  of the servicer under that sale and servicing  agreement and will be entitled to similar  compensation  arrangements.  If, however,  the servicer is in  bankruptcy,  the related  indenture  trustee or those  noteholders  may be  prohibited  from  effecting a transfer of  servicing.  See "Risk  Factors-Bankruptcy  of Cat Financial or a dealer could result in delays in payment or losses on the notes" in this  prospectus.  In the event that the  indenture  trustee is unwilling or unable to so act, it may appoint,  or petition a court of  competent  jurisdiction  for the  appointment  of, a successor  with a net worth of at least  $50,000,000  and whose  regular business  includes  the  servicing  of  receivables  similar to the related  receivables.  The  applicable  indenture  trustee may make arrangements  for  compensation to be paid,  which in no event may be greater than the servicing  compensation  payable to the servicer under that sale and  servicing  agreement.  Neither an owner  trustee nor the related  certificateholders  have the right to remove the servicer if a Servicer Default occurs.

         The predecessor  servicer is required to cooperate with the successor  servicer,  the indenture  trustee and the owner trustee in effecting the termination of the  responsibilities  and rights of the predecessor  servicer under the sale and servicing  agreement, including  the  transfer to the  successor  servicer  for  administration  by it of all cash  amounts  that are at the time held by the predecessor  servicer for deposit,  or are thereafter  received by it with respect to a receivable.  All reasonable  costs and expenses
(including  reasonable  attorneys'  fees) incurred in connection with  (i) transferring  the computer or other records to the successor servicer in the form requested and (ii) amending the sale and servicing  agreement to reflect such  succession as servicer will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

Waiver of Past Defaults

         With respect to each issuing entity,  the holders of notes  evidencing not less than a majority of the  outstanding  principal amount of the then  outstanding  notes of the related  series (or the class or classes of notes  specified  in the  related  prospectus supplement)  (or,  if no notes are  outstanding  the holders of  certificates  evidencing  not less than a majority of the  outstanding certificate  balance)  may,  on behalf of all such  noteholders  and  certificateholders,  waive any  default  by the  servicer  in the performance of its  obligations  under the related sale and servicing  agreement and its  consequences,  except a default in making any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing  agreement.  Therefore,  all or some of the noteholders of any series have the ability,  as limited above, to waive defaults by the servicer which could  materially and  adversely  affect the other  related  noteholders  and the related  certificateholders.  With respect to any series,  the sale and servicing  agreement  will  provide  that no waiver shall impair the  noteholders'  or the  certificateholders'  rights with respect to subsequent defaults.

Amendment

         Each of the transfer and servicing  agreements,  other than any custodial  agreement,  may be amended by the parties  thereto, without the consent of the related  noteholders or  certificateholders,  for the purpose of adding any provisions to or changing in any manner or eliminating  any of the  provisions of that transfer and servicing  agreement or of modifying in any manner the rights of the related  noteholders or  certificateholders.  However, it is a condition to any such amendment that the indenture trustee and the owner trustee  receive an opinion of counsel  satisfactory  to them that the amendment will not materially and adversely  affect the interest of any related noteholder or certificateholder or the tax characterization of the notes or the certificates.

                                                                    50

         If so provided in the related prospectus supplement,  each of the transfer and servicing agreements,  other than any custodial agreement, may be amended by the parties thereto,  without the consent of the related noteholders or certificateholders,  to substitute credit enhancement for any class of notes, provided:

        o        the  applicable  rating  agencies  confirm in writing that such  amendment will not result in a reduction or withdrawal of the rating of that class of notes or any class of notes of the related series; and

        o        an opinion of counsel  satisfactory to the related  indenture  trustee and the related owner trustee is provided to the effect that such change will not adversely affect the tax characterization of the notes or the certificates.

         In  addition,  each of the  transfer and  servicing  agreements,  other than any  custodial  agreement,  may be amended by the parties thereto with the consent of the holders of notes  evidencing at least a majority in the then  outstanding  principal  amount of those notes and the holders of  certificates  evidencing  at least a majority  of the  related  certificate  balance for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions of those  agreements or of modifying in any manner the rights of noteholders or certificateholders of the related series; provided, however, that no amendment may:

        o        increase or reduce in any manner the amount of, or accelerate or delay the timing of,  collections  of payments on receivables
                 or  payments  or  distributions   that  are  required  to  be  made  for  the  benefit  of  the  noteholders  or  the certificateholders; or

        o        reduce the  aforesaid  percentage  of the notes and  certificates  of that  series  which are  required to consent to any such amendment,  without the consent of the holders of all the outstanding  notes or certificates,  as the case may be, of that series.

A custodial  agreement may be amended by the parties  thereto,  provided the  applicable  rating  agencies  confirm in writing that the amendment will not result in a reduction or withdrawal of the rating of any related class of notes.

Payment of Notes

         Upon the  payment in full of all  outstanding  notes of a given  series and the  satisfaction  and  discharge  of the  related indenture,  the related owner trustee will succeed to all the rights of the related indenture trustee,  and the  certificateholders  of that series will  succeed to all the rights of the  noteholders  of that  series,  in each case under the  related  sale and  servicing agreement, except as otherwise provided therein.

Termination

         With respect to each issuing  entity,  the  obligations  of the  servicer,  the  depositor,  the related owner trustee and the related indenture trustee pursuant to the related transfer and servicing agreements will terminate upon:

        o        the  maturity  or other  liquidation  of the last  related  receivables  and the  disposition  of any  amounts  received  upon liquidation of any receivables owned by that issuing entity; and

        o        the payment to noteholders and  certificateholders  of the related series of all amounts  required to be paid to them pursuant to the related transfer and servicing agreements.

         With  respect to each  issuing  entity,  if so provided  in the  related  prospectus  supplement  and subject to such  further conditions as may be specified  therein,  in order to avoid excessive  administrative  expense,  on any distribution date following the last day of the  collection  period in which the "Note  Value" (as that term is defined in the related  prospectus  supplement)  of the receivables  held by that issuing entity is 10% or less of the "Initial Note Value" (as that term is defined in the related  prospectus supplement),  the servicer shall have the option to purchase all remaining related  receivables as of that last day at a purchase price that is at least equal to the  outstanding  principal  balance of the notes plus  accrued and unpaid  interest  thereon  plus any other amounts as may be described in the related prospectus supplement.

                                                                    51

         As more fully described in the related  prospectus  supplement,  any  outstanding  notes of the related series will be prepaid concurrently  upon either of the events  specified  above and the  subsequent  distribution  to the related  certificateholders  of all amounts  required to be  distributed  to them pursuant to the related  issuing  entity  agreement  will effect early  retirement of the certificates of that series.

Administration Agreement

         Cat  Financial,  in its  capacity  as  administrator,  will  enter  into  an  administration  agreement  (the  "administration agreement") with each issuing entity and the related indenture  trustee pursuant to which the  administrator  will agree, to the extent provided in that administration  agreement,  to provide administrative  services to the related issuing entity. As compensation for the performance of the  administrator's  obligations  under the  administration  agreement and as  reimbursement  for its expenses  related thereto,  the administrator  will be entitled to a monthly  administration  fee in an amount to be set forth in the related  prospectus supplement.

                                               CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest In Equipment

         The documents  contained in the receivables files will constitute  personal  property security  agreements and will include or constitute grants of security  interests in the related financed equipment and certain other  cross-collateralized  equipment under the applicable  Uniform  Commercial Code.  Perfection of security interests in the equipment is generally governed by the laws of the state in which the obligor is deemed located.  The Uniform Commercial Code generally governs the perfection of those security interests.

         All of the  installment  sale contracts and finance leases  originated or acquired by Cat Financial will name Cat Financial as obligee or assignee and Cat  Financial  will  represent and warrant that it has a  first-priority  perfected  security  interest in the related  financed  equipment.  Pursuant  to the  transfer  and  servicing  agreements,  Cat  Financial  will agree to take all  actions necessary  under the laws of the state in which the  obligor is deemed  located to  perfect  the  security  interests  in the  financed equipment in its name,  including  the filing of UCC financing  statements  in the  appropriate  offices.  Obligors  will  generally be notified of the sale of  receivables  from the  Caterpillar  dealers to Cat  Financial.  However,  because the  servicer  continues  to service the  installment  sale  contracts and finance  leases,  the obligors will not be notified of the sale from Cat Financial to the depositor and, in the ordinary  course,  no action will be taken to file  assignments to the depositor of the UCC financing  statements with respect to the financed  equipment.  See "Risk  Factors-The  notes may suffer losses if other liens have priority over the lien of the indenture" in this prospectus.

         Pursuant to each purchase  agreement,  Cat Financial will sell and assign its security interests in the financed equipment and certain  other  cross-collateralized  equipment  securing  receivables  to the  depositor  and,  pursuant  to each  sale and  servicing agreement,  the depositor will assign its security interests in the financed equipment and that  cross-collateralized  equipment to the related  issuing  entity.  However,  because of the  administrative  burden and  expense,  none of the  depositor,  the  servicer,  Cat
Financial or the related owner trustee will file any  assignments to identify the related  issuing  entity or the indenture  trustee as the new secured  party on the  financing  statement  relating to the financed  equipment or that  cross-collateralized  equipment.  See
"Risk Factors-The notes may suffer losses if other liens have priority over the lien of the indenture", each in this prospectus.

         Under each sale and servicing  agreement,  the servicer will be obligated to take  appropriate  steps, at its own expense,  to maintain  perfection of security  interests in each item of financed equipment and is obligated to repurchase the related receivable if it fails to do so.

         Under the laws of most states,  liens for repairs  performed  on the  equipment  and liens for unpaid taxes may take  priority over even a perfected  security  interest in those goods.  The depositor  will  represent  that, as of the related  closing date,  each security  interest in financed  equipment is prior to all other present liens upon and security  interests in that financed  equipment.
However,  liens for repairs or taxes unpaid by an obligor on a receivable  could arise at any time during the term of that  receivable.
None of Cat  Financial,  the depositor or the servicer will have any  obligation to repurchase a receivable if any such lien results in

                                                                    52

an issuing entity losing the priority of its security  interest in the related  financed  equipment  after the related closing date. No notice will be given to the related owner trustee,  indenture  trustee,  noteholders or  certificateholders  of any series in the event such a lien arises.

Repossession

         In the event of default by the  obligor,  the holder of the retail  installment  sale  contract  or finance  lease has all the remedies of a secured  party  under the  Uniform  Commercial  Code,  except  where  specifically  limited by other laws.  Among the UCC remedies,  the secured party has the right to perform  self-help  repossession  unless that act would constitute a breach of the peace.
Self-help  is the method  employed by the  servicer in most cases and is  accomplished  simply by retaking  possession  of the financed equipment.  In the event of default by the  obligor,  some  jurisdictions  require  that the  obligor be notified of the default and be given a time  period  within  which he may cure the default  prior to  repossession.  In cases  where the  obligor  objects or raises a defense to repossession,  or if otherwise  required by applicable state law, a court order must be obtained from the appropriate  state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The Uniform  Commercial  Code and other state laws generally  require the secured party to provide the obligor with reasonable notice of the date,  time and place of any public  sale and/or the date after which any  private  sale of the  collateral  may be held.
The obligor  generally has the right to redeem the  collateral  prior to actual sale by paying the secured  party the unpaid  principal balance of the  obligation  plus  reasonable  expenses for  repossessing,  holding and preparing the  collateral  for  disposition  and arranging for its sale, plus, in some  jurisdictions,  reasonable  attorneys' fees. In some states, the obligor may cure the default or reinstate the retail installment sale contract or finance lease by payment of delinquent installments or the unpaid balance.

Excess Proceeds

         Occasionally,  after resale of the  equipment and payment of all expenses and all  indebtedness,  there is a surplus of funds.
In that case, the Uniform  Commercial  Code requires the lender to remit the surplus to any holder of a junior lien with respect to the equipment.  If no such lienholder  exists or there are remaining  funds,  the Uniform  Commercial Code requires the lender to remit the surplus to the obligor.

         Courts have applied general equitable  principles to secured parties pursuing  repossession or litigation involving deficiency balances.  These  equitable  principles  may have the effect of relieving an obligor  from some or all of the legal  consequences  of a default.

         In several cases,  consumers have asserted that the self-help  remedies of secured  parties under the Uniform  Commercial Code and related laws violate the due process  protections  provided  under the 14th  Amendment to the  Constitution  of the United  States.
Courts have generally  upheld the notice  provisions of the Uniform  Commercial  Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         Cat Financial will warrant under each purchase  agreement that each  receivable  complies with all  requirements of applicable law in all  material  respects  as of the closing  date.  Accordingly,  if an obligor on a  receivable  has a claim  against an issuing entity that a receivable  violates any law as of the closing date and that claim materially and adversely  affects the issuing entity's interest in the related  receivable,  the violation  would  constitute a breach of the  warranties  of Cat Financial  under the related purchase  agreement  and would create an obligation of Cat Financial to  repurchase  that  receivable  unless the breach is cured.  See
"Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.

Leases

         Many states have adopted a version of Article 2A of the Uniform  Commercial Code relating to leases.  See "Risk  Factors-Funds available for payment on the notes may be reduced if the terms of the finance  leases are  interpreted  under Article 2A of the Uniform

                                                                    53

Commercial  Code in a way that  limits the  enforceability  of the lease  terms  against  the  lessees or  provides  the  lessees  with additional remedies if they are in default on their obligations under those leases" in this prospectus.

         Article 2A  recognizes  typical  commercial  lease "hell or high  water"  rental  payment  clauses  and  validates  reasonable liquidated  damages  provisions in the event of lessor or lessee  defaults.  Moreover,  Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a degree of latitude to vary provisions of the law.

Other

         In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory provisions,  including federal bankruptcy  laws and related state laws, may interfere  with or affect the ability of a lender to realize upon  collateral or enforce a deficiency  judgment.  For example,  in a case under the federal  bankruptcy  law, a court may prevent a lender from  repossessing  the equipment,  and,  as part of the  reorganization  plan,  reduce  the amount of the  secured  indebtedness  to the  market  value of the equipment at the time of  bankruptcy  (as  determined  by the court),  leaving the party  providing  financing  as a general  unsecured creditor  for the  remainder  of the  indebtedness.  A  bankruptcy  court may also reduce the monthly  payments due under a contract or change  the rate of  interest  and time of  repayment  of the  indebtedness.  For a  discussion  of other  legal  aspects  relating  to receivables of an issuing entity, see "Certain Legal Aspects of the Receivables" in the related prospectus supplement.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         The following  summary  describes the material United States federal income tax  consequences of an investment in the notes as of the date of this  prospectus.  Orrick,  Herrington & Sutcliffe llp ("special tax counsel") is of the opinion that this discussion of federal income tax  consequences is accurate in all material  respects.  As more fully  discussed  below and in the related  prospectus supplement,  special tax counsel also is of the opinion that the notes will be classified as debt for United States  federal income tax purposes and that the issuing entity will not be classified as an association or publicly traded  partnership  taxable as a corporation for that  purposes.  Except to the extent  provided  in a related  prospectus  supplement,  special  tax  counsel  will render no other opinions to an issuing  entity  with  respect to the notes or the  issuing  entity.  This  discussion  is  intended  as an  explanatory discussion  of the  possible  effects of the  classification  of the notes to  investors  generally  and related tax matters  affecting investors  generally,  but does not  purport to  furnish  information  in the level of detail or with the  attention  to an  investor's specific tax  circumstances  that would be provided by an  investor's  tax advisor.  Further,  an opinion of special tax counsel is not binding on the Internal  Revenue Service ("IRS") or the courts,  and no ruling on any of the issues discussed below will be sought from the IRS.  Moreover,  there are no authorities on similar  transactions  involving both debt and equity interests issued by a trust with terms  similar to those of the notes  described in this  prospectus  and in the related  prospectus  supplement.  Accordingly,  persons considering  the  purchase  of notes  should  consult  their own tax  advisors  with  regard to the United  States  federal  income tax consequences  of an investment in the notes and the  application  of United States  federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

         This summary is based on the Internal  Revenue  Code of 1986,  as amended (the  "Code"),  and existing  final,  temporary  and proposed  Treasury  Regulations,  Revenue  Rulings and judicial  decisions,  all of which are subject to  prospective  and  retroactive changes.  The  summary  deals  only with  notes held as capital  assets  within  the  meaning of Section  1221 of the Code and does not address  all of the tax  consequences  relevant  to a  particular  noteholder  in light of that  noteholder's  circumstances,  and some noteholders (such as financial institutions,  tax-exempt organizations,  insurance companies,  securities dealers, mutual funds, REITs,
RICs, S  corporations,  estates and trusts,  electing  large  partnerships,  or investors  holding notes as part of a hedge,  straddle, integrated or conversion  transaction  or whose  "functional  currency" is not the United States  dollar) may be subject to special tax rules and limitations not discussed  below.  Except as otherwise  indicated,  this summary is addressed only to original  purchasers of the notes who are "United States Persons" (as defined in Code Section 7701(a)(30)).

         For purposes of the following summary,  references to the issuing entity,  the notes and related terms,  parties and documents shall be deemed to refer,  unless  otherwise  specified in this  prospectus,  to each issuing  entity and the notes and related  terms, parties and documents applicable to that issuing entity.

                                                                    54

Tax Characterization of the Issuing Entity

         Special tax counsel is of the opinion that the issuing  entity will not be classified as an  association  (or publicly  traded partnership)  taxable as a corporation  for United States  federal income tax purposes.  This opinion is based on the  assumption  that the terms of the trust  agreement  and related  documents  will be complied  with.  The related  prospectus  supplement  will set forth certain additional relevant material federal income tax consequences to noteholders.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as  Indebtedness.  The depositor and the issuing entity will agree,  and the noteholders  will agree by their purchase of notes,  to treat the notes as debt for United States federal income tax purposes.  Further,  to the extent  specified in the related  prospectus  supplement,  special tax counsel is of the  opinion  that the notes will be  classified  as debt for United
States federal income tax purposes.  The discussion below assumes that the characterization of the notes as debt is correct.

         OID, etc. The  discussion  below assumes that all payments on the notes are  denominated  in U.S.  dollars,  and the notes are not strip notes.  Moreover,  the  discussion  assumes that the interest  formula for the notes meets the  requirements  for  "qualified stated interest" under Treasury  Regulations (the "OID Regulations")  relating to original issue discount ("OID"),  and that any OID on the notes (i.e.,  any excess of the  principal  amount of the notes over their issue price) does not exceed a de minimis  amount (i.e.,
¼% of their principal amount multiplied by their weighted average life,  calculated using the prepayment assumption used in pricing the notes and  weighting  each  payment by reference to the number of complete  years from the issue date to the day of that  payment,  all within the meaning of the OID  Regulations).  If these  conditions are not satisfied with respect to any given series of notes,  and as a result the notes are treated as issued with OID,  additional tax considerations  with respect to those notes will be disclosed in the related prospectus supplement.

         Interest Income on the Notes.  Based on the above  assumptions,  except as discussed  below,  the notes will not be considered to have been  issued with OID.  Accordingly,  the stated  interest  on a note  generally  will be taxable to a  Noteholder  as ordinary interest  income at the time it accrues or is received  in  accordance  with the  Noteholder's  regular  method of  accounting  for tax purposes.  A purchaser  who buys a note for more or less than its  principal  amount will  generally be subject,  respectively,  to the premium amortization or market discount rules of the Code.

         Sale of the Notes.  Upon the sale of a note,  the  noteholder  will  recognize  taxable gain or loss in an amount equal to the difference  between the amount  realized on the sale  (other  than  amounts  attributable  to accrued  interest)  and the  noteholder's adjusted tax basis in the note.  The  noteholder's  adjusted tax basis in the note will equal the cost of the note to that  noteholder, increased by any market  discount  previously  included in income by that  noteholder  with respect to the note,  and  decreased by the amount of any bond premium  previously  amortized and any principal  payments  previously  received by that  noteholder with respect to that  note.  Any such gain or loss will be  capital  gain or loss,  except to the  extent of accrued  market  discount  not  previously included in income or, in the case of a prepayment or redemption, any OID not yet accrued.

         Foreign  Holders.  Under United States federal  income tax law now in effect,  payments of interest by the issuing entity to a noteholder who, as to the United States,  is a nonresident  alien individual or a foreign  corporation (a "foreign  person")  generally will be considered  "portfolio  interest," and generally will not be subject to United States federal income tax and  withholding  tax, provided the interest is not  effectively  connected  with the conduct of a trade or business  within the United  States by the foreign person and the foreign person:

        o        is not  actually or  constructively  a "10 percent  shareholder"  of the  depositor or the issuing  entity,  is not for United
                 States federal  income tax purposes a "controlled  foreign  corporation"  with respect to which the issuing entity or the depositor is a "related  person" within the meaning of the Code, or is not a bank extending  credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

                                                                    55

        o        provides  the person who is otherwise  required to withhold  United  States tax with respect to the notes with an  appropriate statement  (on IRS Form  W-8BEN or a  substitute  form),  signed  under  penalties  of perjury,  certifying  that the beneficial owner of the note is a foreign person and providing the foreign  person's name,  address and certain other information.

If a note is held through a securities  clearing  organization or certain other financial  institutions  (as is expected to be the case unless  Definitive  Notes are issued),  the  organization or institution  may provide the relevant signed  statement to the withholding agent;  in that case,  however,  the signed  statement  must be  accompanied  by an IRS Form W-8BEN or substitute  form provided by the foreign  person  that  owns the  Note.  Special  rules  apply  to  partnerships,  estates  and  trusts,  and in  certain  circumstances certifications  as to foreign status and other matters may be required to be provided by partners and  beneficiaries  thereof.  If that interest is not portfolio  interest,  then it will be subject to United States  federal  income and  withholding  tax at a rate of 30%, unless  reduced or eliminated  pursuant to an applicable  tax treaty or that interest is  effectively  connected  with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

         Any capital gain  realized on the sale,  redemption,  retirement or other taxable  disposition  of a note by a foreign  person will be exempt from United States federal income tax and withholding tax, provided that:

        o        such gain is not  effectively  connected  with the conduct of a trade or business in the United States by the foreign  person;
                 and

        o        in the case of an individual  foreign  person,  the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest,  gain or income on a note held by a foreign  person is  effectively  connected with the conduct of a trade or business  in the United  States by the  foreign  person,  the holder  generally  will be subject to United  States  federal  tax on the interest, gain or income at regular federal income tax rates.

         The U.S.  Treasury  Department  has issued final Treasury  regulations  which revise various  procedural  matters  relating to withholding  taxes.  Noteholders  should consult their tax advisors  regarding the  procedures  whereby they may establish an exemption from withholding.

         Backup  Withholding.  Payments of  principal  and  interest,  as well as payments of  proceeds  from the sale,  retirement  or disposition  of a Note,  may be subject to "backup  withholding"  tax under  Section 3406 of the Code if a recipient of those  payments fails to furnish  to the payor  certain  identifying  information.  Any  amounts  deducted  and  withheld  would be allowed as a credit against that  recipient's  United States  federal income tax,  provided  appropriate  proof is provided under rules  established by the
IRS.  Furthermore,  certain  penalties may be imposed by the IRS on a recipient of payments that is required to supply  information but that does not do so in the  proper  manner.  Backup  withholding  will not apply  with  respect  to  payments  made to  certain  exempt recipients,  such as  corporations  and  financial  institutions.  Noteholders  should  consult  their  tax  advisors  regarding  their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

         Possible  Alternative  Treatments  of the Notes.  If,  contrary to the opinion of special tax  counsel,  the IRS  successfully asserted that one or more classes of the notes did not represent debt for United States  federal  income tax purposes,  the notes would likely be treated as an equity interest in a publicly traded  partnership  that would not be taxable as a corporation  because it would meet certain  qualifying  income  tests.  In that event,  a noteholder  treated as a partner would be required to take into account its respective  distributive  share of the partnership's  income,  gain, loss,  deductions and credits without regard to whether there were actual  distributions  on that income.  As a result,  the amount,  timing,  character and source of items of income and deductions of a noteholder could differ if its notes were held to constitute  partnership  interests rather than debt. Further,  treatment of the notes as equity  interests  in such a publicly  traded  partnership  could have adverse tax  consequences  to certain  holders.  For example, income to foreign  persons  generally  would be  subject to United  States  tax and  United  States tax return  filing and  withholding requirements,  tax-exempt  investors might be subject to the unrelated  business income tax provisions of the Code,  individual holders might be subject to certain  limitations  on their ability to deduct their share of trust  expenses,  and certain states and localities

                                                                    56

might assert that the partnership  was doing business  therein and subject  noteholders  treated as partners to taxation as a result of holding the notes.  Prospective  noteholders  should consult their own tax advisors  concerning the various adverse  consequences  that could be applicable to them in their particular circumstances were an investment in a note properly treated as partnership equity.

Federal Tax Opinion

         Upon the issuance of each series of notes,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the  depositor,  will provide its opinion generally to the effect that,  assuming (i) compliance with all provisions of the related transaction  documents,  (ii) certain representations  set forth in the  related  transaction  documents  are true,  (iii)  there is  continued  compliance  with  applicable provisions of the Code, as it may be amended from time to time, and applicable  Treasury  regulations  issued  thereunder,  for federal income tax purposes,  (i) the notes will or should,  as applicable,  be classified as debt and (ii) the related issuing entity will not be an association taxable as a corporation or publicly traded partnership treated as a corporation.

         In addition,  with respect to any series of notes,  Orrick,  Herrington & Sutcliffe LLP is of the opinion that the  statements made in this prospectus  under the heading  "Federal  Income Tax  Consequences,"  as  supplemented by the discussion  under the heading
"Federal Income Tax Consequences",  if any, in the related prospectus  supplement and the statements made under the heading "Summary of
Terms of the Notes- Tax Status"  (except for the  information  relating to the opinion of Waller Lansden Dortch & Davis,  LLP,  special
Tennessee tax counsel,  contained  therein) in the related prospectus  supplement,  with respect to that series of notes, to the extent that they constitute  statements of law or legal conclusions with respect thereto,  are correct in all material respects as of the date of such prospectus supplement.

         Orrick,  Herrington & Sutcliffe  LLP has not been asked to opine on any other  federal  income tax matter,  and the balance of this  summary  does not  purport  to set forth any  opinion of counsel  concerning  any other  particular  federal  income tax  matter.
Additionally,  Orrick,  Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax  consequences  of the purchase,  ownership and  disposition  of a beneficial  interest in the notes.  See "Certain State Tax
Considerations" in this prospectus.

                                                   CERTAIN STATE TAX CONSIDERATIONS

         The  following  is a  discussion  of certain  Tennessee  state tax  considerations.  To the extent  specified  in the  related prospectus  supplement,  Waller Lansden Dortch & Davis, LLP of Nashville,  Tennessee will act as special  Tennessee tax counsel for the issuing  entity  regarding the state tax matters  discussed  below.  In connection  with each issuing  entity,  Waller Lansden Dortch &
Davis,  LLP will render the opinions  contained in this  discussion.  The opinions of Waller Lansden  Dortch & Davis,  LLP expressed in this  discussion  are  subject to the  qualifications,  assumptions  and  limitations  in their  opinion  included as an exhibit to the
Registration  Statement of which this  prospectus  forms a part. In rendering  their opinion,  Waller Lansden Dortch & Davis,  LLP will rely upon Revenue  Rulings (the  "Rulings"),  issued by the  Tennessee  Department of Revenue (the  "TDOR").  The Rulings  involved the applicability  of the  Tennessee  income  tax (the  "Hall  Tax") and the  Tennessee  Franchise  and  Excise  Tax (the "F&E Tax") to the
securitization  of finance  leases.  There are no reported cases  involving  Tennessee  taxation with respect to similar  transactions.
The statutes  and  regulations  regarding  Tennessee  taxation  are subject to change  (which  change may be  retroactive)  and further interpretation  by the TDOR and the courts.  No formal  ruling on any of the issues  discussed  below will be sought from the TDOR with respect to any issuing  entity.  There can be no  assurances  that any  opinion  expressed  herein or in the opinion of Waller  Lansden
Dortch & Davis,  LLP included as an exhibit to the  Registration  Statement of which this prospectus  forms a part, will be accepted by the TDOR or, if challenged, by a court.

         For purposes of the following summary,  references to the issuing entity,  the notes and related terms,  parties and documents shall be deemed to refer,  unless  otherwise  specified in this  prospectus,  to each issuing  entity and the notes and related  terms, parties and documents applicable to that issuing entity.

         Tennessee  Tax Law  Generally.  The State of  Tennessee  has two general  tax laws which may affect the issuing  entity or the notes. The first of these is the Hall Tax, which generally  imposes a tax of six percent (6%) upon  individuals,  partnerships,  trusts and estates that are residents of or domiciled in Tennessee on:

                                                                    57

        o        income they receive by way of "dividends" from "stock"; and

        o        "interest" on "bonds."

The second is the F&E Tax, which imposes an Excise Tax of six and one-half  percent  (6.5%) on the net income  apportioned to Tennessee of a taxpayer  "doing  business" in Tennessee and a Franchise Tax of  one-quarter of 1% on each $100 of the  apportioned  Franchise Tax base (the  greater of adjusted net worth or tangible  property)  of a taxpayer  "doing  business"  in  Tennessee.  The F&E Tax does not apply to estates or to individuals unless the individual is conducting business as a single member limited liability company.

         Applicability  to Notes.  In the opinion of Waller  Lansden  Dortch & Davis,  LLP, the notes of each series will be treated as
"bonds"  and the  interest  paid by that  issuing  entity to those  noteholders  will be  taxable  under the Hall  Tax.  Tennessee  law traditionally  has treated  liquidation  distributions  as exempt from the Hall Tax  although  that  treatment  is reported to be under review by the TDOR.  Noteholders who are not residents of Tennessee are not subject to the Hall Tax.

         With respect to noteholders that are corporations  subject to Tennessee  taxation,  the tax  characterization of the notes and the distributions thereon will be the same as for federal income tax purposes.

         Applicability  to an issuing  entity.  Each  issuing  entity will be a Delaware  statutory  trust.  If an issuing  entity were
"doing  business" in Tennessee,  the issuing  entity would be subject to the F&E Tax. The issuing entity is not subject to the Hall tax under Tenn.  Code Ann. § 67-2-104(t).  In the opinion of Waller Lansden  Dortch & Davis,  LLP, based upon existing legal  precedent and the  assumptions  and  qualifications  as set forth  herein and in their  opinion,  the  activities  of Cat  Financial  as servicer and administrator,  respectively,  as an independent  contractor for an issuing entity  pursuant to the  transaction  documents  should not cause an issuing  entity to be deemed to be a "resident  of,"  "domiciled  in" or "doing  business  in"  Tennessee  for  Tennessee  tax purposes so as to subject it to Tennessee  Franchise and Excise Taxes.  It is important to note that  Tennessee's  Franchise and Excise
Tax statutes extend what constitutes  "doing business in" Tennessee to the broadest possible  constitutional  reach. As a result,  what constitutes  "doing business"  involves a detailed  qualitative and quantitative  analyses of a taxpayer's  activities in Tennessee and will involve a review of each transaction and the documents  related to the transaction by counsel in determining the  applicability of their opinions to a particular  issuing entity.  Even with such review,  the opinions of counsel will be subject to the  qualifications noted in this  discussion  and in their  opinions and it is possible  that future  events,  operations  or other  actions will cause an issuing  entity to be deemed a "resident  of,"  "domiciled  in" or "doing  business in"  Tennessee  and thus  subject to the  Tennessee
Franchise and Excise Taxes.

         If an issuing  entity  were  subject to either the F&E Tax or the Hall Tax,  those taxes  would  reduce the amounts  otherwise available for distribution to the related  noteholders.  If so specified in the related prospectus  supplement,  the amount of tax (and the resulting  reduction in amounts  available for  distribution)  would be de minimis  because of the minimal  amount of tax base that would be apportioned to Tennessee.

         BECAUSE EACH STATE'S  INCOME TAX LAWS VARY,  IT IS  IMPOSSIBLE  TO PREDICT THE INCOME TAX  CONSEQUENCES  TO THE HOLDERS OF THE
NOTES IN ALL OF THE STATE TAXING  JURISDICTIONS  IN WHICH THOSE  HOLDERS WILL BE SUBJECT TO TAX.  FURTHER,  IT IS IMPOSSIBLE TO PREDICT
THE INCOME TAX  CONSEQUENCES  TO THE ISSUING ENTITY IN ALL TAXING  JURISDICTIONS.  NOTEHOLDERS  ARE ENCOURAGED TO CONSULT THEIR OWN TAX
AND OTHER ADVISORS.

State Tax Opinion

         Upon the issuance of each series of notes,  Waller  Lansden  Dortch & Davis,  LLP of Nashville,  Tennessee will act as special
Tennessee  tax counsel for the issuing  entity  regarding  the state tax matters  discussed  in this  prospectus  and will  provide its opinion  generally  to the  effect  that  (i) its  opinions  appearing  in this  prospectus  under  the  headings  "Certain  State  Tax
Consequences"  and "Summary – Tax Status" and under the heading "Summary of Terms of the Notes – Tax Status" in the related  prospectus

                                                                    58

supplement and (ii) it is of the opinion that the description of legal matters under the heading  "Certain State Tax  Consequences"  in this prospectus is accurate in all material respects.

                                                         ERISA CONSIDERATIONS

         The  Employee  Retirement  Income  Security Act of 1974,  as amended  ("ERISA"),  and Section 4975 of the Code impose  certain requirements  on employee  benefit  plans and certain  other plans and  arrangements,  including  individual  retirement  accounts  and annuities,  Keogh plans and certain  collective  investment  funds or  insurance  company  general or separate  accounts in which those plans, accounts or arrangements are invested,  that are subject to the fiduciary  responsibility and prohibited  transaction provisions of ERISA  and/or  Section 4975 of the Code  (collectively,  "Plans"),  and on persons who are  fiduciaries  with  respect to Plans,  in connection  with the  investment  of "plan  assets" of any Plan for purposes of applying  Title I of ERISA and Section 4975 of the Code
("Plan Assets").  ERISA generally  imposes on Plan fiduciaries  certain general fiduciary  requirements,  including those of investment prudence and  diversification  and the requirement  that a Plan's  investments be made in accordance  with the documents  governing the
Plan.  Generally,  any person who has discretionary  authority or control  respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to those Plan Assets.

         ERISA and Section  4975 of the Code  prohibit a broad range of  transactions  involving  Plan Assets and persons  ("parties in interest"  under ERISA and  "disqualified  persons" under the Code,  collectively,  "Parties in Interest")  who have certain  specified relationships  to a Plan or its Plan Assets,  unless a statutory or  administrative  exemption is  available.  Parties in Interest that participate  in a prohibited  transaction  may be subject to a penalty  imposed  under ERISA  and/or an excise tax imposed  pursuant to
Section 4975 of the Code,  unless a statutory or administrative  exemption is available.  These prohibited  transactions  generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         Any  fiduciary or other Plan investor  considering  whether to purchase any notes on behalf of or with Plan Assets of any Plan should  consult  with its counsel and refer to the related  prospectus  supplement  for  guidance  regarding  the ERISA  considerations applicable to the notes offered thereby.

         Certain  employee  benefit  plans,  such as  "governmental  plans" (as defined in Section 3(32) of ERISA) and certain  "church plans" (as defined in Section 3(33) of ERISA),  are not subject to the requirements of ERISA or Section 4975 of the Code.  Accordingly,
except as provided  in the  related  prospectus  supplement,  assets of those plans may be invested in the notes of any series  without regard to the ERISA  considerations  described in this  prospectus,  subject to the  provisions of other  applicable  federal and state law.  However,  any such plan that is qualified and exempt from  taxation  under  Sections  401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                                         PLAN OF DISTRIBUTION

         The notes of each series may be sold to or through  underwriters  by a  negotiated  firm  commitment  underwriting  and public reoffering by the underwriters or such other underwriting  arrangement as may be specified in the related prospectus  supplement or may be placed either  directly or through  agents.  The depositor  intends that the notes will be offered through various methods from time to time and that offerings may be made  concurrently  through more than one of those methods or that an offering of a particular series of notes may be made through a combination of those methods.

         Each prospectus supplement will either:

        o        set forth the price at which each  class of notes  being  offered  thereby  will be offered to the public and any  concessions that may be offered to certain dealers participating in the offering of those notes; or

        o        specify  that the related  notes are to be resold by the  underwriters  in  negotiated  transactions  at varying  prices to be determined at the time of sale.

                                                                    59

After the initial public offering of any such notes those public offering prices and concessions may be changed.

         Each  underwriting  agreement  (as defined in the related  prospectus  supplement)  will  provide that the  depositor  and Cat
Financial will indemnify the related  underwriters  against certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each issuing entity may, from time to time, invest the funds in its trust accounts in eligible  investments  acquired from the underwriters.

         Pursuant to each of the  underwriting  agreements  with  respect to a given  series of notes,  the closing of the sale of each class of notes will be  contingent  on the closing of the sale of all other  classes.  The place and time of delivery  for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                                                RATINGS

         Each class of notes of a series offered pursuant to this prospectus and a related  prospectus  supplement will be rated at its initial issuance in one of the four highest rating categories by at least one nationally  recognized  statistical  rating  organization
(each, a "rating agency").

         A security  rating is not a  recommendation  to buy,  sell or hold notes and may be subject to revision or  withdrawal  at any time by the assigning  rating  agency.  No person is obligated to maintain the rating on any note,  and,  accordingly,  there can be no assurance  that the ratings  assigned to a note upon initial  issuance  will not be lowered or withdrawn by a rating agency at any time thereafter.  In general,  ratings  address  credit risk and do not  represent  any  assessment  of the  likelihood of rate of principal prepayments.

         The fees paid by the  depositor to the rating  agencies at the closing of the  issuance of each series of notes  include a fee for  ongoing  surveillance  by the  rating  agencies  for so long as any notes of such  series  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes of any series.

                                                            LEGAL OPINIONS

         Certain legal  matters  relating to the notes will be passed upon for each issuing  entity,  the depositor and the servicer by
Orrick,  Herrington & Sutcliffe  llp, San  Francisco,  California  and, with respect to Tennessee tax matters,  Waller Lansden Dortch &
Davis, LLP, Nashville, Tennessee.

                                                         AVAILABLE INFORMATION

         Each issuing  entity will file with the Securities and Exchange  Commission  those periodic  reports as are required under the
Securities Exchange Act of 1934, as amended,  and the rules and regulations of the Securities and Exchange Commission  thereunder or as are otherwise  agreed to by the Securities and Exchange  Commission.  Copies of those periodic  reports may be obtained from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C.  20549, at prescribed rates.

         The depositor,  as originator of each issuing  entity,  has filed with the  Securities and Exchange  Commission a Registration
Statement  under the Securities Act of 1933, as amended,  with respect to the notes offered  pursuant to this  prospectus.  For further information,  reference is made to the  Registration  Statement which may be inspected and copied,  at prescribed  rates, at the public reference facility  maintained by the Securities and Exchange Commission at 100 F Street,  N.E.,  Washington,  D.C. 20549.  Information
about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange  Commission at  1-800-SEC-0330.
In addition,  the  Securities  and Exchange  Commission  maintains a public  access site on the Internet  through the World Wide Web at

                                                                    60

which site reports,  information statements and other information,  including all electronic filings,  regarding the depositor and each issuing entity may be viewed.  The Internet address of that World Wide Web site is http://www.sec.gov.

                                            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents  filed with the  Securities  and Exchange  Commission  by the  depositor,  as originator of any issuing  entity, pursuant to  Section 13(a),  13(c),  14 or 15(d) of the Securities  Exchange Act of 1934 after the date of this prospectus and prior to the  termination  of any  offering  of the notes  made by this  prospectus  shall be deemed to be  incorporated  by  reference  in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

         The  servicer  on  behalf of any  issuing  entity  will  provide  without  charge to each  person to whom this  prospectus  is delivered,  on the written or oral request of that person,  a copy of any or all of the  documents  referred to above that have been or may be incorporated by reference in this  prospectus,  other than exhibits to those  documents  unless those exhibits are  specifically requested.  Written or oral  requests  for those  documents  should be directed to the  servicer  at:  Caterpillar  Financial  Services
Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Treasurer (Telephone: (615) 341-1000).

                                                                    61

                                                            INDEX OF TERMS

         Set forth below is a list of the defined terms used in this  prospectus and the pages on which the  definitions of those terms may be found.

additional servicing compensation, 42
administration agreement, 52
APR, 17
Base Rate, 33
Book-Entry Notes, 34
Calculation Agent, 34
Caterpillar Inc., 25
CBC, 18
certificate distribution account, 39
Clearstream, 34
closing date, 38
Code, 54
collection account, 39
custodial agreement, 37
custodian, 39
Dealer Agreements, 16
default letters, 22
Definitive Notes, 34
depositaries, 34
depository, 27
discount factor, 38
distribution date, 28
Eligible deposit account, 40
Eligible institution, 40
Eligible investments, 39
ERISA, 59
Euroclear, 34
event of default, 29
F&E Tax, 57
Fixed Rate Notes, 33
Floating Rate Notes, 33
foreign person, 55
Hall Tax, 57
Implicit Interest Rate, 20
indenture, 27
indenture trustee, 27
Initial Note Value, 51
investment earnings, 39
IRS, 54
issuing entity, 15
Lease Scheduled Payments, 20
Note Value, 51
OID, 55
OID Regulations, 55
Parties in Interest, 59
Plan Assets, 59
Plans, 59
Pool Balance, 41
Principal Balance, 38
principal distribution account, 39
purchase agreement, 37
Purchase Amount, 38
rating agency, 60
receivables, 17
Record Date, 34
related documents, 32
required rate, 44
Required Yield Supplement Amount, 45
reserve account, 44
Rulings, 57
sale and servicing agreement, 37
Servicer Default, 49
Servicing Fee, 41
Servicing Fee Rate, 41
special tax counsel, 54
Specified Reserve Account Balance, 44
Spread, 33
Spread Multiplier, 33
Static Pool Data, 23
TDOR, 57
Terms and Conditions, 36
Total Distribution Amount, 41
transfer and servicing agreements, 37
trust, 15
trust accounts, 39
trust agreement, 37
trust property, 16
U.S. Finance Lease Portfolio, 22
U.S. ISC Portfolio, 22
U.S. Portfolio, 22
UCC, 35
United States Persons, 54
yield supplement account, 44
yield supplement agreement, 45
yield supplement deposit, 45

                                                                    62

=======================================================================================================================================

                                                             $962,790,000
                                                             (Approximate)

                                               CATERPILLAR FINANCIAL ASSET TRUST 2006-A

                                                             $246,800,000
                                                          Class A-1%
                                                          Asset Backed Notes

                                                             $250,000,000
                                                          Class A-2%
                                                          Asset Backed Notes

                                                             $303,000,000
                                                          Class A-3%
                                                          Asset Backed Notes

                                                             $136,380,000
                                                          Class A-4%
                                                          Asset Backed Notes

                                                              $26,610,000
                                                          Class B           %
                                                          Asset Backed Notes
                                                            _______________

                                                         PROSPECTUS SUPPLEMENT
                                                            _______________

                                                          Merrill Lynch & Co.
                                                         ABN AMRO Incorporated
                                                    Banc of America Securities LLC
                                                           Barclays Capital
                                                               Citigroup
                                                               JPMorgan

No dealer,  salesperson  or other  person is  authorized  to give any  information  or to  represent  anything  not  contained  in this prospectus  supplement or the accompanying  prospectus.  You must not rely on any  unauthorized  information or  representations.  This prospectus is an offer to sell only the notes offered hereby, but only under  circumstances and in jurisdictions  where it is lawful to do so. The information  contained in this prospectus  supplement or the accompanying  prospectus is current only as of their respective dates.

Dealers will be required to deliver a prospectus  supplement and  prospectus  when acting as  underwriters  of the notes offered hereby and with respect to their unsold  allotments or  subscriptions.  In addition,  for ninety days  following  the date of this  prospectus supplement,  all dealers selling the notes offered hereby,  whether or not participating in this offering, may be required to deliver a prospectus  supplement  and  prospectus.  Such  delivery  obligation  generally may be satisfied  through the filing of the  prospectus supplement and prospectus with the Securities and Exchange Commission.